EXHIBIT 10.27

Execution Version

AMENDMENT NO. 3 TO THE CREDIT AGREEMENT

AMENDMENT NO. 3 to the CREDIT AGREEMENT, dated as of May 27, 2026 (this “Amendment”), by and among SANMINA CORPORATION, a Delaware corporation (the “Company”), the other Loan Parties party hereto, BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as the Additional 2026 Term B-1 Loan Lender (as defined below), and each Amendment No. 3 Consenting Term Lender (as defined in Annex A hereto);
WHEREAS, reference is hereby made to the Credit Agreement, dated as of July 29, 2025 (as amended by that certain Amendment No. 1 to the Credit Agreement, dated as of October 20, 2025, that certain Amendment No. 2 to the Credit Agreement, dated as of October 27, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), among, inter alios, the Company, the other Borrowers from time to time party thereto, the Guarantors from time to time party thereto, the Lenders and L/C Issuers party thereto from time to time and Bank of America, N.A., as the Administrative Agent, Swing Line Lender, a Lender and an L/C Issuer;
WHEREAS, the Company has requested to (a) refinance the Incremental Term B-1 Loans outstanding immediately prior to the Amendment No. 3 Effective Date (as defined below) in full with the proceeds of a new term loan facility, which facility shall consist of term loans in an aggregate principal amount equal to $800,000,000.00 (the “2026 Term B-1 Loans”), having the terms, rights and obligations under the Loan Documents as set forth in the Amended Credit Agreement and Loan Documents and which 2026 Term B-1 Loans shall constitute “Refinancing Term Loans” and “Incremental Term Loans” pursuant to Section 2.16 of the Credit Agreement and (b) make certain other changes to the Credit Agreement as further set forth in the Amended Credit Agreement;
WHEREAS, (a) each Amendment No. 3 Consenting Term Lender has agreed, on the terms and subject to the conditions set forth herein, to consent to the amendments to the Credit Agreement as provided in Section 2 below, and to have all of the outstanding principal amount of its Incremental Term B-1 Loans (or such lesser amount as may be notified to such Amendment No. 3 Consenting Term Lender by the Administrative Agent) converted into a like principal amount of 2026 Term B-1 Loans effective as of the Amendment No. 3 Effective Date and (b) Bank of America, N.A. (in the capacity described in this clause (b), the “Additional 2026 Term B-1 Loan Lender”) has agreed to make a 2026 Term B-1 Loan pursuant to the Additional 2026 Term B-1 Loan Commitment (as defined in Annex A hereto) in a principal amount equal to $800,000,000.00 minus the principal amount of 2026 Term B-1 Loans resulting from Converted Term Loans (as defined in Annex A hereto), the proceeds of which shall be applied to repay in full all outstanding principal amounts of Incremental Term B-1 Loans that are not Converted Term Loans; and
WHEREAS, each of BofA Securities, Inc., BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, DBS Bank Ltd., PNC Capital Markets LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc., BBVA Securities Inc., RBC Capital Markets1, Industrial and Commercial Bank of China Limited, New York Branch, KeyBanc Capital Markets, Inc. and MUFG Bank, Ltd. are acting as

1 RBC Capital Markets is the brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

joint lead arrangers and joint bookrunners for this Amendment (in such capacities, the “Amendment No. 3 Lead Arrangers”).
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Amended Credit Agreement. This Amendment is a “Loan Document” as defined under the Credit Agreement.
Section 2. Amendments to the Credit Agreement. Effective as of the Amendment No. 3 Effective Date, the Loan Parties, the Administrative Agent, the Amendment No. 3 Consenting Term Lenders and the Additional 2026 Term B-1 Loan Lender hereby agree that the Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.
Section 3. Representations Correct. By its execution of this Amendment, each Loan Party hereby represents and warrants, as of the date hereof, that each Loan Party has the corporate power and authority to execute, deliver and perform its respective obligations under this Amendment (and by extension the Amended Credit Agreement) and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Amendment. Each Loan Party has duly executed and delivered this Amendment, and this Amendment (and by extension the Amended Credit Agreement) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law).
Section 4. Effectiveness. This Amendment shall become effective as of the date hereof (the “Amendment No. 3 Effective Date”), subject to the satisfaction (or waiver by the Amendment No. 3 Consenting Term Lenders and the Additional 2026 Term B-1 Loan Lender) of the following conditions:
(a)    counterparts of this Amendment shall have been executed and delivered by the Company, each other Loan Party, the Administrative Agent, the Additional 2026 Term B-1 Loan Lender and each Amendment No. 3 Consenting Term Lender;
(b)    the Administrative Agent shall have received customary secretary’s or assistant secretary’s certificates for each Loan Party (together with applicable attachments), in each case, substantially similar to the secretary’s or assistant secretary’s certificates (amended as necessary to reflect the transactions contemplated hereby) for such Loan Party that was delivered on the Amendment No. 2 Effective Date or otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Additional 2026 Term B-1 Loan Lender;
(c)    the Administrative Agent shall have received from Allen Overy Shearman Sterling US LLP, counsel to the Loan Parties, a customary legal opinion in form and substance reasonably satisfactory to the Administrative Agent;

(d)    no Default or Event of Default has occurred and is continuing or will exist immediately after giving effect to this Amendment and the incurrence of (or conversion to, as applicable) the 2026 Term B-1 Loans;
(e)    each of the representations and warranties made by any Loan Party set forth in Article V of the Amended Credit Agreement shall be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the Amendment No. 3 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty);
(f)    all fees required to be paid by the Company on the Amendment No. 3 Effective Date as separately agreed with the Amendment No. 3 Lead Arrangers and, to the extent invoiced at least three Business Days prior to the Amendment No. 3 Effective Date, all reasonable and documented out-of-pocket expenses required to be reimbursed by the Company to the Amendment No. 3 Lead Arrangers, the Amendment No. 3 Consenting Term Lenders, the Additional 2026 Term B-1 Loan Lender and the Administrative Agent (including the reasonable and documented out-of-pocket fees of Cahill Gordon & Reindel LLP) shall have been paid or substantially simultaneously with the funding of the 2026 Term B-1 Loans shall be paid, in each case to the extent due (which amount may be offset against the proceeds from the 2026 Term B-1 Loans made hereunder);
(g)    the Administrative Agent shall have received, in form and substance reasonably satisfactory to it, the results of customary bring-down UCC, tax and judgment lien searches with respect to the Loan Parties;
(h)    the Administrative Agent shall have received good standing certificates (or equivalent evidence) and bring-down letters or facsimiles, if any, for the Loan Parties from their respective jurisdictions of organization;
(i)    (i) the Administrative Agent shall have received a Notice of Loan Prepayment with respect to all outstanding principal amounts of Incremental Term B-1 Loans that are not Converted Term Loans and (ii) the Company shall have prepaid or shall, substantially concurrently with the incurrence of 2026 Term B-1 Loans, prepay the outstanding principal amounts of Incremental Term B-1 Loans that are not Converted Term Loans in full, together with all accrued and unpaid interest payable on Incremental Term B-1 Loans;
(j)    on the Amendment No. 3 Effective Date, the Administrative Agent shall have received a solvency certificate, certifying, as of the Amendment No. 3 Effective Date, to the solvency of the Company and its Subsidiaries on a consolidated basis after giving effect to the transactions contemplated hereby, from a Responsible Officer of the Company in respect of the Company substantially in the form of Exhibit K to the Credit Agreement;
(k)    the Administrative Agent shall have received a Loan Notice with respect to the 2026 Term B-1 Loans meeting the requirements of Section 2.02(a) of the Credit Agreement;
(l)    on the Amendment No. 3 Effective Date, the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Company certifying as to the satisfaction of the conditions in clauses (d) and (e) of this Section 4; and

(m)    each Amendment No. 3 Lead Arranger, each Amendment No. 3 Consenting Term Lender and the Additional 2026 Term B-1 Loan Lender shall have received, at least three (3) Business Days prior to the Amendment No. 3 Effective Date, all documentation and other information regarding the Company and the Guarantors required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, to the extent requested at least ten
(10) Business Days prior to the Amendment No. 3 Effective Date. To the extent that the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Amendment No. 3 Consenting Term Lender or Additional 2026 Term B-1 Loan Lender that has requested, in a written notice to the Company at least ten (10) days prior to the Amendment No. 3 Effective Date, a Beneficial Ownership Certification shall have received such at least three (3) Business Days prior to the Amendment No. 3 Effective Date.
Section 5. Fees Generally. All fees payable hereunder shall be in all respects fully earned, due and payable on the Amendment No. 3 Effective Date and non-refundable and non-creditable thereafter.
Section 6.    Acknowledgments and Confirmations.
(a)    Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document (and each joinder to such Loan Documents) to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (ii) its guarantee of the Obligations (including, without limitation, the Obligations that may arise pursuant to the 2026 Term B-1 Loans), and (iii) its prior grant of Liens on the Collateral to secure the Obligations (including, without limitation, the Obligations that may arise pursuant to the 2026 Term B-1 Loans) owed or otherwise guaranteed by it pursuant to the Collateral Documents with all such Liens continuing in full force and effect after giving effect to this Amendment.
(b)    Notwithstanding the above, each of the Loan Parties consents to the amendments of the Credit Agreement effected by this Amendment and confirms that (i) its obligations as a Guarantor under the Credit Agreement are not discharged or otherwise affected by those amendments or the other provisions of this Amendment and shall accordingly continue in full force and effect, (ii) its obligations under, and the Liens granted by it in and pursuant to, the Collateral Documents to which it is a party are not discharged or otherwise affected by those amendments or the other provisions of this Amendment and shall accordingly remain in full force and effect and (iii) the Obligations so guaranteed and secured shall, after the Amendment No. 3 Effective Date, extend to the Obligations under the Loan Documents (including under the Amended Credit Agreement).
Section 7. Amendment, Modification and Waiver. After the effectiveness hereof, this Amendment may not be amended, modified or waived except in accordance with Section 10.01 of the Amended Credit Agreement.
Section 8. Liens Unimpaired. After giving effect to this Amendment, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment:
(a)    impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority applicable to such Liens immediately prior to giving effect to this Amendment to secure repayment of all Obligations, whether heretofore or hereafter incurred; or

(b)    requires that any new filings be made under any Loan Document or that any other action be taken under any Loan Document to perfect or to maintain the perfection of such Liens.
Section 9. Certain Tax Matters. The parties hereto agree that, for U.S. federal income tax purposes, all 2026 Term B-1 Loans, whether issued in exchange for Incremental Term B-1 Loans or for cash, shall be treated as a single fungible tranche of indebtedness.
Section 10. Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Amended Credit Agreement and that this Amendment is a Loan Document and an Incremental Facility Amendment. This Amendment and the Amended Credit Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document.
Section 11.    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
JURY TRIAL. Sections 10.14 and 10.16 of the Credit Agreement shall apply to this Amendment, mutatis mutandis.
Section 12. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 13. Counterparts; Electronic Execution. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Section 10.18 of the Credit Agreement shall apply to this Amendment, mutatis mutandis.
Section 14. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 15.    Notices. This Amendment satisfied the requirement that the Company deliver notices to the Administrative Agent pursuant to Section 2.16(a) of the Credit Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SANMINA CORPORATION, a Delaware corporation

By:	/S/ Jonathan Faust
Name: Jonathan Faust
Title: Executive Vice President and Chief Financial Officer

SCI TECHNOLOGY, INC.

By:	/S/ CHRISTOPHER K. SADEGHIAN
Name: Christopher K. Sadeghian
Title: Secretary

ZT GROUP INT'L, INC.

By:	/S/ CHRISTOPHER K. SADEGHIAN
Name: Christopher K. Sadeghian
Title: Corporate Secretary

[Signature Page to Amendment No. 3 to the Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/S/ Christine Trotter
Name: Christine Trotter
Title: Vice President

[Signature Page to Amendment No. 3 to the Credit Agreement]

BANK OF AMERICA, N.A., as the Additional 2026 Term B-1 Loan Lender

By:	/S/ ERRON POWERS
Name: Erron Powers
Title: Managing Director

[Signature Page to Amendment No. 3 to the Credit Agreement]

The undersigned Amendment No. 3 Consenting Term Lender hereby consents to this Amendment and elects as follows (check ONE option):
Cashless Roll Option
    to convert the entire aggregate outstanding principal amount of its Incremental Term B-1 Loans (or such lesser amount as may be notified to such Amendment No. 3 Consenting Term Lender by the Administrative Agent) into a like principal amount of 2026 Term B-1 Loans on the Amendment No. 3 Effective Date.
Cash Settlement Option
    to have the entire aggregate outstanding principal amount of its Incremental Term B-1 Loans prepaid on the Amendment No. 3 Effective Date and purchase (including, at the option of the undersigned Amendment No. 3 Consenting Term Lender, through Affiliates of the undersigned Amendment No. 3 Consenting Term Lender) by assignment the aggregate principal amount of 2026 Term B-1 Loans committed to separately by the undersigned (or such lesser amount as may be notified to such Amendment No. 3 Consenting Term Lender by the Administrative Agent).

=

(Name of Institution including branch if applicable)

By:	Name:
Title:

[If a second signature is necessary:

By:	Name:
Title:]

[Signature Page to Amendment No. 3 to the Credit Agreement]

ANNEX A TO AMENDMENT
AMENDED CREDIT AGREEMENT
[Attached]

DEAL CUSIP: 80105GAL4 REVOLVING FACILITY CUSIP: 80105GAM2 TERM A LOAN FACILITY CUSIP: 80105GAN0
DELAYED DRAW TERM A LOAN FACILITY: 80105GAQ3

CREDIT AGREEMENT

Dated as of July 29, 2025,
as amended by Amendment No. 1 to the Credit Agreement, dated as of October 20, 2025, as further amended by Amendment No. 2 to the Credit Agreement, dated as of October 27, 2025, and as further amended by Amendment No. 3 to the Credit Agreement, dated as of May 27, 2026,

among SANMINA CORPORATION,
as the Company,
SANMINA CORPORATION and
CERTAIN SUBSIDIARIES OF SANMINA CORPORATION DESIGNATED PURSUANT HERETO,
as Borrowers,
SANMINA CORPORATION and
CERTAIN SUBSIDIARIES OF SANMINA CORPORATION IDENTIFIED HEREIN,
as the Guarantors,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender, a Lender and an L/C Issuer and
THE OTHER LENDERS AND OTHER L/C ISSUERS PARTY HERETO

BANK OF AMERICA, N.A., BNP PARIBAS SECURITIES CORP.,
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DBS BANK LTD.,

PNC CAPITAL MARKETS LLC, TRUIST SECURITIES, INC. and
U.S. BANCORP INVESTMENTS, INC.,
as Joint Lead Arrangers and Joint Bookrunners, and
BNP PARIBAS SECURITIES CORP.,
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, DBS BANK LTD.,
PNC CAPITAL MARKETS LLC, TRUIST BANK and
U.S. BANCORP INVESTMENTS, INC.,
as Co-Syndication Agents, and

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH,
KEYBANC CAPITAL MARKETS, INC., MUFG BANK, LTD.
and
CITY NATIONAL BANK,
as Co-Documentation Agents

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ARTICLE IV. CONDITIONS PRECEDENT		142
4.01	Signing Date Conditions	142
4.02	Initial Funding Date Conditions	143
4.03	Conditions to all Credit Extensions Post-Initial Funding Date	147
4.04	Conditions to Delayed Draw Funding Date	148
ARTICLE V. REPRESENTATIONS AND WARRANTIES		149
5.01	Existence, Qualification and Power	149
5.02	Authorization; No Contravention	149
5.03	Governmental Authorization; Other Consents	149
5.04	Binding Effect	149
5.05	Financial Statements; No Material Adverse Effect	150
5.06	Litigation	151
5.07	No Default	151
5.08	Ownership of Property; Liens	151
5.09	Environmental Compliance	151
5.10	Insurance	152
5.11	Taxes	152
5.12	ERISA Compliance Other than as set forth on Schedule 5.12	152
5.13	Subsidiaries; Equity Interests	152
5.14	Margin Regulations; Investment Company Act	153
5.15	Disclosure	153
5.16	Compliance with Laws	153
5.17	[Reserved]	154
5.18	[Reserved]	154
5.19	Solvency	154
5.2	Intellectual Property; Licenses, Etc	154
5.21	Labor Matters	154
5.22	Sanctions Laws	154
5.23	Anti-Corruption Laws	154
5.24	Collateral Documents	155
5.25	Outbound Investment Rules	155
5.26	Affected Financial Institutions	155
5.27	Status as Senior Debt	155
ARTICLE VI. AFFIRMATIVE COVENANTS		155
6.01	Financial Statements	155
6.02	Certificates; Other Information	156
6.03	Notices	158
6.04	Payment of Obligations	159
6.05	Preservation of Existence, Etc	159
6.06	Maintenance of Properties	159
6.07	Maintenance and Evidence of Insurance	159
6.08	Compliance with Laws	160
6.09	Books and Records	160

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6.10	Inspection Rights	160
6.11	Use of Proceeds	161
6.12	Compliance with Environmental Laws	161
6.13	Maintenance of Ratings	161
6.14	Covenant to Guarantee Obligations	162
6.15	Covenant to Give Security	162
6.16	Anti-Corruption Laws; Sanctions	164
6.17	Further Assurances	164
6.18	[Reserved]	165
6.19	Post-Closing Obligations	165
6.20	Designation of Subsidiaries	165
6.21	Lender Calls	166
ARTICLE VII. NEGATIVE COVENANTS		166
7.01	Liens	166
7.02	Investments	170
7.03	Indebtedness	174
7.04	Fundamental Changes	180
7.05	Dispositions	181
7.06	Restricted Payments and Junior Payments	185
7.07	Change in Nature of Business	187
7.08	Transactions with Affiliates	187
7.09	Burdensome Agreements	187
7.10	Negative Pledge	189
7.11	Financial Covenants	190
7.12	Organization Documents; Fiscal Year; Legal Name, Jurisdiction of Formation and Form of Entity	191
7.13	Sale Leasebacks	191
7.14	Amendments to and Prepayments of Subordinated Indebtedness	191
7.15	Outbound Investment Rules	192
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		192
8.01	Events of Default	192
8.02	Remedies Upon Event of Default	195
8.03	Application of Funds	196
ARTICLE IX. ADMINISTRATIVE AGENT		198
9.01	Appointment and Authority	198
9.02	Rights as a Lender	199
9.03	Exculpatory Provisions	199
9.04	Reliance by Administrative Agent	200
9.05	Delegation of Duties	201
9.06	Resignation of Administrative Agent	201
9.07	Non-Reliance on Administrative Agent, Arrangers and Other Lenders	203
9.08	No Other Duties, Etc	203
9.09	Administrative Agent May File Proofs of Claim; Credit Bidding	204
9.10	Collateral and Guaranty Matters	205

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9.11	Secured Cash Management Agreements and Secured Swap Contracts	206
9.12	Certain ERISA Matters	207
9.13	Recovery of Erroneous Payments	208
9.14	Withholding Taxes	208
ARTICLE X. MISCELLANEOUS		209
10.01	Amendments, Etc	209
10.02	Notices; Effectiveness; Electronic Communication	214
10.03	No Waiver; Cumulative Remedies; Enforcement	216
10.04	Expenses; Indemnity; Damage Waiver	217
10.05	Payments Set Aside	220
10.06	Successors and Assigns	221
10.07	Treatment of Certain Information; Confidentiality	229
10.08	Right of Setoff	230
10.09	Interest Rate Limitation	231
10.10	Integration; Effectiveness	231
10.11	Survival of Representations and Warranties	231
10.12	Severability	231
10.13	Replacement of Lenders	232
10.14	Governing Law; Jurisdiction; Etc	233
10.15	Judgment Currency	234
10.16	Waiver of Jury Trial	234
10.17	No Advisory or Fiduciary Responsibility	235
10.18	Electronic Execution; Electronic Records; Counterparts	235
10.19	USA PATRIOT Act	237
10.2	Intercreditor Agreements	237
10.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	238
10.22	Appointment of Company as Agent	238
10.23	Acknowledgement Regarding Any Supported QFCs	238
ARTICLE XI. GUARANTY		240
11.01	Guaranty	240
11.02	Obligations Unconditional	240
11.03	Reinstatement	241
11.04	Certain Additional Waivers	242
11.05	Remedies	242
11.06	Rights of Contribution	242
11.07	Guarantee of Payment; Continuing Guarantee	243
11.08	Keepwell	243

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SCHEDULES
2.01    Commitments and Applicable Percentages
2.11    Day Basis for Alternative Currencies
5.06    Litigation
5.09    Environmental Compliance
5.12    ERISA Compliance
5.13    Subsidiaries
5.21    Labor Matters
6.19    Post-Closing Matters
7.01    Existing Liens
7.02    Existing Investments
7.03    Existing Indebtedness
7.04    Fundamental Changes
7.05    Existing Dispositions
7.08    Existing Transactions with Affiliates
7.09    Existing Burdensome Agreements
7.10    Existing Restrictions
10.02    Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of
A    -    Loan Notice
B    -    Swing Line Loan Notice
C    -    Notice of Loan Prepayment
D    -    Note
E    -    Compliance Certificate

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Page
F    -    Assignment and Assumption
G    -    Administrative Questionnaire
H    -    U.S. Tax Compliance Certificates
I    -    Joinder Agreement
J    -    Secured Party Designation Notice
K    -    Solvency Certificate
L    -    Designated Borrower Request and Assumption Agreement
M    -    Designated Borrower Notice
N    -    Discounted Prepayment Option Notice
O    -    Lender Participation Notice
P    -    Discounted Voluntary Prepayment Notice

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Page
CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of July 29, 2025, as amended by Amendment No. 1 to the Credit Agreement, dated as of October 20, 2025, as further amended by Amendment No. 2 to the Credit Agreement, dated as of October 27, 2025, and as further amended by Amendment No. 3 to the Credit Agreement, dated as of May 27, 2026, by and among SANMINA CORPORATION, a Delaware corporation (the “Company”), each U.S. Subsidiary of the Company party hereto as a Borrower from time to time pursuant to Section
2.20 (each a “Designated Borrower” and, together with the Company, each a “Borrower” and, collectively, the “Borrowers”), each Guarantor from time to time party hereto, each Lender from time to time party hereto, each L/C Issuer from time to time party hereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, a Lender and an L/C Issuer.
The Company has requested that the Lenders provide revolving and term loan credit facilities for the purposes set forth herein, and the Lenders are willing to do so on the ~~on the~~ terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2026 Term B-1 Loan” shall have the meaning assigned to such term in Amendment No.
3.    As of the Amendment No. 3 Effective Date, after giving effect to the 2026 Term B-1 Loans made (or the Incremental Term B-1 Loans converted into 2026 Term B-1 Loans) on such date, the aggregate principal amount of 2026 Term B-1 Loans outstanding is $800,000,000.00.
“2026 Term B-1 Loan Commitment” means, (a) with respect to each Amendment No. 3 Consenting Term Lender, the commitment of such Lender to convert the aggregate outstanding principal amount of its Incremental Term B-1 Loans for an equal aggregate principal amount of Refinancing Term Loans in the form of 2026 Term B-1 Loans on the Amendment No. 3 Effective Date (or such lesser amount as notified to such Lender by the Administrative Agent) and (b) with respect to the Additional 2026 Term B-1 Loan Lender, its Additional 2026 Term B-1 Loan Commitment.
“Acceptable Discount” has the meaning specified in Section 2.06(a)(iv)(C).
“Acceptable Intercreditor Agreement” means a customary intercreditor agreement that is either (A) a pari passu intercreditor agreement the terms of which are reasonably satisfactory to the Administrative Agent and the Company (~~which for the avoidance of doubt, shall include any Zephyr Financing Intercreditor Agreement) (~~in each case, an “Acceptable Pari Passu Intercreditor Agreement”), or (B) a junior lien intercreditor agreement the terms of which are

Annex A-1

Page

reasonably satisfactory to the Administrative Agent and the Company (in each case, an “Acceptable Junior Lien Intercreditor Agreement”).
“Acceptable Junior Lien Intercreditor Agreement” has the meaning specified in the definition of “Acceptable Intercreditor Agreement.”
“Acceptable Pari Passu Intercreditor Agreement” has the meaning specified in the definition of “Acceptable Intercreditor Agreement.”
“Acceptance Date” has the meaning specified in Section 2.06(a)(iv)(B). “Acquired Indebtedness” has the meaning specified in Section 7.03(i).
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger, amalgamation or consolidation or any other combination with another Person (and in the case of such a transaction involving a Person that is a Restricted Subsidiary before giving effect to such merger, amalgamation or consolidation, provided that the Company or such Restricted Subsidiary is the surviving entity).
“Additional 2026 Term B-1 Loan Commitment” means, with respect to the Additional 2026 Term B-1 Loan Lender, its commitment to make a 2026 Term B-1 Loan on the Amendment No. 3 Effective Date in an amount equal to $800,000,000.00 minus the principal amount of 2026 Term B-1 Loans resulting from conversion of Converted Term Loans.
“Additional 2026 Term B-1 Loan Lender” means Bank of America, in its capacity as such.

“Additional Lender” has the meaning specified in Section 2.16(f).
“Additional Revolving Commitment” has the meaning specified in Section 2.16(a). “Adjusted Consolidated Net Income” means, for any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, that, without duplication,
(1)    any extraordinary, unusual or non-recurring gains or losses (less all fees and expenses relating thereto) for such period shall be excluded,
(2)    the cumulative effect of a change in accounting principles during such period shall be excluded,
(3)    any income (loss) attributable to disposed, abandoned, transferred, closed or discontinued operations for such period shall be excluded,
(4)    any gains or losses (less all fees and expenses relating thereto) attributable

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to asset dispositions other than in the Ordinary Course of Business, as determined in good faith by the Company, shall be excluded,
(5)    the Consolidated Net Income (but not loss) for such period of any Person that is not a Restricted Subsidiary, or is an “Unrestricted Subsidiary”, or that is accounted for by the equity method of accounting, shall be excluded; provided that Adjusted Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period by such Person,
(6)    the Consolidated Net Income (but not loss) for such period of any Restricted Subsidiary shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Consolidated Net Income is not at the date of determination permitted, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Adjusted Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,
(7)    any impairment charge or asset write-off for such period, in each case, pursuant to GAAP, and the amortization of intangibles for such period arising pursuant to GAAP shall be excluded,
(8)    any non-cash gains and losses for such period due solely to fluctuations in currency values in accordance with GAAP shall be excluded,
(9)    any gains or losses attributable to the early extinguishment of Indebtedness, hedging obligations or other derivative instruments shall be excluded, and
(10)    any non-cash compensation charge or expense for such period, including such charge or expense arising from grants of stock options or restricted stock or other equity incentive programs for the benefit of officers, directors and employees of the Company or any Restricted Subsidiary shall be excluded.
“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent; provided that, for purposes of the Collateral Documents, each reference to the Administrative Agent with respect to the identity of the holder of the Lien or security interest granted therein shall mean Bank of America, N.A., in its capacity as Administrative Agent under any of the Loan Documents (except as may be expressly stated otherwise in such Collateral Document).

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“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit G or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agency Fee Letter” mean that certain letter agreement, dated July 29, 2025, among the Company and the Administrative Agent.
“Agent Parties” has the meaning specified in Section 10.02(c). “Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate Revolving Commitments” means the Revolving Commitments of all the Revolving Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the Signing Date and the Initial Funding Date is $1,500,000,000.
“Agreed Currency” means Dollars or any Alternative Currency, as applicable. “Agreement” means this Credit Agreement.
“Agreement Currency” has the meaning specified in Section 10.15.
“All-In-Yield” means, with respect to any Incremental Term B Facility, the weighted average yield to maturity with respect to such Incremental Term B Facility which shall take into account any interest rate margins and interest rate floors and shall be deemed to include any original issue discount and any fees (other than facility arrangement, underwriting or other closing fees and expenses not paid for the account of, or distributed to, all Lenders providing such Incremental Term B Facility) paid or payable to such Lenders in connection with such Incremental Term B Facility, in each case, as reasonably determined by the Administrative Agent in a manner consistent with customary financial practice based on the Weighted Average Life of such Incremental Term B Facility, commencing from the borrowing date of such Incremental Term B Facility and assuming that the interest rate (including the Applicable Rate) for such Incremental Term B Facility in effect on such borrowing date (after giving effect to the Indebtedness incurred in connection with such Incremental Term B Facility) shall be the interest rate for the entire Weighted Average Life of such Incremental Term B Facility.

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“Alternative Currency” means each of the following currencies: Canadian Dollars, Euro and Sterling, together with each other currency (other than Dollars) that is approved in accordance with Section 1.06; provided that for each Alternative Currency, such requested currency is an Eligible Currency.
“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:
(a)    denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and
(b)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a); provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.
“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.
“Alternative Currency Scheduled Unavailability Date” has the meaning specified in Section 3.07(b)(ii).
“Alternative Currency Sublimit” means an amount equal to the lesser of (a) $450,000,000 and (b) the Aggregate Revolving Commitments. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Alternative Currency Successor Rate” has the meaning specified in Section 3.07(b).

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“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Loan:
(a)    denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two (2) TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;
(b)    denominated in Canadian Dollars, the rate per annum equal to the forward-looking term rate based on CORRA (“Term CORRA”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Term CORRA Rate”) on the day that is two (2) Business Days prior to the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period; and
(c)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.06(a); provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.
“Amendment No. 1” means Amendment No. 1 to the Credit Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Company, the other Loan Parties party thereto, the Administrative Agent, each Term A Lender party thereto and each Delayed Draw Term A Lender.
“Amendment No. 1 Effective Date” means October 20, 2025.
“Amendment No. 2” means Amendment No. 2 to the Credit Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Company, the other Loan Parties party thereto, the Administrative Agent and each Incremental Term B-1 Loan Lender.
“Amendment No. 2 Effective Date” means October 27, 2025.
“Amendment No. 3” means Amendment No. 3 to the Credit Agreement, dated as of the Amendment No. 3 Effective Date, by and among the Company, the other Loan Parties party

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thereto, the Administrative Agent, the Additional 2026 Term B-1 Loan Lender and each Amendment No. 3 Consenting Term Lender.
“Amendment No. 3 Consenting Term Lender” means each Lender holding an Incremental Term B-1 Loan that provided the Administrative Agent with a counterpart to Amendment No. 3 executed by such Lender on or prior to the Amendment No. 3 Effective Date and indicated on its signature page thereto that it is consenting to convert the entire aggregate principal amount of its Incremental Term B-1 Loans (or such lesser amount as may be notified to such Amendment No. 3 Consenting Term Lender by the Administrative Agent) into a like principal amount of 2026 Term B-1 Loans on the Amendment No. 3 Effective Date.
“Amendment No. 3 Effective Date” means May 27, 2026.
“Applicable Authority” means, with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity.
“Applicable Discount” has the meaning specified in Section 2.06(a)(iv)(C).
“Applicable Law” means all laws, rules, regulations and binding governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders, rulings and decrees of Governmental Authorities having jurisdiction over such Person.
“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Revolving Commitment at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, provided that if the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments; and (b) with respect to such Lender’s portion of an outstanding Class of Term Loans at any time, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of such Class of Term Loans held by such Lender at such time. The Applicable Percentage (i) of each Lender as of the Amendment No. 1 Effective Date is set forth opposite the name of such Lender on Schedule 2.01 and (ii) of each Person that becomes a Lender after the Amendment No. 1 Effective Date is set forth in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender in connection with an Incremental Facility. The Applicable Percentages shall be subject to adjustment as provided in Section 2.18.
“Applicable Rate” means (a) (i) to, but not including, the Amendment No. 3 Effective Date, with respect to the Incremental Term B-1 Loans, (x) 2.00% for Term SOFR Loans and (y) 1.00% for Base Rate Loans, ~~and~~ (ii) with respect to the 2026 Term B-1 Loans, (x) 1.75% for

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Term SOFR Loans and (y) 0.75% for Base Rate Loans, and (iii) with respect to any other Incremental Term Loan (other than any Delayed Draw Term A Loans), the rate per annum set forth in the Incremental Facility Amendment establishing such Incremental Term Loans, and (b) with respect to the Initial Term A Loans, Delayed Draw Term A Loans, Revolving Loans, Swing Line Loans, Letter of Credit Fees and the commitment fee payable pursuant to Section 2.10(a), the following percentages per annum, based upon the Consolidated Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Total Net Leverage Ratio	Term SOFR Loans / Alternative Currency Loans / Letter of Credit Fees	Base Rate Loans	Commitment Fee
1	< 0.75:1.00	1.375%	0.375%	0.200%
2	> 0.75:1.00 and < 1.25:1.00	1.500%	0.500%	0.225%
3	> 1.25:1.00 and < 1.75:1.00	1.625%	0.625%	0.250%
4	> 1.75:1.00 and < 2.25:1.00	1.750%	0.750%	0.275%
5	> 2.25:1.00	2.000%	1.000%	0.300%
Any increase or decrease in the Applicable Rate (other than with respect to any applicable Incremental Facility) resulting from a change in the Consolidated Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section 6.02(a), then, upon the request of the Required Pro Rata Facilities Lenders, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day immediately following the date on which such Compliance Certificate is delivered, whereupon the Applicable Rate (other than with respect to any applicable Incremental Facility) shall be adjusted based upon the calculation of the Consolidated Total Net Leverage Ratio contained in such Compliance Certificate; provided, further, that if an Event of Default specified in Section 8.01(a) has occurred and is continuing, Pricing Level 5 shall apply as of the first Business Day after the occurrence thereof and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply). The Applicable Rate (other than with respect to any applicable Incremental Facility) in effect from the Initial Funding Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) for the first full fiscal quarter ended following the Initial Funding Date shall be determined based upon Pricing Level 4. Notwithstanding anything to the contrary contained in

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this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.11(b).
Notwithstanding the foregoing, the Applicable Rate in respect of any Class of Extended Revolving Commitments or any Extended Term Loans, or Revolving Loans made pursuant to any Extended Revolving Commitments, shall be the applicable percentages per annum set forth in the relevant Extension Offer.
“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” has the meaning specified in Section 2.20.
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders holding Loan and/or Commitments of such Class, (b) with respect to any Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Lenders, and (c) with respect to the Swing Line Loans, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.05(a), the Revolving Lenders.
“Approved Bank” has the meaning specified in clause (b) of the definition of “Cash Equivalents.”
“Approved Fund” means, with respect to any Lender of Term Loans, any person (other than a natural person) that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (i) such Lender, (ii) an Affiliate of such Lender or (iii) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Arrangers” means (a) as of the Signing Date and the Initial Funding Date, each of the following in its capacity as a joint lead arranger and joint bookrunner: Bank of America (or any of its designated affiliates), BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, DBS Bank Ltd., PNC Capital Markets LLC, Truist Securities, Inc. and U.S. Bank National Association; (b) as of the Amendment No. 1 Effective Date, Bank of America (or any of its designated affiliates) in its capacity as sole lead arranger and sole bookrunner for Amendment No. 1; ~~and~~ (c) after the Initial Funding Date, any other Person designated as a lead arranger or bookrunner on the cover page of any amendment, modification or supplement of this Agreement.; and (d) as of the Amendment No. 3 Effective Date, Bank of America (or any of its designated affiliates), BNP Paribas Securities Corp., Crédit Agricole Corporate and Investment Bank, DBS Bank Ltd., PNC Capital Markets LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc., BBVA Securities Inc., RBC Capital Markets2, Industrial and Commercial

2 RBC Capital Markets is the brand name for the capital markets activities of Royal Bank of Canada and

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Bank of China Limited, New York Branch, KeyBanc Capital Markets, Inc. and MUFG Bank, Ltd. in their capacities as joint lead arrangers and joint bookrunners for Amendment No. 3.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear as a liability on a balance sheet of such Person prepared as of such date in accordance with GAAP as in effect on such date.
“Audited Company Financial Statements” has the meaning specified in Section 4.02(b)(i)(x).
“Audited Target Financial Statements” has the meaning specified in Section 4.02(b)(ii)(a).
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Auto-Reinstatement Letter of Credit” has the meaning specified in Section 2.03(b)(iv). “Availability Period” means, with respect to the Revolving Commitments, the period from and including the Initial Funding Date to the earliest of (a) the Maturity Date applicable to Revolving Loans, Swing Line Loans and Letters of Credit (and the related L/C Obligations), (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.07, and
(c)    the date of termination of the commitment of each Lender to make Revolving Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Available Amount” means, at any time (the “Available Amount Reference Time”), an amount (which shall not be less than zero) equal to the sum of:
(a)    the greater of (i) $560,000,000 and (ii) 40.0% of Consolidated EBITDA as of the most recent Test Period calculated on a Pro Forma Basis; plus
(b)    50% of the Adjusted Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the fiscal quarter in which the Initial Funding Date occurs and ending on the last day of the most recently ended Test Period for which financial statements have been or were required to be delivered pursuant to Section 6.01(a) or (b) (provided that in no event shall the Adjusted Consolidated Net Income for each fiscal quarter included in such period be less than $0 for the purposes hereof); plus its affiliates.

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(c)    the (i) Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from the sale or disposition of an Investment made pursuant to Section 7.02(w)(i), (ii) returns, profits, distributions and similar amounts received in cash or Cash Equivalents by the Company or any of its Restricted Subsidiaries made pursuant to Section 7.02(w)(i) and (iii) Investments by the Company and its Restricted Subsidiaries made pursuant to Section 7.02(w)(i) in any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary or that has been merged or consolidated with or into the Company or any of its Restricted Subsidiaries (up to the fair market value of the Investments of the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation or merger or consolidation); plus
(d)    the amount of any capital contributions (including mergers or consolidations that have a similar effect) made in cash, Cash Equivalents or property (at the fair market value thereof) (other than Disqualified Equity Interests) or Net Cash Proceeds from any Permitted Equity Issuance (or issuance of debt securities by the Company or any of its Restricted Subsidiaries that have been converted into or exchanged for Qualified Equity Interests of the Company or any direct or indirect parent thereof), in each case during the period from the Business Day immediately following the Initial Funding Date through and including the Available Amount Reference Time (other than any Excluded Contribution Amount, or any other capital contributions (including mergers or consolidations that have a similar effect) or equity or debt issuances to the extent utilized in connection with other transactions permitted pursuant to Section 7.02, 7.03, 7.06 or 7.14) received or made to the Company (or any direct or indirect parent thereof and contributed by such parent to the Company) during the period from and including the Business Day immediately following the Initial Funding Date through and including the Available Amount Reference Time; plus
(e)    the aggregate amount of Retained Declined Proceeds during the period from the Business Day immediately following the Initial Funding Date through and including the Available Amount Reference Time; minus
(f)    the aggregate amount of (i) any Investments made pursuant to Section 7.02(w)(i) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment, including upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or the sale, transfer, lease or other disposition of any such Investment) and (ii) any Restricted Payment made pursuant to Section 7.06(f)(i), in each case, during the period commencing on the Initial Funding Date through and including the Available Amount Reference Time (and, for purposes of this clause (f), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time).
“Available Amount Reference Time” has the meaning specified in the definition of “Available Amount.”
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

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“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101,
et seq.), as amended.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of one percent (0.50%), (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR with an interest period of one (1) month for such date plus one percent (1.00%) and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 or Section 3.07 hereof, then the Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans are only available for Loans denominated in Dollars.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230, as amended from time to time.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or
(c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”
“BHC Act Affiliate” has the meaning specified in Section 10.23(b).

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“Big Boy Letter” means a letter from a Lender acknowledging that (a) an assignee may have information regarding the Company and any Subsidiary of the Company, their businesses,their ability to perform the Obligations or any other material information that has not previously been disclosed to the Administrative Agent and the Lenders (“Excluded Information”), (b) the Excluded Information may not be available to such Lender, (c) such Lender has independently and without reliance on any other party made its own analysis and determined to assign Term B Loans to such assignee pursuant to Section 10.06(i) notwithstanding its lack of knowledge of the Excluded Information and (d) such Lender waives and releases any claims it may have against the Administrative Agent, such assignee, the Company and the Subsidiaries of the Company with respect to the nondisclosure of the Excluded Information; or otherwise in form and substance reasonably satisfactory to such assignee, the Administrative Agent and assigning Lender.
“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type, in the same currency, and, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that:
(a)    if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means any such day that is also a TARGET Day;
(b)    when used in connection with any fundings, disbursements, settlements, payments and interest rate settings as to any dealings in Canadian Dollars (including Loans denominated in Canadian Dollars) to be carried out pursuant to this Agreement or any of the other Loan Documents, means any such day other than a day on which banking institutions in Toronto, Ontario are authorized by law to close;
(c)    if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in (i) Sterling, means a day other than a day banks are closed for general business in London, including because such day is a Saturday, a Sunday or a legal holiday under the laws of the United Kingdom; or (ii) a currency other than Euro, Canadian Dollars or Sterling, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable interbank market for such currency; and
(d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks

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are open for foreign exchange business in the principal financial center of the country of such currency.
“Call Protection Period” means, with respect to the ~~Incremental~~2026 Term B-1 Loans, the period from the Amendment No. ~~2~~3 Effective Date to, and including, the date that is six (6) months after the Amendment No. ~~2~~3 Effective Date.
“Canadian Dollar” and “CAD” means the lawful currency of Canada.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations, or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable L/C Issuer(s) shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer(s). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means, at any date:
(a)    securities issued or directly and fully guaranteed or insured by the United States or, in the case of a Non-U.S. Subsidiary, readily marketable obligations issued or directly and fully guaranteed or insured by the government of the country of such Non-
U.S. Subsidiary, or any agency or instrumentality thereof (provided that the full faith and credit of the United States or, in the case of a Non-U.S. Subsidiary, the government of the country of such Non-U.S. Subsidiary, is pledged in support thereof), having maturities of not more than three hundred sixty (360) days from the date of acquisition;
(b)    (i) with respect to the Company or any U.S. Subsidiary, Dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (A) any Lender under the Revolving Facility, (B) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (C) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”) and (ii) with respect to any Non-U.S. Subsidiary, time deposits, certificates of deposit and bankers’ acceptances denominated in (x) Dollars, (y) the currency of the country in which such Non-U.S. Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development or (z) such currency acceptable to the Administrative Agent in its sole discretion, in each case, of (A) any Lender under the Revolving Facility, (B) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, (C) a bank having capital and surplus in excess of $500,000,000 formed under any state, commonwealth, territory, province or similar political subdivision of the country in which such Non-U.S. Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, (D) any bank whose short-term commercial paper rating from S&P is at

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least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof or (E) a bank or other financial institution acceptable to the Administrative Agent in its sole discretion (any such bank being a “Non-U.S. Approved Bank” and together with any U.S. Approved Bank, each an “Approved Bank”), in each case with maturities of not more than two hundred seventy (270) days from the date of acquisition;
(c)    commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within one hundred eighty (180) days of the date of acquisition;
(d)    repurchase agreements entered into by any Person with a bank or trust company (including any Lender under the Revolving Facility) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one hundred percent (100%) of the amount of the repurchase obligations;
(e)    securities with maturities of one (1) year or less from the date of acquisition thereof issued or fully guaranteed by (i) any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of any such state, commonwealth or territory being rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P or (ii) solely with respect to any Non-U.S. Subsidiary, any state, commonwealth, territory, province or similar political subdivision of the country in which such Non-U.S. Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development; and
(f)    investments, classified in accordance with GAAP as in effect on such date as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which have the highest rating obtainable from either Moody’s or S&P and the portfolios of which substantially all of the Investments in such portfolios are of the character described in the foregoing clauses (a) through (d).
“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.
“Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement with the Company and/or any Restricted Subsidiary, is the Administrative Agent, a Lender or an

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Affiliate of a Lender or the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with the Company and/or any Restricted Subsidiary, in each case in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.
“CFC” means any Non-U.S. Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Holdco” means any U.S. Subsidiary that has no material assets (directly or indirectly, including through entities that are treated as disregarded entities for U.S. federal income tax purposes) other than capital stock and/or Indebtedness (including any Indebtedness that is treated as equity for U.S. federal income tax purposes) of one or more Non-U.S. Subsidiaries that are CFCs.
“Change in Law” means the occurrence, after the Signing Date, of any of the following:
(a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of equity securities of the Company carrying thirty-five percent (35%) or more of the voting power of all outstanding equity securities of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

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“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Lenders, Lenders of the Initial Term A Loans, Lenders of the Delayed Draw Term A Loans, Lenders of the Incremental Term B-1 Loans, Lenders of the 2026 Term B-1 Loans or
Lenders of another tranche of Term Loans or Revolving Loans, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Commitments, Initial Term A Loan Commitments, Delayed Draw Term A Loan Commitments, Incremental Term B-1 Loan Commitments, 2026 Term B-1 Loan Commitments, Extended Revolving Commitments, Incremental Revolving Commitments, Refinancing Revolving Commitments, Refinancing Revolving Commitments in respect of any Incremental Term Loans or Commitments in respect of any Extended Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Loans, Initial Term A Loans, Delayed Draw Term A Loans, Incremental Term B-1 Loans, 2026 Term B-1 Loans, Extended Term Loans or Incremental Term Loans. Incremental Term Loans, Incremental Revolving Commitments, Extended Term Loans, Extended Revolving Commitments that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes; provided that, (i) at the time any Delayed Draw Term A Loans are funded, such Delayed Draw Term A Loans shall constitute part of the same Class of Term Loans as the then-outstanding Initial Term A Loans and (ii) references herein to the “Initial Term A Loans” shall include the Delayed Draw Term A Loans, unless the context otherwise requires. For the avoidance of doubt, the ~~Incremental~~2026 Term B-1 Loans shall constitute a separate Class of Term Loans from any other Term Loans outstanding under this Agreement as of the Amendment No. ~~2~~3 Effective Date.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the United States Internal Revenue Code of 1986, as amended.
Collateral” means a collective reference to all property with respect to which Liens in favor of the Administrative Agent are purported to be granted pursuant to and in accordance with the Collateral Documents.
“Collateral Documents” means a collective reference to the Security Agreement, the Mortgages, each Joinder Agreement and all other security or pledge agreements or documents as may be executed and delivered by any Loan Party pursuant to the terms of Section 6.15, Section 6.17, Section 6.19 or any of the Loan Documents.
“Commitment” means a Revolving Commitment, a Term A Loan Commitment, a Delayed Draw Term A Loan Commitment, an Incremental Term B-1 Loan Commitment, a 2026 Term B-1 Loan Commitment, an Initial Term A Loan Commitment, an Extended Revolving Commitment, an Incremental Revolving Commitment, a Refinancing Revolving Commitment, a commitment in respect of any Incremental Term Loans or a commitment in respect of any Extended Term Loans or any combination thereof, as the context requires.
“Commitment Fee” has the meaning specified in Section 2.10(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended.

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“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Company” has the meaning specified in the introductory paragraph hereto. “Company Materials” has the meaning specified in Section 6.02.
“Competitor” has the meaning specified in the definition of “Disqualified Institution.” “Compliance Certificate” means a certificate substantially in the form of Exhibit E.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR, SONIA, EURIBOR, CORRA, Term CORRA or any proposed Successor Rate for an Agreed Currency, as applicable, any conforming changes to the definitions of “Base Rate,” “SOFR,” “Term SOFR,” “SONIA,” “EURIBOR,” “CORRA,” “Term CORRA” and “Interest Period,” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day,” timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods and the day basis for calculating interest for an Agreed Currency listed on Schedule 2.11) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net earnings (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Cash Interest Charges” means Consolidated Interest Charges that are paid or are currently payable in cash.
“Consolidated Cash Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently ended Test Period to (b) Consolidated Cash Interest Charges for such period.
“Consolidated Current Assets” means, as of any date of determination, all assets of the Company and its Restricted Subsidiaries (other than cash and Cash Equivalents) that would, in accordance with GAAP as in effect on such date, be classified on a consolidated balance sheet of the Company as current assets as of such date.
“Consolidated Current Liabilities” means, as of any date of determination, all liabilities (without duplication) of the Company and its Restricted Subsidiaries that would, in accordance

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with GAAP as in effect on such date, be classified on a consolidated balance sheet of the Company and its Restricted Subsidiaries as current liabilities as of such date; provided, however, that Consolidated Current Liabilities shall not include (a) current maturities of any long-term Indebtedness, (b) outstanding revolving loans and (c) the current portion of any other long-term liabilities.
“Consolidated EBITDA” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income (other than clauses (vi), (vii) and (xiii) below): (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income or similar Taxes by the Company and its Restricted Subsidiaries for such period,
(iii)    depreciation and amortization expense for such period, (iv) non-cash charges and purchase accounting deductions reducing such Consolidated Net Income, including but not limited to (A) any write-offs or write-downs, (B) losses on sales, disposals or abandonment of, or any impairment charges or asset write-offs related to, intangible assets, long-lived assets and investments in debt and equity securities and (C) other non-cash charges, non-cash expenses or non-cash losses, provided that notwithstanding the foregoing, nothing contained in this clause
(iv)    shall exclude from the calculation of Consolidated EBITDA (1) any non-cash charge that is expected to be paid in cash in any future period or (2) any write-down of accounts receivable, (v) extraordinary, unusual or non-recurring expenses and charges (including, for the avoidance of doubt, one-time charges, costs or expenses in connection with (x) the Zephyr Acquisition and/or any Permitted Acquisition or other Permitted Investment consummated before or after the Initial Funding Date and (y) the consolidation, closing or reconfiguration of any facility during such period) for such period, (vi) the amount of pro forma “run rate” cost savings, operating expense reductions, operational improvements, business optimization, restructurings, revenue enhancements and synergies (including costs to achieve such cost savings, operating expense reductions, operational improvements, business optimization, restructurings, revenue enhancements and synergies) (including through the substitution of internally sourced components for third party components) related to the Transactions that are reasonably identifiable, factually supportable and projected by the Company in good faith to be realized, and to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company) within thirty
(30) months after the Initial Funding Date, net of the amount of actual benefits realized during such period from such actions, in each case calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, operational improvements, business optimization, restructurings, revenue enhancements and synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions, operational improvements, business optimization, restructurings, revenue enhancements and synergies were realized during the entirety of such period, (vii) the amount of pro forma “run rate” cost savings, operating expense reductions, operational improvements, business optimization, restructurings, revenue enhancements and synergies (including costs to achieve such cost savings, operating expense reductions, operational improvements, business optimization, restructurings, revenue enhancements and synergies) (including through the substitution of internally sourced components for third party components) related to business combinations, acquisitions, mergers, divestitures, restructurings,

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cost savings initiatives and other similar initiatives of the Company that are reasonably identifiable, factually supportable and projected by the Company in good faith to be realized, and to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company) within twenty-four (24) months after such business combination, acquisition, merger, divestiture, restructuring, cost savings initiative or other initiative is consummated or initiated (as applicable), net of the amount of actual benefits realized during such period from such actions, in each case calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, operational improvements, business optimization, restructurings, revenue enhancements and synergies had been realized on the first day of such period for which Consolidated EBITDA is being determined and as if such cost savings, operating expense reductions, operational improvements, business optimization, restructurings, revenue enhancements and synergies were realized during the entirety of such period, provided that the aggregate amount added back pursuant to this clause (vii) shall not exceed twenty-five percent (25.0%) of Consolidated EBITDA for such period (calculated after giving effect to any such adjustment made pursuant to the foregoing in this clause (vii)), (viii) earn-out obligation expense incurred in connection with the Zephyr Acquisition and/or any Permitted Acquisition or other Permitted Investment (including any Permitted Acquisition or other Permitted Investment consummated prior to the Initial Funding Date) which is paid or accrued during the applicable period, (ix) transaction separation and integration costs and expenses (including for employee severance and retention) in connection with the Transactions and any Permitted Acquisition and all fees, commissions, costs and expenses incurred or paid by the Company and its Restricted Subsidiaries in connection with or pursuant to the Transactions, the Loan Documents or any Permitted Acquisitions, (x) the amount of any costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, operating improvements, product margin synergies and product cost and other synergies and similar initiatives, integration, transition, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, restructuring costs (including those related to tax restructurings), charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including, but not limited to, costs related to the opening, pre-opening, closure, relocation and/or consolidation of locations, recruitment expenses (including headhunter fees and relocation expenses), severance payments, and professional and consulting fees incurred in connection with any of the foregoing), (xi) the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-Wholly Owned Restricted Subsidiary deducted, excluding cash distributions in respect thereof, (xii) the amount of any charge, cost, fee, commission or expense incurred in connection with or pursuant to the Transactions or any Permitted Acquisition, (xiii) adjustments evidenced by or contained in the “base case model” for the Transactions (including pro forma cost savings through substitution of internally sourced components for third party components and addbacks for costs of retention bonuses) and delivered to the Administrative Agent and presented to prospective lenders on June 11, 2025, (xiv) other non-cash charges for such period including, without limitation, goodwill, restructuring charges, non-cash charges arising from the accelerated recognition of pension expenses previously deferred under FAS 87/88, cumulative translation adjustments arising from the liquidation of Subsidiaries, financing costs and expenses, fixed asset and other intangibles impairment; provided that any cash payments made

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in any future period in respect of such charges shall be subtracted from Consolidated EBITDA in the period when such payments are made, (xv) any non-cash charges associated with the recognition of fair value of stock options and other equity-based compensation issued to employees, officers and directors which have been expensed in the Company’s statement of operations for such period and (xvi) the cumulative effect of a change in accounting principles during such period; minus (b) the following without duplication and to the extent included (and not deducted) in calculating such Consolidated Net Income: (i) federal, state, local and foreign income or similar Tax recoveries of the Company and its Restricted Subsidiaries for such period,
(ii) non-cash items (excluding (A) any non-cash recovery that is expected to be received in cash in any future period and (B) any reversal of a write-down of current assets) increasing Consolidated Net Income for such period, (iii) the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any non-Wholly Owned Restricted Subsidiary added and (iv) unusual or non-recurring gains for such period incurred outside the Ordinary Course of Business; provided that in the event of the acquisition by the Company or a Restricted Subsidiary of a newly acquired Restricted Subsidiary or operation (as such term is used in the definition of “Pro Forma Basis”) (including, for the avoidance of doubt, the Zephyr Acquisition for fiscal quarters subsequent to the quarter ended March 31, 2025), Consolidated EBITDA will include the Target EBITDA of the newly acquired Restricted Subsidiary or operation on a Pro Forma Basis in accordance with the terms of the definition of “Pro Forma Basis”.
Notwithstanding anything herein to the contrary, it is agreed that, for the purposes of calculating any basket, ratio or other financial metric under this Agreement or compliance with any provision of this Agreement for any period that includes the fiscal quarters ended June 30, 2024, September 30, 2024, December 31, 2024 and March 31, 2025, Consolidated EBITDA shall be deemed to be $342,980,000, $352,180,000, $349,880,000 and $354,960,000 respectively (it being understood that such amounts are subject to adjustments, as and to the extent otherwise contemplated in this Agreement, in connection with any calculation on a Pro Forma Basis to the extent not in duplication of any amounts otherwise included in the calculation of the foregoing amounts).
“Consolidated Excess Cash Flow” means, for any period for the Company and its Restricted Subsidiaries on a consolidated basis, an amount (if positive) equal to Consolidated Net Income for such period plus (a) the following without duplication: (i) an amount equal to any net decrease in Consolidated Working Capital from the first day to the last day of such period,
(ii) to the extent not included in Consolidated Net Income, any cash gains and income (actually received in cash) during such period and (iii) the amount of all non-cash losses, charges and expenses deducted in calculating Consolidated Net Income including for depreciation and amortization for such period, minus (b) the following without duplication: (i) Consolidated Interest Charges actually paid in cash for such period, (ii) cash taxes paid by the Company and its Restricted Subsidiaries during such period, (iii) all scheduled payments of principal on Consolidated Funded Indebtedness (including, without limitation, the Term Loans) actually paid in such period, (iv) an amount equal to any net increase in Consolidated Working Capital from the first day to the last day of such period, (v) the amount of (A) any non-cash gains and income included in calculating Consolidated Net Income for such period and (B) all

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cash expenses, charges and losses excluded in arriving at such Consolidated Net Income, in each case, to the extent not financed with the proceeds of long-term, non-revolving Indebtedness, (vi) any required up-front cash payments in respect of Swap Contracts to the extent not financed with the proceeds of long-term, non-revolving Indebtedness and not deducted in arriving at such Consolidated Net Income, (vii) any cash payments actually made during such period that represent a non-cash charge from a previous period and deducted in calculating Consolidated Excess Cash Flow in a previous period, (viii) the aggregate amount of expenditures actually made by the Company or any of its Restricted Subsidiaries in cash during such period for the payment of financing fees, rent and pension and other retirement benefits to the extent that such expenditures are not from such period, (ix) capital expenditures actually paid in cash by the Company or any Restricted Subsidiary, (x) the aggregate amount actually paid in cash by the Company and its Restricted Subsidiaries on account of Permitted Investments, (xi) to the extent not deducted in the calculation of Consolidated Net Income for such period, the amount of Restricted Payments pursuant to Sections 7.06(d) and (e) (or otherwise consented to by the Required Lenders) made in cash and (xii) without duplication, the aggregate amount of cash payments made in respect of finance leases for such period; provided that in the case of each of the preceding clauses (b)(viii) through (b)(xi), such amount shall be deducted only to the extent any such amount is (I) paid (1) during such period (other than any such amount paid during such period but prior to the Consolidated Excess Cash Flow Prepayment Date for the immediately preceding period and previously deducted from Consolidated Excess Cash Flow for the immediately preceding period) or (2) following the end of such period but prior to the Consolidated Excess Cash Flow Prepayment Date for such period and, upon the election of the Company by written notice delivered to the Administrative Agent prior to the Consolidated Excess Cash Flow Prepayment Date for such period, deducted from Consolidated Excess Cash Flow for such period and (II) not financed with long-term, non-revolving Indebtedness.
“Consolidated Excess Cash Flow Prepayment Date” has the meaning specified in Section 2.06(b)(iii).
“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated Secured Indebtedness as of such date secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral that secure the Obligations, plus (ii) Attributable Indebtedness and purchase money Indebtedness (in each case, without duplication of clause (i)) of the Company and its Restricted Subsidiaries as of such date, minus
(iii)    the aggregate amount of unrestricted cash and Cash Equivalents included in the consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date, to (b) Consolidated EBITDA for the most recently ended Test Period.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness and Attributable Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties, (d) all Earn-Outs solely to the extent due and payable in cash and included as debt on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP, (e) without duplication, all

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Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (d) above of Persons other than the Company or any Restricted Subsidiary, and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Restricted Subsidiary. Notwithstanding anything to the contrary herein, Consolidated Funded Indebtedness shall include the outstanding principal amount of any Indebtedness under any Permitted Securitization Facility.
“Consolidated Interest Charges” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Restricted Subsidiaries incurred in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP as in effect for such period, and (b) the portion of rent expense of the Company and its Restricted Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP as in effect for such period.
“Consolidated Net Income” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, the net earnings of the Company and its Restricted Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.
“Consolidated Secured Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis, all Consolidated Funded Indebtedness as of such date secured by Liens.
“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated Secured Indebtedness as of such date minus (ii) the aggregate amount of unrestricted cash and Cash Equivalents included in the consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date, to (b) Consolidated EBITDA for the most recently ended Test Period.
“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated Funded Indebtedness as of such date minus (ii) the aggregate amount of unrestricted cash and Cash Equivalents included in the consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date (provided that, solely for purposes of determining the Applicable Rate and compliance with the Leverage Covenant, the aggregate amount of unrestricted cash and Cash Equivalents under this clause (ii) shall be deemed to not exceed $250,000,000), to (b) Consolidated EBITDA for the most recently ended Test Period.
“Consolidated Working Capital” means, as of any date of determination, Consolidated Current Assets as of such date minus Consolidated Current Liabilities as of such date; provided that there shall be excluded (a) the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification), (b) the effect of any Disposition of any Person, facility or line of business or acquisition of any Person, facility or

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line of business during such period, (c) the effect of any fluctuations in the amount of accrued and contingent obligations under any Swap Contract, and (d) the application of purchase or recapitalization accounting.
“Consolidated Zephyr” has the meaning specified in Section 4.02(b)(ii)(a).
“Contingent Obligation” means any obligation of a Person arising from a guaranty, suretyship, indemnity or other assurance of payment or performance of any Indebtedness, lease, dividend or other obligation (herein “primary obligations”) of another obligor (herein “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor,
(iv)    to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote fifteen percent (15%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
“Controlled Account” means each deposit account and securities account that is subject to an account control agreement and/or blocked account agreement in form and substance reasonably satisfactory to the Administrative Agent and the applicable L/C Issuer.
“Converted Term Loans” means, with respect to any Amendment No. 3 Consenting Term Lender that has consented to its Incremental Term B-1 Loan being converted into a 2026 Term
B-1 Loan, the entire outstanding principal amount of Incremental Term B-1 Loans held by such Amendment No. 3 Consenting Term Lender (or such lesser amount notified to such Amendment No. 3 Consenting Term Lender by the Administrative Agent) immediately prior to the effectiveness of Amendment No. 3 on the Amendment No. 3 Effective Date.

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“Convertible Debt Security” means any debt security the terms of which provide for the conversion thereof into Equity Interests, cash or a combination of Equity Interests and cash, to the extent such debt security has not, as of any applicable date of determination, been so converted.
“Corporate Head Office Campus” means the Company’s head office campus located at 2700 North First Street, 2701 Zanker Road, 60 East Plumeria Drive and 30 East Plumeria Drive, San Jose, California 95134.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator); provided, that, if CORRA shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Covered Entity” has the meaning specified in Section 10.23(b). “Covered Party” has the meaning specified in Section 10.23(a).
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Customary Bridge Loans” means bridge loans with an initial maturity date no longer than one year; provided, that (a) the Weighted Average Life of any loans, notes, securities or other Indebtedness that are converted into or exchanged for or otherwise replace or extend such bridge loans is not shorter than the applicable Weighted Average Life requirement and (b) the final maturity date of any loans, notes, securities or other Indebtedness (if any) which are converted into or exchanged for or otherwise replace or extend such bridge loans is no earlier than the applicable maturity date requirement.
“Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Daily Simple SOFR Loan” means a Loan that bears interest based on Daily Simple
SOFR.
“Debt Issuance” means the issuance by any Loan Party of any Indebtedness other than
Indebtedness permitted under Section 7.03.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, winding-up, administration, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership, rescue process, or similar debtor relief Laws of the United States or other applicable jurisdictions (including any applicable foreign jurisdiction) from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning specified in Section 2.06(b)(v).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

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“Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and
(b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Loans that are Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by applicable Law.
“Default Right” has the meaning specified in Section 10.23(b).
“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to
(i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Company, the Administrative Agent, any L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the

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Company, the L/C Issuers, the Swing Line Lender and each other Lender promptly following such determination.
“Delayed Draw Commitment Fee” has the meaning specified in Section 2.10(c).
“Delayed Draw Commitment Period” means the period from the Initial Funding Date to the Delayed Draw Commitment Termination Date.
“Delayed Draw Commitment Termination Date” means the earliest to occur of (w) the date that is twelve (12) months from the Initial Funding Date, (x) the date on which the Delayed Draw Term A Loan Commitments are reduced to $0 pursuant to Section 2.07, (y) the date on which two Borrowings of Delayed Draw Term A Loans have been made and (z) the date on which all Delayed Draw Term A Loan Commitments then outstanding have been funded in one or more Borrowings pursuant to Section 2.01(c), or, if any such date is not a Business Day, the immediately preceding Business Day.
“Delayed Draw Funding Date” has the meaning specified in Section 2.01(c).
“Delayed Draw Term A Lender” means, as of any date of determination, any Lender that holds all or a portion of an outstanding Delayed Draw Term A Loan or Delayed Draw Term A Loan Commitment on such date.
“Delayed Draw Term A Loan” has the meaning specified in Section 2.01(c).
“Delayed Draw Term A Loan Commitment” means, as to each Delayed Draw Term A
Lender, its obligation to make Delayed Draw Term A Loans to the Company pursuant to Section 2.01(c) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Delayed Draw Term A Loan Commitments” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. On the Amendment No. 1 Effective Date and the Initial Funding Date (prior to any funding), the aggregate Delayed Draw Term A Loan Commitments of all Delayed Draw Term A Lenders shall be $600,000,000.00.
“Designated Borrower” has the meaning specified in the introductory paragraph hereto.
“Designated Borrower Notice” has the meaning specified in Section 2.20(a).
“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.20(a).
“Designated Borrower Requirements” has the meaning specified in Section 2.20(a).
“Designated Jurisdiction” means any country or territory targeted by comprehensive, country- or territory-wide Sanctions Laws and Regulations (currently the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran and North Korea).
“Designated Lender” has the meaning specified in Section 2.19.

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“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with a Disposition made pursuant to Section 7.05(aa) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Company setting forth the basis of such valuation.
“Discount Range” has the meaning specified in Section 2.06(a)(iv)(B).
“Discounted Prepayment Option Notice” has the meaning specified in Section
2.06(a)(iv)(B).
“Discounted Voluntary Prepayment” has the meaning specified in Section 2.06(a)(iv)(A).
“Discounted Voluntary Prepayment Notice” has the meaning specified in Section
2.06(a)(iv)(E).
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disposition Reserves” has the meaning specified in the definition of “Net Cash Proceeds.”
“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures (excluding any maturity resulting from an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of all Commitments and all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), (b) is redeemable at the option of the holder thereof (other than (x) solely for Qualified Equity Interests or (y) as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination of all outstanding Letters of Credit (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer)), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Equity Interests are issued; provided that if such Equity Interests are issued pursuant to a plan for the benefit of future,

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current or former employees, directors, officers, members of management or consultants of the Company (or any direct or indirect parent thereof) or the Restricted Subsidiaries or by any such plan to such employees, directors, officers, members of management or consultants, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be permitted to be repurchased by the Company or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination of employment or service, as applicable, death or disability.
“Disqualified Institution” means (i) such Persons that have been specified in writing to the Arrangers by the Company prior to May 18, 2025 and on June 12, 2025 (or Affiliates of such Persons to the extent such Affiliates are clearly identifiable on the basis of similarity of such Affiliates’ names or specified in writing by the Company to the Arrangers prior to May 18, 2025 and on June 12, 2025) and to the Administrative Agent after the later of (x) the Initial Funding Date and (y) the earlier of (A) 60 days after the Initial Funding Date and (B) the successful syndication of the ~~Zephyr Permanent Financing~~Incremental Term B-1 Loans (such earlier date, the “Syndication Date”), and to the extent such Affiliates are not bona fide debt funds or investment vehicles that are primarily engaged in making, purchasing holdings or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, (ii) competitors of the Company, Zephyr or any of your or their respective Subsidiaries that are in the same or a similar line of business and that have been specified in writing by the Company to the Arrangers prior to May 18, 2025 and on June 12, 2025 and to the Administrative Agent after the Syndication Date (each such entity, a “Competitor”) or (iii) Affiliates of Competitors to the extent such Affiliates are clearly identifiable on the basis of similarity of such Affiliates’ names, and to the extent such Affiliates are not bona fide debt funds or investment vehicles that are primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business, in each case, as such list is supplemented in writing by the Company to the Administrative Agent from time to time; provided that no written notice shall apply retroactively to disqualify and Person that has acquired an assignment or participation interest in the Commitments or Loans prior to the delivery of such notices from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Institutions (it being understood and agreed that such prohibitions with respect to Disqualified Institutions shall apply to any potential future assignments or participations to any such parties). The Administrative Agent may post the list of Disqualified Institutions for access by all Lenders. Any supplement to the list of Disqualified Institutions will not become effective for three (3) Business Days after receipt by the Administrative Agent.
“Disqualifying Event” has the meaning specified in the definition of “Eligible Currency.”
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the applicable L/C Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for

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displaying exchange rates) on the date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as applicable, using any reasonable method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as applicable, using any reasonable method of determination it deems appropriate in its sole discretion. Any determination by the Administrative Agent or the applicable L/C Issuer pursuant to clause (b) or (c) above shall be conclusive absent manifest error.
“DQ List” has the meaning specified in Section 10.06(h)(iv).
“Earn-Outs” means, with respect to any Person, unsecured liabilities of such Person arising under an agreement to make any deferred payment as a part of the purchase price for an Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the underlying target, in each case, to the extent that such deferred payment would be included as part of such purchase price.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning specified in Section 10.18(a).
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)). Notwithstanding anything herein to the contrary, “Eligible Assignee” shall not include any Disqualified Institution.
“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Revolving Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Revolving Lenders or the applicable L/C

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Issuer, as applicable, of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Signing Date, after the Signing Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent or the Required Revolving Lenders (in the case of any Revolving Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Revolving Lenders or (d) no longer a currency in which the Required Revolving Lenders are willing to make such Credit Extensions (each of clauses (a), (b), (c), and (d), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Revolving Lenders, the L/C Issuers and the Company, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the Administrative Agent, the applicable Borrower (or the Company on its behalf, pursuant to Section 10.22) shall repay all Revolving Loans denominated in such currency to which the Disqualifying Event applies or convert such Revolving Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.
“Environmental Laws” means any and all applicable federal, state, provincial, territorial, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, or other governmental restrictions having the force of law relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment, including those related to air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of

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determination. Notwithstanding the foregoing, neither Convertible Debt Securities nor Permitted Call Spread Swap Agreements shall constitute Equity Interests.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered to be in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code) or a Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 305 of ERISA or Section 432 of the Code) or insolvent (within the meaning of Title IV of ERISA); (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; or (i) a failure by the Company or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.
“Escrow” means an escrow, trust, collateral or similar account or arrangement with a third-party that is not the Company or any of its Restricted Subsidiaries.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR” has the meaning specified in the definition of “Alternative Currency Term
Rate.”
“Euro” and “€” mean the single currency of the Participating Member States. “Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow Calculated Amount” has the meaning specified in Section 2.06(b)(iii).

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“Excess Cash Flow Prepayment Threshold” means $50,000,000. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Accounts” means (a) any account used solely by any Loan Party to disburse payroll and benefits, (b) any fiduciary accounts used solely to administer benefit plans or pay withholding taxes and (c) any account used solely to hold funds in trust for third parties.
“Excluded Contribution Amount” means the aggregate amount of cash or Cash Equivalents received by the Company (other than from any of its Subsidiaries) after the Initial Funding Date from contributions to its common equity capital, minus the aggregate amount of (i) any Investments made pursuant to Section 7.02(w)(ii) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment) and (ii) any Restricted Payment made pursuant to Section 7.06(f)(ii), in each case made during the period commencing on the Initial Funding Date through and including the date of usage of such Excluded Contribution Amount in reliance thereon (without taking account of the intended usage of the Excluded Contribution Amount as of such date), designated as an Excluded Contribution Amount pursuant to a certificate of a Responsible Officer on or promptly after the date on which the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.
“Excluded Information” has the meaning specified in the definition of “Big Boy Letter.”
“Excluded Property” means, with respect to any Loan Party, (a) (i) any fee-owned real property that (1) is not Material Real Property or (2) contains improvements located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” as of the Initial Funding Date or on each date of acquisition of such real property and (ii) any real property leasehold rights and interests, or any other interests in real property other than fee-ownership (it being understood and agreed that there shall be no requirement to obtain any survey, landlord or other third party waivers, estoppels or collateral access letters) or any fixtures affixed to any real property to the extent (A) such real property does not constitute Collateral and (B) a security interest in such fixtures may not be perfected solely by a UCC-1 financing statement in the jurisdiction of organization of the applicable Loan Party or, with respect to any Mortgaged Property, in the real estate records of the county in which such property is located, (ii) motor vehicles, aircraft and other assets subject to certificates of title, (iii) commercial tort claims with a value reasonably estimated not to exceed $5,000,000,
(iv) letter of credit rights (other than to the extent consisting of supporting obligations that can be perfected by the filing of a UCC-1 financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights other than filing of a UCC-1 financing statement)), (v) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code or other applicable Laws), (vi) pledges and security interests prohibited or restricted by applicable law, rule or regulation, after giving effect to the anti-assignment provisions of the Uniform Commercial Code and applicable Laws (including any requirement to obtain the consent of any governmental authority, regulatory authority or third party unless such consent has been obtained), (vii) (A) margin stock and (B)

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equity interests in joint ventures and non-Wholly Owned Subsidiaries to the extent prohibited by contract or Organization Documents thereof after giving effect to the anti-assignment provisions of the Uniform Commercial Code or applicable Laws, (viii) any lease, license or agreement, or any property subject to a purchase money security interest, capital lease obligation or similar arrangement, in each case to the extent permitted under the Loan Documents, to the extent that a grant of a security interest therein to secure the Obligations would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than the Company or a Restricted Subsidiary) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and applicable Laws, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition, (ix) any assets to the extent a security interest in such assets would result in material adverse tax consequences as reasonably determined by the Company, (x) any intent-to-use application trademark application prior to the filing, and acceptance by the U.S. Patent and Trademark Office, of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application (or any trademark registration resulting therefrom) under applicable federal law, (xi) assets where the cost of obtaining a security interest therein is excessive in relation to the practical benefit to the Lenders afforded thereby as reasonably determined by the Company in consultation with the Administrative Agent, (xii) any acquired property (including property acquired through acquisition or merger of another entity) if at the time of such acquisition the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement (in each case, not created in contemplation thereof) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge, (xiii) the capital stock of (A) captive insurance subsidiaries, (B) not-for-profit subsidiaries, (C) special purpose entities and (D) Unrestricted Subsidiaries, (xiv) all equity interests in CFCs and CFC Holdcos, (xv) any Excluded Account, (xvi) any interests in Intellectual Property for which a perfected Lien thereon is not effected by filing of a UCC-1 financing statement or by appropriate evidence of such Lien being filed in the United States Copyright Office or the United States Patent and Trademark Office, (xvii) Equity Interests of any Subsidiary to the extent not required to be pledged to secure the Obligations pursuant to Section 6.15, (xviii) at any time any Permitted Securitization Facility is outstanding, (A) any Related Asset that is subject thereto, (B) the Equity Interest of a Securitization Subsidiary for such Permitted Securitization Facility and
(C) any deposit accounts established pursuant to such Permitted Securitization Facility for collection of the relevant Related Assets (and all cash and other assets held therein), and (xix) at any time any Permitted Receivables Transaction is outstanding, any accounts receivable subject thereto.
“Excluded Subsidiary” means (a) any Subsidiary (x) that would be prohibited or restricted by applicable Law or contract (including any requirement to obtain the consent, approval, license or authorization of any Governmental Authority or third party, unless such consent, approval, license or authorization has been received, but excluding any restriction in any organizational documents of such Subsidiary) from providing a Guaranty so long as (i) in the case of Subsidiaries of the Company existing on the Signing Date, such contractual prohibition or restriction (including any requirement to obtain the consent, approval, license or authorization of any third party) is in existence on the Signing Date and not entered into in

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contemplation thereof and (ii) in the case of Subsidiaries of the Company acquired after the Signing Date, such contractual prohibition or restriction (including any requirement to obtain the consent, approval, license or authorization of any third party) is in existence at the time of such acquisition and not entered into in contemplation thereof, or (y) whose provision of a Guaranty would result in material adverse tax consequences as reasonably determined by the Company, (b) (i) any Non-
U.S. Subsidiary (including any CFC) and (ii) any Subsidiary of a CFC, (c) any CFC Holdco and any Subsidiary of a CFC Holdco, (d) captive insurance subsidiaries, not-for-profit subsidiaries, special purpose entities, Securitization Subsidiaries, Unrestricted Subsidiaries and Immaterial Subsidiaries, (e) any Restricted Subsidiary acquired with pre-existing Indebtedness permitted to remain outstanding under this Agreement (to the extent such Guaranty would be prohibited by or require consent pursuant to the terms of such Indebtedness) and (f) any Subsidiary to the extent that the burden or cost (including adverse tax consequences) of providing a Guaranty outweighs the practical benefit afforded thereby, as reasonably determined by the Company in consultation with the Administrative Agent.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any applicable “keepwell” provisions in any Loan Document and any and all guarantees of such Guarantor’s Swap Obligations by other Guarantors) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply to only the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment or, if such Lender did not fund an applicable Loan pursuant to a prior Commitment, on the date such Lender acquires the applicable interest in such Loan (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), 3.01(a)(iii) or 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in the applicable Loan or Commitment or to such Lender immediately before it changed its

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Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Company Credit Agreement” has the meaning specified in the definition of “Sanmina Refinancing.”
“Existing Letters of Credit” means any Letters of Credit (as defined in the Existing Company Credit Agreement) issued under the Existing Company Credit Agreement and outstanding on the Initial Funding Date immediately prior to the Sanmina Refinancing.
“Existing Zephyr Credit Agreement” has the meaning specified in the definition of “Zephyr Refinancing.”
“Extended Revolving Commitment” has the meaning specified in Section 2.15(a). “Extended Term Loans” has the meaning specified in Section 2.15(a). “Extension” has the meaning specified in Section 2.15(a).
“Extension Amendment” has the meaning specified in Section 2.15(c). “Extension Offer” has the meaning specified in Section 2.15(a).
“Facility” means each Class of Term Loans (including any Extended Term Loans), the Revolving Facility or any Incremental Revolving Facility (including any Extended Revolving Commitments), as the context may require.
“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification obligations for which no claim or demand has yet been made), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer shall have been made).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Signing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the Signing Date (or any amended or successor version described above) and any intergovernmental agreement, treaty or convention among Governmental Authorities (and related fiscal or regulatory legislation, rules or official administrative practices) implementing the foregoing.
“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal

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Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financial Covenants” has the meaning specified in Section 7.11(b).
“Financial Statements” means the Audited Company Financial Statements, the Audited Target Financial Statements, the Interim Company Financial Statements, the Interim Target Financial Statements and the Pro Forma Financial Statements.
“Fixed Amounts” has the meaning specified in Section 1.10(c).
“Fixed Incremental Amount” has the meaning specified in Section 2.16(b).
“FRB” means the Board of Governors of the Federal Reserve System of the United
States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to each L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations relating to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including the FASB ASC, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.
“General Investments Basket” has the meaning specified in Section 7.02(x)(i).

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“General RP/RDP Basket” has the meaning specified in Section 7.06(e)(i)(x). “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” means, as to any Person, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term “Guarantee” shall not include any liability by endorsement of instruments for collection or deposit in the Ordinary Course of Business or customary indemnification obligations entered into in the Ordinary Course of Business or in connection with any transaction permitted hereby. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, (a) each Subsidiary identified as a “Guarantor” on the signature pages hereto, (b) each other Subsidiary that joins as a Guarantor pursuant to Section
6.14 or otherwise pursuant to requirements of any Loan Document and (c) the successors and permitted assigns of each of the foregoing to the extent that any such successor or permitted assign is a Subsidiary.
“Guaranty” means, collectively, the Guarantee made by the Guarantors under Article XI in favor of the Secured Parties, together with each other Guarantee delivered pursuant to Section 6.14.
“Hazardous Materials” means all substances, wastes, or chemicals regulated or defined under or pursuant to any applicable Environmental Law as “hazardous”, “radioactive”, “explosive”, “infectious or medical waste”, “toxic”, or as a “pollutant” or “contaminant”, pursuant to an applicable Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, or radon gas.

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“Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract not prohibited under Article VII, is the Administrative Agent, a Lender or an Affiliate of the Administrative Agent or a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract not prohibited under Article VII, in each case, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Swap Contract with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Swap Contract and provided, further, that for any of the foregoing to be included as a “Secured Swap Contract” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.
“HMT” has the meaning specified in the definition of “Sanctions Laws and Regulations.” “Honor Date” has the meaning specified in Section 2.03(c)(i).
“Immaterial Subsidiary” means, as of any date of determination, any Restricted Subsidiary that is not a Guarantor and that has either (i) total assets not in excess of 5.0% of the total assets of the Company and its Restricted Subsidiaries at such date or (ii) total gross revenues not in excess of 5.0% of the consolidated gross revenues of the Company and its Restricted Subsidiaries for such period, in each case, determined on a consolidated basis in accordance with GAAP; provided that if the aggregate amount of the total assets of all Immaterial Subsidiaries that are not Guarantors exceeds either (i) 10.0% of the total assets of the Company and its Restricted Subsidiaries at such date or (ii) 10.0% of the consolidated gross revenues of the Company and its Restricted Subsidiaries for such period, in each case, determined on a consolidated basis in accordance with GAAP, the Company shall designate by written notice to the Administrative Agent one or more of such Immaterial Subsidiaries as no longer constituting Immaterial Subsidiaries (which Immaterial Subsidiaries shall be determined by the Company in its sole discretion) such that after such designation the aggregate amount of the total assets and total revenues of all Immaterial Subsidiaries that are not Guarantors does not exceed either (i) 10.0% of the total assets of the Company and its Restricted Subsidiaries at such date or (ii) 10.0% of the consolidated gross revenues of the Company and its Restricted Subsidiaries for such period, in each case, determined on a consolidated basis in accordance with GAAP.
“Impacted Loans” has the meaning specified in Section 3.03(a)(i). “Incremental Amount” has the meaning specified in Section 2.16(b). “Incremental Equivalent Debt” has the meaning specified in Section 7.03(cc). “Incremental Facilities” has the meaning specified in Section 2.16(a).
“Incremental Facility Amendment” has the meaning specified in Section 2.16(f).     “Incremental Facility Closing Date” has the meaning specified in Section 2.16(g).

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“Incremental Revolving Commitments” has the meaning specified in Section 2.16(a).
“Incremental Revolving Facility” has the meaning specified in Section 2.16(a).
“Incremental Revolving Lender” has the meaning specified in Section 2.16(g).
“Incremental Term A Loans” means any Incremental Term Loans in the form of term “A” loans.
“Incremental Term B Facility” has the meaning specified in Section 2.16(a).
“Incremental Term B ~~Facility Lenders” has the meaning specified in Section 2.16(h)~~Loans” means any Incremental Term Loans in the form of term “B” loans, including the Incremental Term B-1 Loans and the 2026 Term B-1 Loans.
“Incremental Term B-1 Loan Commitment” means, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1 of Amendment No. 2 directly below the column entitled “Incremental Term B-1 Loans.”
“Incremental Term B-1 Loan Lenders” means each Lender with an Incremental Term B-1 Loan Commitment.
“Incremental Term B-1 Loans” has the meaning specified in Section 2.01(d). “Incremental Term Facility” has the meaning specified in Section 2.16(a). “Incremental Term Loans” has the meaning specified in Section 2.16(a). “Incurrence Based Amounts” has the meaning specified in Section 1.10(c).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP as in effect at such time:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) accounts payable in the Ordinary Course of Business and (ii) intercompany charges of expenses, intercompany receivables, deferred revenue and other accrued liabilities, in each case incurred in the Ordinary Course of Business), including Earn-Outs solely to the extent due and payable in cash, in an amount calculated in accordance with GAAP and to the extent included as debt on the consolidated balance sheet of such Person and its Subsidiaries;
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under

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conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness of such Person;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
(h)     all Guarantees of such Person in respect of any of the foregoing; and
(~~h~~i)    all Disqualified Equity Interests.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Indebtedness described in clause (e), if such Indebtedness has not been assumed or is limited in recourse to the property subject to such Lien, shall be deemed to be an amount equal to the lesser of the fair market value of such property or the Indebtedness secured thereby. For the avoidance of doubt, the Indebtedness of any Person shall exclude any customer deposits received by such Person.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b). “Information” has the meaning specified in Section 10.07.
“Initial Funding Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 10.01).
“Initial Term A Lenders” has the meaning specified in the definition of “Term A Lender.”
“Initial Term A Loan Commitment” means, as to each Lender, its obligation to make its portion of the Initial Term A Loans to the Company on the Initial Funding Date pursuant to Section 2.01(b), in the principal amount set forth opposite such Lender’s name on Schedule 2.01 under the heading “Initial Term A Loan Commitments” as in effect on the Amendment No. 1 Effective Date immediately after giving effect to Amendment No. 1. The aggregate principal amount of the Initial Term A Loan Commitments of all of the Lenders as in effect on the Amendment No. 1 Effective Date and the Initial Funding Date (prior to funding) is
$1,400,000,000.00.
“Initial Term A Loans” means (i) the Loans borrowed on the Initial Funding Date pursuant to Section 2.01(b) and (ii) from and after the date of any Borrowing of any Delayed Draw Term A Loans, each Delayed Draw Term A Loan made on such date.

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“Inside Maturity Debt” means an amount of Loans or Commitments under Incremental Facilities (and/or Incremental Equivalent Debt incurred in lieu thereof) not to exceed the greater of (x) $700,000,000 and (y) 50.0% of Consolidated EBITDA as of the most recently ended Test Period at any time outstanding; provided that (i) no Inside Maturity Debt shall have a final maturity date earlier than the Maturity Date applicable to the Initial Term A Loans or the Revolving Commitments and (ii) no Inside Maturity Debt shall have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Initial Term A Loans or the Revolving Commitments.
“Instrument” means “instruments” as such term is defined in Article 9 of the UCC as in effect on the date hereof in the State of New York.
“Intellectual Property” means all intellectual property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential and proprietary information (including, as applicable, customer lists), know-how, and rights in software and databases; and all applications and registrations of any of the foregoing.
“Intercompany Debt” means Indebtedness (whether or not evidenced by a writing) of the Company or any of its Restricted Subsidiaries payable to, as applicable, the Company or any of its Restricted Subsidiaries.
“Interest Coverage Covenant” has the meaning specified in Section 7.11(a).
“Interest Payment Date” means, (a) [reserved]; (b) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date applicable thereto; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; (c) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date applicable thereto under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Facility for purposes of this definition); (d) as to any Daily Simple SOFR Loan, the last Business Day of each March, June, September and December of each year and the Maturity Date applicable thereto; (e) as to any Alternative Currency Daily Rate Loan, the last Business Day of each March, June, September and December of each year and the Maturity Date applicable thereto; and (f) as to any Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date applicable thereto; provided, however, that if any Interest Period for an Alternative Currency Term Rate Loan exceeds three

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(3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period” means as to each Term SOFR Loan or Alternative Currency Term Rate Loan, the period commencing on the date such Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable, is disbursed or converted to or continued as a Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable, and ending on the date one (1), three (3) or (other than in the case of Alternative Currency Term Rate Loans based on Term CORRA) six (6) months (or, if requested by the applicable Borrower (or the Company on its behalf, pursuant to Section 10.22) and agreed to by all relevant Lenders and the Administrative Agent, twelve (12) months or a shorter period) thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), in each case, as selected by the appropriate Borrower in its Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date applicable to such Loan.
“Interim Company Financial Statements” has the meaning specified in Section 4.02(b)(i). “Interim Target Financial Statements” has the meaning specified in Section 4.02(b)(ii)(b). “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee of indebtedness for borrowed money of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees indebtedness for borrowed money of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

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“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Company (or any Subsidiary) or in favor of the applicable L/C Issuer and relating to such Letter of Credit.
“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit I or such other form as may be approved by the Administrative Agent, in either case, executed and delivered in accordance with the provisions of Section 6.14 or Section 4.02(a), as applicable.
“Judgment Currency” has the meaning specified in Section 10.15.
“Junior Payment” means any principal payment on any Subordinated Indebtedness.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Extended Revolving Commitment, Delayed Draw Term A Loan Commitment, Additional Revolving Commitment, Incremental Revolving Commitment, Extended Term Loan or Incremental Term Loan, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.
All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means each of (a) Bank of America, BNP Paribas, Crédit Agricole Corporate and Investment Bank, PNC Bank, National Association, Truist Bank and U.S. Bank National Association (in each case, through itself or through one of its respective designated Affiliates or branch officers), (b) any Lender appointed by the Company (with the consent of the Administrative Agent and such Lender) as an L/C Issuer by written notice to the Administrative Agent as a replacement for any L/C Issuer who, at the time of such notice, is a Defaulting Lender and (c) any successor issuer of Letters of Credit hereunder, in each case in its capacity as issuer of Letters of Credit hereunder.

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“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“LCT Election” has the meaning specified in Section 1.10(a). “LCT Test Date” has the meaning specified in Section 1.10(a).
“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and their successors and assigns and, as the context requires, includes the Swing Line Lender and each L/C Issuer.
“Lender Participation Notice” has the meaning specified in Section 2.06(a)(iv)(C). “Lender Recipient Parties” means, collectively, the Lenders, the Swing Line Lender and the L/C Issuers.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit. A Letter of Credit shall only be issued in the form of a standby letter of credit unless the applicable L/C Issuer agrees otherwise; provided that any Letter of Credit issued by Bank of America, in its role as an L/C Issuer, shall only be in the form of a commercial letter of credit, a trade letter of credit or a standby letter of credit unless Bank of America agrees otherwise.
Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means, with respect to any Letter of Credit, a day no later than the earlier of (i) the date that is twelve (12) months from the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then current expiration date of such Letter of Credit) and

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(ii) unless such Letter of Credit has been backstopped or Cash Collateralized pursuant to an arrangement reasonably satisfactory to the applicable L/C Issuer, five (5) Business Days prior to the Maturity Date then in effect for Letters of Credit.
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $100,000,000 and
(b) the Aggregate Revolving Commitments; provided that as of the Initial Funding Date, with respect to each of Bank of America, BNP Paribas, Crédit Agricole Corporate and Investment Bank, PNC Bank, National Association, Truist Bank and U.S. Bank National Association, each in its capacity as an L/C Issuer, such L/C Issuer shall not be obligated to issue Letters of Credit in an amount greater than the amount set forth as its “Letter of Credit Commitment” on Schedule
2.01. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Leverage Covenant” has the meaning specified in Section 7.11(b).
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), hypothec, charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Transaction” means (x) any acquisition (including acquisitions subject to a letter of intent or purchase agreement) or other investment, including by way of merger, by the Company or one or more of its Restricted Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing and (y) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, satisfaction and discharge or repayment.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan, Swing Line Loan or Term Loan (including any Incremental Term B-1 Loans, 2026 Term B-1 Loans, any other Incremental Term Loans, Delayed Draw Term A Loans, any Extended Term Loans, loans made pursuant to any Additional Revolving Commitment or loans made pursuant to Extended Revolving Commitments).
“Loan Documents” means, collectively, this Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, each Designated Borrower Request and Assumption Agreement, the Collateral Documents, any ~~Zephyr Financing Intercreditor Agreement, any~~ Acceptable Intercreditor Agreement, each Note, each Issuer Document, each Joinder Agreement, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17, the Agency Fee Letter, each Incremental Facility Amendment, each Extension Amendment, each other intercreditor agreement or subordination agreement contemplated hereby and entered into by the Administrative Agent and each other agreement designated by its terms as a Loan Document (but specifically excluding any Secured Cash Management Agreement and any Secured Swap Contract).

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“Loan Notice” means a notice of (a) a Borrowing of Loans (other than Swing Line Loans), (b) a conversion of Loans from one Type to another Type, or (c) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the applicable Borrower (or the Company on its behalf, pursuant to Section 10.22).
“Loan Parties” means, collectively, each Borrower and each Guarantor.
“Mandatory Cost” means any amount incurred periodically by any Lender during the term of this Agreement which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Lender is domiciled, subject to regulation or has its Lending Office by any Governmental Authority which are applicable to the Credit Extensions and such Lender’s Lending Office.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.” “Material Adverse Effect” means (i) on the Initial Funding Date, a Zephyr Material
Adverse Effect with respect to Zephyr, and (ii) after the Initial Funding Date, (a) a material adverse effect on the business, assets, financial condition or results of operations of the Company, the Guarantors and their respective Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the rights and remedies of the Lenders, the Swing Line Lender, the L/C Issuers and the Administrative Agent, taken as a whole, under any Loan Document, or (c) a material adverse effect on the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents.
“Material Intellectual Property” means any Intellectual Property that is material to the business of the Company and its Restricted Subsidiaries, taken as a whole.
“Material Real Property” means (a) any real property located in the United States owned in fee by a Loan Party on the Initial Funding Date having a fair market value as reasonably determined by the Company in good faith in excess of $30,000,000, and (b) any fee-owned real property acquired by any Loan Party following the Initial Funding Date (or owned by any Person that becomes a Loan Party after the Initial Funding Date) located in the United States with a fair market value as reasonably determined by the Company in good faith in excess of $25,000,000; provided that “Material Real Property” shall in any case exclude the Corporate Head Office Campus.
“Material Restricted Subsidiary” means any Restricted Subsidiary that is not an Immaterial Subsidiary.
“Maturity Date” means (a) with respect to the Revolving Facility, the fifth anniversary of the Initial Funding Date (or, in each case, with respect to any Additional Revolving Commitments or Extended Revolving Commitments, the maturity date applicable to such Additional Revolving Commitments or Extended Revolving Commitments in accordance with

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the terms hereof) ~~and~~, (b) with respect to Initial Term A Loans and Delayed Draw Term A Loans, the fifth anniversary of the Initial Funding Date and (c) with respect to the ~~Incremental~~2026 Term B-1 Loans, the seventh anniversary of the Amendment No. 2 Effective Date (or with respect to ~~any~~ (i) any Extended Term Loan, the maturity date applicable to such Extended Term Loan in accordance with the terms hereof or (ii) any other Incremental Term Loan, the maturity date applicable to such Incremental Term Loan in accordance with the terms hereof); provided that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning specified in Section 10.09. “MFN Provision” has the meaning specified in Section 2.16(d).
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to one hundred three percent (103%) of the Fronting Exposure of each applicable L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.17(a)(i), (a)(ii) or (a)(iii), an amount equal to one hundred three percent (103%) of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their sole discretion.
“Minimum Extension Condition” has the meaning specified in Section 2.15(b). “Minimum Tranche Amount” has the meaning specified in Section 2.15(b). “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Mortgage” means, collectively, the deeds of trust, trust deeds, deeds of hypothecation, security deeds, and mortgages creating and evidencing a Lien on a Mortgaged Property made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Administrative Agent.
“Mortgage Policies” has the meaning specified in Section 6.15(c).
“Mortgaged Property” means each Material Real Property (other than Excluded Property), if any, which shall be subject to a Mortgage delivered pursuant to Section 6.15.
“Multiemployer Plan” means any multiemployer plan (as defined in Section 4001(a)(3) of ERISA), that is subject to Title IV of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by the Company or any Restricted Subsidiary in respect of any Disposition, Debt Issuance or Recovery Event, net of (a) costs and direct expenses incurred in connection therewith (including,

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without limitation, legal, accounting, consulting and investment banking fees, costs, underwriting discounts, and sales commissions), (b) Taxes paid or reasonably estimated to be payable as a result thereof or in connection therewith (including pursuant to any Tax sharing arrangement), (c) in the case of any Disposition or any Recovery Event, the amount necessary to retire any Indebtedness secured by a Lien on the related property (including prepayment premiums, exit fees and make-wholes) to the extent such Indebtedness is actually retired and such payment is not prohibited under Section 7.14 and (d) in connection with any Disposition, a reasonable reserve determined by the Company or such Subsidiary in its reasonable business judgment for (i) any reasonably anticipated adjustment in sale price of such asset or assets and
(ii) reasonably anticipated liabilities associated with such asset or assets and retained by the Company or any Restricted Subsidiary after such Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification payments (fixed or contingent) or purchase price adjustments attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Disposition undertaken by the Company or such Subsidiary in connection with such Disposition (the “Disposition Reserves”); it being understood that “Net Cash Proceeds” shall include, without limitation, (a) any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by the Company or any Restricted Subsidiary in any Disposition, Debt Issuance or Recovery Event and (b) any Disposition Reserves that are no longer necessary with respect to the applicable Disposition; provided, that (x) any amount of the purchase price in connection with any Disposition that is held in escrow shall not be deemed to be received by the Company or any of its Restricted Subsidiaries until such amount is paid to the Company or such Subsidiary out of escrow and (y) (i) Net Cash Proceeds received by the Company or any Wholly Owned Restricted Subsidiary of the Company shall equal one hundred percent (100%) of the cash proceeds received by the Company or such Restricted Subsidiary pursuant to the foregoing definition and (ii) Net Cash Proceeds received by any Restricted Subsidiary other than a Wholly Owned Subsidiary of the Company shall equal a percentage of the cash proceeds received by such Subsidiary pursuant to the foregoing definition equal to the percentage of such Restricted Subsidiary’s total outstanding Equity Interests owned by the Company and its Restricted Subsidiaries.
“Non-Acquired Assets” has the meaning specified in the definition of “Zephyr Acquisition Agreement.”
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders or, if such consent, waiver or amendment requires the approval of all affected Lenders (and not all Lenders), affected Lenders having affected Loans and Commitments representing more than fifty percent (50%) of all affected Loans and Commitments; provided, that, the Loans and Commitments of any Defaulting Lender that is an affected Lender shall be disregarded in determining affected Lenders having affected Loans and Commitments representing more than fifty percent (50%) of all affected Loans and Commitments at any time.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

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“Non-Extending Lender” has the meaning specified in Section 2.15(c).
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Non-Reinstatement Deadline” has the meaning specified in Section 2.03(b)(iv).
“Non-U.S. Approved Bank” has the meaning specified in the definition of “Cash
Collateral.”
“Non-U.S. Lender” means a Lender that is not a U.S. Person.
“Non-U.S. Subsidiary” means any direct or indirect Subsidiary of the Company that is not a U.S. Subsidiary.
“Note” has the meaning specified in Section 2.12(a).
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower (or the Company on its behalf, pursuant to Section 10.22).
“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, (b) all debts, liabilities, obligations, covenants and duties of the Company or any Restricted Subsidiary arising under any Secured Swap Contract and (c) all debts, liabilities, obligations, covenants and duties of the Company or any Restricted Subsidiary arising under any Secured Cash Management Agreement, in the case of each of clauses (a), (b) and (c), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including all costs and expenses incurred in connection with the enforcement and collection of the foregoing and interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the “Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party and “Obligations” shall exclude obligations arising from any Permitted Call Spread Swap Agreement.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Offered Loans” has the meaning specified in Section 2.06(a)(iv)(C).
“Ordinary Course of Business” means the ordinary course of business of the Company or any Subsidiary, in the exercise of its reasonable business judgment and undertaken in good faith.
“Organization Documents” means, (a) with respect to any corporation or, to the extent

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organized or incorporated under the laws of a foreign jurisdiction, any company, the certificate and/or articles of incorporation and the bylaws, memorandum of association, articles of association and/or memorandum and articles of association; (b) with respect to any limited liability company, the certificate and/or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate and/or articles of formation or organization of such entity.
“Other Applicable Indebtedness” has the meaning specified in Section 2.06(b)(ii). “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.
“Outstanding Amount” means (a) with respect to Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of Unreimbursed Amounts or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the

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Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 10.06(d). “Participant Register” has the meaning specified in Section 10.06(d).
“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro, and in each case continues to adopt, as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PATRIOT Act” has the meaning specified in Section 10.19.
“Payment Item” means each check, draft or other item of payment payable to the Company, including those constituting proceeds of any Collateral.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.
“Pension Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is maintained or is contributed to by the Company or any ERISA Affiliate, or with respect to which the Company or any ERISA Affiliate has any liability, and is either covered by Title IV of ERISA or is subject to the Pension Funding Rules.
“Permitted Acquisition” means an Acquisition by the Company or any Restricted Subsidiary, provided that (a) except in the case of a Limited Condition Transaction (in which case, compliance with this clause (a) shall be determined in accordance with Section 1.10(a)), no Event of Default has occurred and is continuing or would result from such Acquisition, (b) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same, related, complementary, ancillary or similar line of business as the Company, the Guarantors and their respective Subsidiaries were engaged in on the Signing Date (or any reasonable extensions or expansions thereof), and (c) the Company shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, after giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties would be in Pro Forma Compliance (subject to Section 1.10(a) in the case of any such Acquisition that constitutes a Limited Condition Transaction).
“Permitted Call Spread Swap Agreement” means (a) any agreement (including, but not limited to, any convertible bond hedge transaction or capped call transaction) pursuant to which, among other things, the Company acquires an option requiring the counterparty thereto to deliver to the Company shares of common stock of the Company, cash in lieu of delivering shares of common stock or cash representing the termination value of such option or a combination thereof from time to time upon settlement, exercise or early termination of such option and (b) any

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agreement pursuant to which, among other things, the Company issues to the counterparty thereto warrants to acquire common stock of the Company, cash in lieu of delivering shares of common stock or cash representing the termination value of such warrants or a combination thereof from time to time upon settlement, exercise or early termination of such warrants, in each case entered into by the Company in connection with the issuance of Convertible Debt Securities (including, without limitation, the exercise of any overallotment or underwriter’s option); provided that (i) the terms, conditions and covenants of each such Permitted Call Spread Swap Agreement are customary for agreements of such type (as reasonably determined by the Board of Directors of the Company in good faith) and (ii) in the case of clause (b) above, such Permitted Call Spread Swap Agreement is classified as an equity instrument in accordance with GAAP.
“Permitted Contingent Obligations” means any Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Swap Contracts permitted hereunder; (c) (i) existing on the Signing Date and (ii) with respect to Zephyr and its Restricted Subsidiaries, on the Initial Funding Date, and, in each case, any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of equipment permitted hereunder; (f) arising under the Loan Documents; or (g) otherwise in an aggregate amount of $150,000,000 or less at any time.
“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests other than a sale or issuance that would constitute an Excluded Contribution Amount.
“Permitted Investment” means an Investment permitted under Section 7.02. “Permitted Liens” means, at any time, Liens in respect of property of the Company or any Restricted Subsidiary permitted to exist at such time pursuant to the terms of Section 7.01.
“Permitted Pool Transaction” means the transfer of cash, whether directly or indirectly, through the repayment of or making of any Intercompany Debt, the making of any Upstream Payment, the making of Investments or otherwise in the Ordinary Course of Business, from a Non-U.S. Subsidiary to another Non-U.S. Subsidiary in order to have the cash balances of such Non-U.S. Subsidiary repay or refund their obligations under a cash management pool with a financial institution; provided that in connection with any such transfer, (a) if any cash is proposed to be transferred from a Loan Party to a Non-U.S. Subsidiary, prior to, or simultaneously with, such proposed transfer, an equivalent amount of cash shall be transferred to such Loan Party from a Non-U.S. Subsidiary and (b) if any cash is proposed to be transferred to a Loan Party from a Non-U.S. Subsidiary, prior to, or simultaneously with, such proposed transfer, an equivalent amount of cash shall be transferred from such Loan Party to a Non-U.S. Subsidiary.
“Permitted Receivables Transaction” means dispositions of accounts receivable due from any customer of the Company or any Restricted Subsidiary in connection with such customer’s supplier financing program pursuant to a customary receivables sale agreement.

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“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that,
(a)    the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses (including original issue discount and upfront fees) reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder,
(b)    such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life equal to or greater than the remaining Weighted Average Life of, the Indebtedness being modified, refinanced, refunded, renewed or extended (provided that the foregoing requirements of this clause (b) shall not apply to any Customary Bridge Loans; provided, further, that in the case of any refinancing or refunding of secured Indebtedness with unsecured Indebtedness, the final maturity date of such unsecured Indebtedness shall be no earlier than six (6) months after the Maturity Date of, and shall have a Weighted Average Life no shorter than the remaining Weighted Average Life of, the Initial Term A Loans), (c) at the time thereof, no Default or Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) if such Indebtedness being modified, refinanced, refunded, renewed or extended is secured, the terms and conditions relating to collateral of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions with respect to the collateral for the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole (unless otherwise permitted under the terms of this Agreement), (f) if such Indebtedness being modified, refinanced, refunded, renewed or extended was unsecured, such modification, refinancing, refunding, renewal or extension shall also be unsecured (unless otherwise permitted under the terms of this Agreement) and (g) such modification, refinancing, refunding, renewal or extension is incurred by one or more Persons who is an obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.
“Permitted Repricing Amendment” has the meaning specified in Section 10.01(b)(xiv).
“Permitted Securitization Facility” means a financing facility established by a
Securitization Subsidiary and one or more of the Company or its Subsidiaries, whereby the Company or its Subsidiaries shall have sold or transferred accounts receivable, payment intangibles, chattel paper, payments, or similar rights to payment to a Securitization Subsidiary; provided that (a) except as permitted in respect of indemnities by clause (b) of this proviso, no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Securitization Facility shall be Guaranteed by the Company or any of its Subsidiaries (other than a Securitization Subsidiary), (b) there shall be no recourse or obligation to the Company or any of its Subsidiaries (other than a Securitization Subsidiary) whatsoever other than pursuant to representations, warranties, covenants and indemnities entered into in the

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Ordinary Course of Business in connection with such Permitted Securitization Facility that in the reasonable opinion of the Company are customary for securitization transactions and (c) none of the Company nor any of its Subsidiaries (other than the Securitization Subsidiary) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Securitization Facility, other than as set forth in clause (b) of this definition.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate, or any such plan to which the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate is required to contribute on behalf of any of its employees, and which is subject to ERISA.
“Plan of Reorganization” has the meaning specified in Section 10.06(h)(iii). “Platform” has the meaning specified in Section 6.02.
“Private Lender” has the meaning specified in Section 6.02.
“Private Side Information” has the meaning specified in Section 10.02(d).
“Pro Forma Basis” and “Pro Forma Effect” means, in respect of a Specified Transaction, that such Specified Transaction and the following transactions in connection therewith (to the extent applicable) shall be deemed to have occurred as of the first day of the applicable Test Period for the applicable covenant or requirement: (a) (i) with respect to any Disposition, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded, (ii) with respect to any Investment, income statement and cash flow statement items (whether positive or negative) attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Company and its Restricted Subsidiaries in accordance with GAAP as in effect on such date or in accordance with any defined terms set forth in Section 1.01, and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent, and (iii) with respect to any Acquisition by the Company or a Restricted Subsidiary of (A) a corporation which becomes a new Restricted Subsidiary or (B) any other entity or a group of assets or an operation, provided that such operation comprises a going concern which becomes a division or part of the business of the Company or a Restricted Subsidiary (each, an “operation”), Consolidated EBITDA will include the Target EBITDA of the newly acquired Restricted Subsidiary or operation for its immediately preceding four (4) fiscal quarters completed prior to such acquisition as determined using the following method: (x) if such newly acquired Restricted Subsidiary or operation was, immediately prior to such acquisition, accounted for on a stand-alone basis, each of the components of Consolidated EBITDA applied mutatis mutandis as if such definition and its component definitions referred to such newly acquired Restricted Subsidiary or operation (“Target EBITDA”) shall only be

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included in the calculation of Consolidated EBITDA for such newly acquired Restricted Subsidiary or operation, as the case may be, if Target EBITDA can be determined by reference to historical financial statements reasonably satisfactory to the Administrative Agent and (y) if such newly acquired Restricted Subsidiary or operation: (A) was not, immediately prior to such acquisition, accounted for on a stand-alone basis; or (B) was immediately prior to such acquisition, accounted for on a stand-alone basis but, in the determination of the Administrative Agent acting reasonably, the business of such newly acquired Restricted Subsidiary or operation will not be conducted by the Company or its Restricted Subsidiary, as the case may be, in substantially the same form or the same manner as conducted by the seller immediately prior to such acquisition, then subject to the satisfaction of the Administrative Agent and the Required Lenders with the method of determination thereof acting reasonably, Target EBITDA for such newly acquired Restricted Subsidiary or operation will be determined having regard to historical financial results together with, and having regard to, contractual arrangements and any other changes made or proposed to be made by the Company or its Restricted Subsidiary, as the case may be, to the business of such newly acquired Restricted Subsidiary or operation; (b) any retirement or prepayment of Indebtedness; (c) any incurrence or assumption of Indebtedness by the Company or any of its Restricted Subsidiaries (and if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); and (d) with respect to the designation of any Unrestricted Subsidiary as an Restricted Subsidiary, (i) income statement and cash flow statement items (whether positive or negative) attributable to such Subsidiary shall be included to the extent relating to any period prior to the date of such designation to the extent such items are not otherwise included in such income statement and cash flow statement items for the Company and its Restricted Subsidiaries in accordance with any defined terms set forth in Section 1.01 and (ii) Indebtedness of such Subsidiary shall be included and deemed to have been incurred as of the first day of the applicable period.
“Pro Forma Compliance” means, with respect to any transaction, that after giving effect to such transaction on a Pro Forma Basis, the Loan Parties would be in compliance with the Financial Covenants set forth in Section 7.11 recomputed as of the end of such period.
“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Company containing reasonably detailed calculations of the Financial Covenants set forth in Section 7.11 recomputed as of the end of the applicable period after giving effect to the applicable transaction on a Pro Forma Basis.
“Pro Forma Financial Statements” has the meaning specified in Section 4.02(b)(iii). “Pro Rata Facilities” means the Revolving Facility and the Term A Loan Facility.
“Pro Rata Facilities Commitments” means the Revolving Commitments and the Term A Loan Commitments.

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“Pro Rata Facilities Lenders” means the Revolving Lenders and the Term A Lenders. “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.06(a)(iv)(B).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Public Side Information” has the meaning specified in Section 6.02. “QFC” has the meaning specified in Section 10.23(b).
“QFC Credit Support” has the meaning specified in Section 10.23.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” means any Equity Interests of the Company (or any direct or indirect parent of the Company), in each case, that are not Disqualified Equity Interests.
“Qualifying Lenders” has the meaning specified in Section 2.06(a)(iv)(D). “Qualifying Loans” has the meaning specified in Section 2.06(a)(iv)(D).
“Rating Agency” means, initially, Moody’s and S&P, and (x) if Moody’s and/or S&P ceases to rate the Company and/or the applicable debt of the Company or (y) with consent from the Administrative Agent (such consent to be given or withheld in its sole discretion), in each case, then the Company may appoint another nationally recognized statistical rating agency as a replacement for such Rating Agency.
“Ratio Debt” has the meaning specified in Section 7.03(h).
“Ratio Incremental Amount” has the meaning specified in Section 2.16(b).
“Real Estate” means all right, title and interest (whether as owner, lessor or lessee) in any real property and related appurtenances or any buildings, structures, parking areas or other improvements thereon.
~~“Reallocated Incremental Amount” has the meaning specified in Section 2.16(b).~~
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

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“Recovery Event” means any casualty loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Company or other Loan Party.
“Refinancing Notes” means Loans and/or Incremental Equivalent Debt incurred or issued to refinance any Facility in whole or in part, provided that (i) any Refinancing Notes do not mature prior to the maturity date of the applicable Facility being refinanced, or have a shorter Weighted Average Life than the remaining Weighted Average Life of such loans under the applicable Facility being refinanced, (ii) any Refinancing Notes in the form of notes are not subject to any amortization prior to final maturity and are not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions), (iii) there shall be no borrowers, issuers or guarantors in respect of any Refinancing Notes that are not a Borrower or a Guarantor, (iv) if secured, such Refinancing Notes shall not be secured by any assets that do not constitute Collateral, (v) the other terms and conditions of such Refinancing Notes (excluding pricing, fees, rate floors and optional prepayment or redemption terms) are (x) substantially identical to or are (taken as a whole) no more favorable to the lenders providing such Refinancing Notes, as applicable, than those applicable to the applicable Facility (taken as a whole) being refinanced or (y) reflective of market terms and conditions at the time of incurrence or issuance thereof, in each case, as determined in good faith by the Company (except for covenants or other provisions applicable only to periods after the final maturity date of the Facility being so refinanced), (vi) the proceeds of any Refinancing Notes shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding loans under the applicable Facility being so refinanced and (vii) any secured Refinancing Notes shall be subject to an Acceptable Intercreditor Agreement.
“Refinancing Revolving Commitments” means Incremental Revolving Commitments incurred to refinance any Facility in whole or in part, provided that (i) any Refinancing Revolving Commitments do not mature prior to the maturity date of the Revolving Facility being refinanced, (ii) there shall be no borrowers or guarantors in respect of any Refinancing Revolving Commitments that are not a Borrower or a Guarantor, (iii) if secured, such Refinancing Revolving Commitments shall not be secured by any assets that do not constitute Collateral, (iv) the other terms and conditions of such Revolving Commitments (excluding pricing, fees, rate floors and optional prepayment or redemption terms) are (x) substantially identical to or are (taken as a whole) no more favorable to the lenders providing such Refinancing Revolving Commitments than those applicable to the Revolving Commitments (taken as a whole) being refinanced or (y) reflective of market terms and conditions at the time of incurrence or issuance thereof, in each case, as determined in good faith by the Company (except for covenants or other provisions applicable only to periods after the final maturity date of the Revolving Commitments being so refinanced) and (v) the proceeds of any Refinancing Revolving Commitments shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding loans and, to the pro rata commitment reduction under the applicable Revolving Commitments being so refinanced.
“Refinancing Term Loans” means Incremental Term Loans and/or Incremental Equivalent Debt incurred to refinance any Facility in whole or in part, provided that (i) any Refinancing Term Loans shall not mature prior to the maturity date of the applicable Facility

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being refinanced, or have a shorter Weighted Average Life than the remaining Weighted Average Life of such loans under the Term Loans being refinanced, (ii) there shall be no borrowers or guarantors in respect of any Refinancing Term Loans that are not a Borrower or a Guarantor, (iii) if secured, such Refinancing Term Loans shall not be secured by any assets that do not constitute Collateral, (iv) the other terms and conditions of such Refinancing Term Loans (excluding pricing, fees, rate floors and optional prepayment or redemption terms) are (x) substantially identical to or are (taken as a whole) no more favorable to the lenders providing such Refinancing Term Loans than those applicable to the Term Loans, as applicable, or Revolving Commitments (taken as a whole) being refinanced or (y) reflective of market terms and conditions at the time of incurrence or issuance thereof, in each case, as determined in good faith by the Company (except for covenants or other provisions applicable only to periods after the final maturity date of the Term Loans being so refinanced), (v) the proceeds of any Refinancing Term Loans shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans under the applicable Term Loans being so refinanced and (vii) any secured Refinancing Notes incurred as Incremental Equivalent Debt shall be subject to an Acceptable Intercreditor Agreement.
“Register” has the meaning specified in Section 10.06(c). “Rejection Notice” has the meaning specified in Section 2.06(b)(v).
“Related Assets” means, with respect to any receivables, any assets related thereto, including all collateral securing such receivables, all contracts and contract rights, purchase orders, leases, security interests, financing statements or other documentation in respect of such receivables, and all guarantees, indemnities, warranties or other documentation or other obligations in respect of any such receivable, any other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with transactions (including without limitation any Permitted Securitization Facility) involving receivables similar to the receivables, interest in goods represented by the receivables and all goods returned by or reclaimed, repossessed or recovered from, the account debtor, and any collections or proceeds of the foregoing, and any Equity Interests in a Securitization Subsidiary.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Related Specified Parties” means, with respect to any Person, (a) any Affiliate of such Person, (b) the respective directors, officers or employees of such Person or any of its Affiliates and (c) the respective agents of such Person or any of its Affiliates, in the case of this clause (c), acting on behalf of, or at the express instructions of, such Person or Affiliate; provided that each such reference to an Affiliate, director, officer or employee shall refer to an Affiliate, director, officer or employee involved in the execution or delivery of this Agreement or any other Loan Document, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents.

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“Relevant Rate” means with respect to any Credit Extension denominated in (a) Sterling, SONIA, (b) Euros, EURIBOR, (c) Canadian Dollars, the Term CORRA Rate and (d) any other Alternative Currency, the applicable Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable (in each case, or any Alternative Currency Successor Rate established in connection therewith).
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the 30-day notice period has been waived.
“Repricing Event” means (i) any prepayment or repayment of ~~Incremental~~2026 Term B-1 Loans substantially concurrently with the proceeds of, or any conversion of ~~Incremental~~2026 Term B-1 Loans into, any new or replacement tranche of term loans the primary purpose of which is to lower the “effective” interest rate applicable to ~~Incremental~~2026 Term B-1 Loans so prepaid (whether in the form of interest rate margins, original issue discount, upfront fees or coupon) and (ii) any amendment to the ~~Incremental~~2026 Term B-1 ~~Facility~~Loans the primary purpose of which is to reduce the “effective” interest rate (whether in the form of interest rate margins, original issue discount, upfront fees or coupon) applicable to ~~Incremental~~2026 Term B-1 Loans (in each case, with original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest margins in a manner consistent with generally accepted financial practice based on an assumed four-year life to maturity), including any mandatory assignment in connection therewith with respect to each Lender that refuses to consent to such amendment; provided that a Repricing Event shall not include any amendment, prepayment, repayment or repricing made in connection with a Change of Control, a Transformative Acquisition or a Transformative Disposition.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Delayed Draw Lenders” means, at any time, Delayed Draw Term A Lenders having unused Delayed Draw Term A Loan Commitments that, taken together, represent more than fifty percent (50%) of the sum of all the Delayed Draw Term A Loan Commitments at such time; provided, that the Delayed Draw Term A Loan Commitment of any Defaulting Lender shall be disregarded in determining Required Delayed Draw Lenders at any time.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or an L/C Issuer, as the case may be, in making such determination.

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“Required Pro Rata Facilities Lenders” means, at any time, Lenders holding in the aggregate more than fifty percent (50%) of the sum of (a) the aggregate Revolving Credit Exposures of all the Lenders at such time, plus (b) (x) prior to the Initial Funding Date, the outstanding aggregate principal amount of the Initial Term A Loan Commitments and (y) on and following the Initial Funding Date, the outstanding aggregate principal amount of the Term A Loans (including, for the avoidance of doubt, funded Delayed Draw Term A Loans), plus (c) any unfunded Commitments in respect of an Incremental Facility consisting of Term A Loans at such time (including, for the avoidance of doubt, unfunded Delayed Draw Term A Loan Commitments) (the “Unfunded Term Loan A Commitments”). The Revolving Credit Exposure, Term A Loans and Unfunded Term Loan A Commitments of any Defaulting Lender shall be disregarded in determining Required Pro Rata Facilities Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or applicable L/C Issuer, as the case may be, in making such determination.
“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit Exposures representing more than fifty percent (50%) of the Revolving Credit Exposures of all Lenders having Revolving Credit Exposures. The Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or applicable L/C Issuer, as the case may be, in making such determination.
“Rescindable Amount” has the meaning specified in Section 2.13(b)(ii). “Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.
“Responsible Officer” means the chief executive officer, president, executive vice president, vice president, chief financial officer, treasurer, assistant treasurer, controller or such other Person who is the highest ranking officer appointed pursuant to the relevant Organization Documents (or, in foreign jurisdictions, substantially equivalent representatives, including a director or manager) of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01 or 4.02, the secretary or any assistant secretary (or, in foreign jurisdictions, substantially equivalent representatives, including a director, company secretary or manager) of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee or equivalent representative of the applicable Loan Party so designated by any of the foregoing officers, directors or managers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the

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Administrative Agent, each Responsible Officer will provide an incumbency certificate and appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof), including any normal-course issuer bids by the Company; provided that (a) the conversion of (including any cash settlement payment upon conversion), or payment of any principal or premium on, or payment of any interest with respect to, any Convertible Debt Securities shall not constitute a Restricted Payment and (b) any payment with respect to, or early unwind or settlement of, any Permitted Call Spread Swap Agreement shall not constitute a Restricted Payment.
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.
“Retained Declined Proceeds” has the meaning specified in Section 2.06(b)(v).
“Revaluation Date” means (a) with respect to any Revolving Loan, each of the following:
(i) each date of a Borrowing of an Alternative Currency Loan, (ii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02, (iii) with respect to any Alternative Currency Daily Rate Loan, each Interest Payment Date, and (iv) such additional dates as the Administrative Agent shall determine or the Required Revolving Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof,
(iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Initial Funding Date, and (v) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Revolving Lenders shall require.
“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the applicable Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or other documentation pursuant to which such Lender becomes a party hereto or in any documentation executed by such Lender in connection with an Incremental Facility, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. Revolving Commitments shall include any Revolving Commitment Increases and Extended Revolving Commitments.

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“Revolving Commitment Increase” has the meaning specified in Section 2.16(a).
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Revolving Loans and the aggregate Outstanding Amount of such Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“Revolving Facility” means the Revolving Commitments, including any Revolving Commitment Increase, each Extension of Revolving Commitments, each Refinancing Revolving Commitment and the Credit Extensions made thereunder.
“Revolving Lender” means, at any time, a Lender that has a Revolving Commitment, outstanding Revolving Loans or participation interests in outstanding L/C Obligations and Swing Line Loans at such time.
“Revolving Loan” has the meaning specified in Section 2.01(a).
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to the Company or any Restricted Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Company or such Restricted Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanctions Laws and Regulations” means any economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or any other Governmental Authority that is applicable to the Company or its Subsidiaries.
“Sanmina India Joint Venture” means the joint venture formed or to be formed in accordance with the terms of the Sanmina India Joint Venture Documents.
“Sanmina India Joint Venture Documents” means (a) that certain Joint Venture and Shareholders’ Agreement among the Company, Reliance Strategic Business Ventures Limited (“Reliance”), Sanmina-SCI India Private Limited (“Sanmina India”) and Sanmina-SCI Systems Singapore Pte Ltd (“Sanmina Singapore”), (b) that certain Share Subscription and Purchase Agreement (the “SSPA”) among the Company, Reliance, Sanmina India, Sanmina Singapore

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and AET Holdings Limited and (c) and those certain documents defined as “Transaction Documents” in the SSPA.
“Sanmina Refinancing” means the refinancing in full and termination of that certain Fifth Amended and Restated Credit Agreement, dated as of September 27, 2022, by and among Sanmina Corporation, as the borrower, the several banks and other financial institutions or entities from time to time parties thereto, and Bank of America, N.A., as administrative agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Company Credit Agreement”), together with the release of all liens thereunder.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement between the Company or any Restricted Subsidiary and any Cash Management Bank. For the avoidance of doubt, a holder of Obligations in respect of Secured Cash Management Agreements shall be subject to the provisions of the last paragraph of Section 8.03 and the provisions of Section 9.11.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders (including Designated Lenders), the L/C Issuers, the Cash Management Banks, the Hedge Banks, the Indemnitees, each receiver and/or manager appointed under any Collateral Document and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.
“Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit J.
“Secured Swap Contract” means any Swap Contract between the Company or any Restricted Subsidiary and any Hedge Bank. For the avoidance of doubt, a holder of Obligations in respect of a Secured Swap Contract shall be subject to the provisions of the last paragraph of Section 8.03 and the provisions of Section 9.11.
“Securitization Subsidiary” means a Wholly Owned Subsidiary of the Company that is a special purpose vehicle that has been established for the sole purpose of facilitating a financing under a Permitted Securitization Facility and that shall not engage in any activities other than in connection with the Permitted Securitization Facility.
“Security Agreement” means that certain Security Agreement, to be dated as of the Initial Funding Date, executed in favor of the Administrative Agent, for the benefit of the Secured Parties, by the Company and each other Loan Party.
“Seller” has the meaning specified in the definition of “Zephyr Acquisition Agreement.” “Signing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.01), which date is July 29, 2025.

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“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, which for this purpose shall include rights of contribution in respect of obligations for which such Person has provided a Guarantee,
(b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, which for this purpose shall include rights of contribution in respect of obligations for which such Person has provided a Guarantee, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the Ordinary Course of Business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth (5th) Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
“SONIA Adjustment” means, with respect to SONIA, 0.0326% (3.26 basis points) per annum.
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified Loan Party” has the meaning specified in Section 11.08(a).
“Specified Representations” means the representations and warranties made in Sections 5.01(a) (solely as it relates to the valid existence and good standing of the Loan Parties) and 5.01(b)(ii) (solely as it relates to the Loan Parties), Section 5.02(a), Section 5.02(b)(i) (as it pertains to the execution, delivery and performance by the Loan Parties of the Loan Documents), Section 5.04, Section 5.14, Section 5.19 (after giving effect to the Transactions), Section 5.22 (in the case of any Credit Extension with respect to which such Specified Representations are made, limited to the incurrence and use of proceeds therefrom with respect to applicable Sanctions Laws and Regulations), Section 5.23 (in the case of any Credit Extension with respect to which such Specified Representations are made, limited to the incurrence and use of proceeds therefrom with respect to applicable anti-money laundering and anti-corruption laws) and Section 5.24.

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“Specified Transaction” means any Acquisition, any Disposition, any Investment, any incurrence of Indebtedness or any other event that by the terms of the Loan Documents requires compliance on a Pro Forma Basis with a test or covenant, calculation as to Pro Forma Effect with respect to a financial definition, test or covenant or requires such financial definition, test or covenant to be calculated on a Pro Forma Basis.
“Specified Zephyr Acquisition Agreement Representations” means the representations made by or with respect to Zephyr and its subsidiaries in the Zephyr Acquisition Agreement as are materially adverse to the interests of the Lenders (in their capacities as such), but only to the extent that the Company has (or an Affiliate of the Company has) the right (taking into account any notice and cure provisions) to terminate the Company’s or any of its Affiliates’ obligations under the Zephyr Acquisition Agreement, or to decline to consummate the Zephyr Acquisition pursuant to the Zephyr Acquisition Agreement, as a result of a breach of such representations in the Zephyr Acquisition Agreement, in each case, without any cost or liability to the Company or its Affiliates.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subordinated Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary that by its terms is subordinated in right of payment to the Obligations.
“Subordinated Indebtedness Documents” means any agreement, indenture or instrument pursuant to which any Subordinated Indebtedness is issued, in each case, as amended to the extent permitted under the Loan Documents.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other business entity of which a majority of the outstanding shares of securities or other Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly or indirectly, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company. For the avoidance of doubt, the Company does not own, directly or indirectly, the majority of interests in the Sanmina India Joint Venture as of the Signing Date and the Sanmina India Joint Venture does not constitute a “Subsidiary” as of the Signing Date.
“Successor Rate” has the meaning specified in Section 3.07. “Supported QFC” has the meaning specified in Section 10.23.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor

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transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. For the avoidance of doubt, the following shall not be deemed a “Swap Contract”:
(i) any phantom stock or similar plan (including any stock option plan) providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries, (ii) any stock option or warrant agreement for the purchase of Equity Interests of the Company or any Permitted Call Spread Swap Agreement,
(iii) the purchase of Equity Interests or Indebtedness (including securities convertible into Equity Interests) of Company pursuant to delayed delivery contracts or (iv) any of the foregoing to the extent that it constitutes a derivative embedded in a convertible security issued by the Company.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“SWIFT” has the meaning specified in Section 2.03(f).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section
2.05.
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line
Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.05(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

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“Swing Line Sublimit” means an amount equal to the lesser of (a) $150,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined a suitable replacement) is open for the settlement of payments in Euro.
“Target EBITDA” has the meaning specified in the definition of “Pro Forma Basis” and “Pro Forma Effect.”
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term A Lender” means at any time, (a) on the Amendment No. 1 Effective Date immediately after giving effect to Amendment No. 1, (x) the Lenders set forth as Initial Term A Lenders on Schedule 2.01 (the “Initial Term A Lenders”) and (y) the Lenders set forth as Delayed Draw Term A Lenders on Schedule 2.01 and (b) at any time after the Amendment No. 1 Effective Date, any Lender that holds Initial Term A Loans, Delayed Draw Term A Loans, Initial Term A Loan Commitments or Delayed Draw Term A Loan Commitments at such time.
“Term A Loans” means the Initial Term A Loans, Delayed Draw Term A Loans and any Incremental Term Loans in the form of term “A” loans.
“Term A Loan Commitment” means, as to each Lender, (i) its Initial Term A Loan Commitments, (ii) its Delayed Draw Term A Loan Commitments, and (iii) its obligation to make its portion of Term A Loans to the Company any time thereafter pursuant to any Incremental Facility. The aggregate principal amount of the Term A Loan Commitments of all of the Lenders as in effect on the Amendment No. 1 Effective Date and the Initial Funding Date (prior to funding) is $2,000,000,000.
“Term A Loan Facility” means, at any time, (a) on or prior to the Initial Funding Date, the aggregate amount of the Term A Loan Commitments, and (b) thereafter, the aggregate principal amount of the Term A Loans of all Lenders outstanding at such time.
“Term B Loans” means any Incremental Term Loans in the form of term “B” loans, including the Incremental Term B-1 Loans and the 2026 Term B-1 Loans.
“Term CORRA” has the meaning specified in clause (b) of the definition of “Alternative Currency Term Rate.”
“Term CORRA Adjustment” means 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.

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“Term CORRA Rate” has the meaning specified in the definition of “Alternative Currency Term Rate.”
“Term Facility” means the Term A Loans and any Incremental Term Facilities.
“Term Loans” means the Term A Loans, any Incremental Term Loans and any Extended Term Loans.
“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first (1st) U.S. Government Securities Business Day immediately prior thereto; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to such date with a term of one (1) month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first (1st)
U.S. Government Securities Business Day immediately prior thereto;
provided that if Term SOFR determined in accordance with either of the foregoing clause (a) or
(b) of this definition would otherwise be less than zero, Term SOFR shall be deemed to be zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that is denominated in Dollars and that bears interest at a rate based on clause (a) of the definition of “Term SOFR.”
“Term SOFR Replacement Date” has the meaning specified in Section 3.07(c).
“Term SOFR Scheduled Unavailability Date” has the meaning specified in Section
3.07(c)(ii).
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Term SOFR Successor Rate” has the meaning specified in Section 3.07(c).
“Termination Date” has the meaning specified in Section 4.02(i).
“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Company ending on or prior to such date (taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 6.01(a) or 6.01(b).

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“Threshold Amount” means $200,000,000.
“Ticking Fee” has the meaning specified in Section 2.10(b).
“Ticking Fee End Date” has the meaning specified in Section 2.10(b).
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments of such Lender at such time, the outstanding Loans of such Lender at such time and such Lender’s participations in L/C Obligations and Swing Line Loans at such time.
“Total Delayed Draw Term A Loan Commitments” means the sum of the Delayed Draw Term A Loan Commitments of all Lenders.
“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.
“Trade Date” has the meaning specified in Section 10.06(h)(i).
“Transactions” means, collectively, (a) the Zephyr Acquisition, the other related transactions contemplated by the Zephyr Acquisition Agreement and the financing thereof,
(b) the refinancing of existing indebtedness of Zephyr and of the Company in connection with the Zephyr Acquisition, and (c) the payment of fees, commissions and expenses in connection with the foregoing.
“Transformative Acquisition” means any acquisition or Investment by the Company or any Restricted Subsidiary that is either (a) not permitted hereunder immediately prior to the consummation of such acquisition or Investment or (b) if permitted by the terms hereunder immediately prior to the consummation of such acquisition or Investment, this Agreement would not provide the Company and its Restricted Subsidiaries with adequate flexibility for the continuation and/or expansion of their combined operations following such consummation or acquisition, as determined by the Company acting in good faith.
“Transformative Disposition” means any sale, transfer, license, lease or other Disposition by the Company or any Restricted Subsidiary that is either (a) not permitted hereunder immediately prior to the consummation of such Disposition or (b) if permitted by the terms hereunder immediately prior to the consummation of such Disposition, would not provide the Company and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their remaining operations following such consummation, as determined by the Company acting in good faith.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.
“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority,

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which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.
“Unfunded Term Loan A Commitments” shall have the meaning specified in the definition of “Required Pro Rata Facilities Lenders.”
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i). “Upstream Payment” means a Restricted Payment by a Restricted Subsidiary of the
Company to the Company or a Wholly Owned Restricted Subsidiary.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means (i) for purposes of Sections 5.25 and 7.15 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (ii) for all other purposes, any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.23.
“U.S. Subsidiary” means any direct or indirect Subsidiary of the Company that is organized under the laws of the United States, any state thereof or the District of Columbia.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“United States” and “U.S.” mean the United States of America. “Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

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“Unrestricted Subsidiary” means, collectively, (a) each Subsidiary identified as an Unrestricted Subsidiary on Schedule 5.13 delivered to the Administrative Agent on the Signing Date and (b) each other Subsidiary designated by the Company as an Unrestricted Subsidiary after the Signing Date pursuant to Section 6.20; provided that, for the avoidance of doubt, any Unrestricted Subsidiary redesignated as a Restricted Subsidiary pursuant to Section 6.20 shall not constitute an Unrestricted Subsidiary.
“Voluntary Prepayment Amount” has the meaning specified in Section 2.16(b).
“Weighted Average Life” means, when applied to any Indebtedness at any date of determination, the period of time (expressed in years) obtained by dividing (a) the sum of the total of the products obtained by multiplying (i) the amount of each scheduled installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date of determination and the making of such payment by (b) the then outstanding principal amount of such Indebtedness as of such date of determination.
“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Zephyr” has the meaning specified in the definition of “Zephyr Acquisition Agreement.”
“Zephyr Acquisition” has the meaning specified in the definition of “Zephyr Acquisition
Agreement.”
“Zephyr Acquisition Agreement” means that certain Equity Purchase Agreement, dated as of May 18, 2025 (the “Zephyr Acquisition Agreement Signing Date”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the Company, AMD Design, LLC, a Delaware limited liability company (the “Seller”), and ZT Group Int’l, Inc., a New Jersey corporation (“Zephyr”), pursuant to which the Company directly, or indirectly through a wholly owned subsidiary, will acquire 100% of the outstanding equity interests of Zephyr or of a successor to Zephyr that will acquire substantially all of the assets and

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operations of Zephyr (excluding certain specified assets of Zephyr that the Seller and the Company have agreed will remain owned by the Seller (the “Non-Acquired Assets”)) (such transactions, the “Zephyr Acquisition” and the date on which the Zephyr Acquisition is consummated, the “Zephyr Acquisition Closing Date”).
“Zephyr Acquisition Agreement Signing Date” has the meaning specified in the definition of “Zephyr Acquisition Agreement.”
“Zephyr Acquisition Closing Date” has the meaning specified in the definition of “Zephyr Acquisition Agreement.”
~~“Zephyr Financing Intercreditor Agreement” means any customary pari passu intercreditor agreement (in form and substance reasonably satisfactory to the Administrative Agent) which provides, among other things, that the Liens on the Collateral securing the Zephyr Senior Secured Bridge Facility and/or any secured Zephyr Permanent Financing shall rank equal in priority with the Liens on the Collateral securing the Obligations.~~
“Zephyr Material Adverse Effect” has the meaning assigned to the term “Material Adverse Effect” in the Zephyr Acquisition Agreement as in effect on the Zephyr Acquisition Agreement Signing Date.
~~“Zephyr Permanent Financing” means any combination of (a) senior secured term loans or unsecured term loans and/or (b) senior secured notes and/or unsecured notes issued pursuant to one or more Rule 144A/Regulation S offerings or other private placement transactions, in each case, incurred or issued, as applicable, by the Company or any Subsidiary, in lieu of the Zephyr Senior Secured Bridge Facility to finance the Zephyr Acquisition or to refinance the Zephyr Senior Secured Bridge Facility.~~
“Zephyr Refinancing” means the refinancing in full and termination of that certain Third Amended and Restated Credit Agreement, dated as of March 31, 2021, by and among Zephyr, Veritas Services & Engineering, Inc., the lenders from time to time party thereto, and Wells Fargo Capital Finance, LLC, as administrative agent and collateral agent, and the Issuing Banks (as defined therein) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Zephyr Credit Agreement”), together with the release of all liens thereunder.
~~“Zephyr Senior Secured Bridge Facility” means a senior secured 364-day bridge loan facility in an aggregate principal amount not to exceed $800,000,000, to be incurred by the Company in connection with the Zephyr Acquisition to the extent Zephyr Permanent Financings resulting in aggregate proceeds and/or replacement acquisition financing commitments of at least~~
~~$800,000,000; provided, that any such replacement acquisition financing commitments shall be subject to conditions to funding that are in all respects no less favorable to the Company than the conditions to the funding of the Zephyr Senior Secured Bridge Facility.~~
~~“Zephyr Separate Financing” means the (i) Zephyr Senior Secured Bridge Facility and~~
~~(ii) each Zephyr Permanent Financing.~~
1.02    Other Interpretive Provisions. With reference to this Agreement and each other

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Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Loan Document or Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and
(vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    [Reserved].
(e)    [Reserved].
(f)    [Reserved].
(g)    Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited

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liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP as in effect on such date applied on a consistent basis, as in effect from time to time. Notwithstanding anything to the contrary in the foregoing, for purposes of determining compliance with any covenant (including the computation of any Financial Covenant set forth in Section 7.11) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, the effects of FASB ASC 825 and FASB ASC 470–20 on financial liabilities shall be disregarded. Notwithstanding anything to the contrary set forth herein, with respect to determining the permissibility of the incurrence of any Indebtedness, the proceeds of such Indebtedness shall not constitute “unrestricted cash and Cash Equivalents included in the consolidated balance sheet of the Company and its Restricted Subsidiaries ” for purposes of calculating the Consolidated Total Net Leverage Ratio, Consolidated Secured Net Leverage Ratio and Consolidated First Lien Net Leverage Ratio in connection therewith.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders (or, in the case of a change affecting the computation of only the Consolidated Cash Interest Coverage Ratio or the Consolidated Total Net Leverage Ratio, or both of the foregoing, the Required Pro Rata Facilities Lenders) shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders (or, in the case of a change affecting the computation of only the Consolidated Cash Interest Coverage Ratio or the Consolidated Total Net Leverage Ratio, or both of the foregoing, the Required Pro Rata Facilities Lenders)); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015.

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1.04    Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement (or to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Exchange Rates; Currency Equivalents; Rates; Licensing.
(a)    The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating the Financial Covenants set forth in Section 7.11 or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of an Alternative Currency Loan, or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Alternative Currency Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.
(c)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection,

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determination, or calculation of any rate (or component thereof) provided by any such information source or service.
(d)    By agreeing to make Loans under this Agreement, each Lender is confirming it has all licenses, permits and approvals necessary for use of the reference rates referred to herein and it will do all things necessary to comply, preserve, renew and keep in full force and effect such licenses, permits and approvals.
1.06    Additional Alternative Currencies.
(a)    The Company may from time to time request that Alternative Currency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and each Lender with a Commitment under which such currency is requested to be made available; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.
(b)    Any such request shall be made to the Administrative Agent not later than 1:00 p.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer(s), in its or their sole discretion). In the case of any such request pertaining to Alternative Currency Loans, the Administrative Agent shall promptly notify each applicable Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer(s) thereof. Each applicable Lender (in the case of any such request pertaining to Alternative Currency Loans) or the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 1:00 p.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such L/C Issuer, as the case may be, to permit Alternative Currency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the applicable Lenders consent to making Alternative Currency Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Lenders may amend the definition of “Alternative Currency Daily Rate” or “Alternative Currency Term Rate,” as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of “Alternative Currency Daily Rate” or “Alternative Currency Term Rate,” as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Alternative Currency Loans. If the Administrative Agent and the applicable L/C Issuers consent to the issuance of Letters of

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Credit in such requested currency, the Administrative Agent shall so notify the Company and (A) the Administrative Agent and the applicable L/C Issuers may amend the definition of “Alternative Currency Daily Rate” or “Alternative Currency Term Rate,” as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (B) to the extent the definition of “Alternative Currency Daily Rate” or “Alternative Currency Term Rate,” as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder, for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.
1.07    Change of Currency.
(a)    Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Signing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.08    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.09    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit that is available to be drawn at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount

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of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is available to be drawn at such time.
1.10    Limited Condition Transactions; Certain Calculations and Tests.
(a)    Notwithstanding anything to the contrary contained herein, in connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:
(i)    determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Consolidated First Lien Net Leverage Ratio, the Consolidated Cash Interest Coverage Ratio, the Consolidated Total Net Leverage Ratio or the Consolidated Secured Net Leverage Ratio;
(ii)    determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing; or
(iii)    testing availability or capacity under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or by reference to the Available Amount);
in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Company could have taken such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with.
Notwithstanding anything herein to the contrary, if the Company has made an LCT Election, which LCT Election may be made at any time prior to, contemporaneously with, or at any time after, the applicable LCT Test Date, and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, tests or basket, including due to fluctuations in Consolidated EBITDA of the Company or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such ratios, tests or baskets will not be deemed to have been exceeded as a result of such fluctuations; provided, however, if any ratios or tests improve or baskets increase as a result of such fluctuations, such improved ratios or tests or increased baskets may be utilized. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of the ratios, tests or baskets subject to the LCT Election on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, test or

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basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated.
(b)    For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including the Consolidated First Lien Net Leverage Ratio test, Consolidated Total Net Leverage Ratio test, Consolidated Secured Net Leverage Ratio test, and/or any Consolidated Cash Interest Coverage Ratio test or the amount of Consolidated EBITDA), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.
(c)    Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including pro forma compliance with any Consolidated First Lien Net Leverage Ratio test, Consolidated Total Net Leverage Ratio test, Consolidated Secured Net Leverage Ratio test and/or any Consolidated Cash Interest Coverage Ratio test) (any such amounts, including the Fixed Incremental Amount, and the Voluntary Prepayment ~~Amount and the Reallocated Incremental~~ Amount, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, including the Ratio Incremental Amount, the “Incurrence Based Amounts”), it is understood and agreed that (i) the Fixed Amounts (and any cash proceeds thereof) and (ii) any Indebtedness resulting from borrowings under any Revolving Facility which occur concurrently or substantially concurrently with the incurrence of the Incurrence Based Amounts shall, in each case, be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.
(d)    Notwithstanding anything to the contrary herein, for purposes of the covenants described in Article VII or the Incremental Amount, if any Indebtedness (other than Indebtedness in respect of the Revolving Facility and the Term A Loan Facility), Lien, Investment, Disposition, Restricted Payment or repayment of Subordinated Indebtedness (or a portion thereof) would be permitted pursuant to one or more provisions described therein, the Company may divide and classify such Indebtedness, Liens, Investments, Disposition, Restricted Payment or repayment of Subordinated Indebtedness (or a portion thereof) in any manner that complies with the covenants set forth in Article VII or the Incremental Amount, and may later divide and reclassify any such Indebtedness, Lien, Investment, Disposition, Restricted Payment or repayment of Subordinated Indebtedness so long as the Indebtedness, Lien, Investment, Disposition, Restricted Payment or repayment of Subordinated Indebtedness (as so redivided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such redivision or reclassification; provided that any such divisions, classifications, redivisions and/or reclassifications shall only be permitted within a specific type of covenant or within the Incremental Amount, and not, for the avoidance of doubt, across different types of

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covenants or across any covenant and the Incremental Amount; provided, further, that, unless otherwise elected by the Company, any utilization of any provision of any covenant described in Article VII or the Incremental Amount originally designated as permitted under a Fixed Amount shall be automatically reclassified as having been permitted under any applicable Incurrence Based Amount if, at the time of such reclassification, such utilization would be permitted under such applicable Incurrence Based Amount.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    Revolving Loans, Initial Term A Loans ~~and~~, Delayed Draw Term A Loans ~~and~~, Incremental Term B-1 Loans and 2026 Term B-1 Loans.
(a)    Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrowers or any of them in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans:
(i)    the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments;
(ii)    the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Lender’s Revolving Commitment; and
(iii)    the aggregate Outstanding Amount of all Revolving Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit.
Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.01(a), prepay under Section 2.06, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans, Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans as further provided herein. Notwithstanding the foregoing, if the Initial Funding Date has not occurred prior to the Termination Date, then all Revolving Commitments hereunder shall immediately and automatically terminate on the Termination Date.
(b)    Initial Term A Loans. Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make its portion of a term loan (collectively, the “Initial Term A Loans”) to the Company in Dollars on the Initial Funding Date in an amount not to exceed such Lender’s Term A Loan Commitment. Amounts repaid on the Initial Term A Loans may not be reborrowed. The Initial Term A Loans may consist of Base Rate Loans or Term SOFR Loans, or a combination thereof, as further provided herein. Notwithstanding the foregoing, if the Initial Funding Date has not occurred prior to the Termination Date, then all Term A Loan

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Commitments hereunder shall immediately and automatically terminate on the Termination Date.
(c)    Delayed Draw Term A Loans. Subject to the terms and conditions set forth herein, during the Delayed Draw Commitment Period, each Lender having a Delayed Draw Term A Loan Commitment severally agrees to make a term loan or term loans denominated in Dollars (each, a “Delayed Draw Term A Loan”) to the Company from time to time as elected by the Company on or after the Initial Funding Date and on or prior to the Delayed Draw Commitment Termination Date; provided, that (i) the conditions specified in Section 4.02 with respect to the Initial Funding Date shall have been satisfied (or waived in accordance with Section 10.01) and (ii) the conditions set forth in Section 4.04 have been satisfied (or waived by the Lenders holding the applicable Delayed Draw Term A Loan Commitments in accordance with Section 10.01 hereof) as of the date of each funding (each such date of funding, a “Delayed Draw Funding Date”). The Delayed Draw Term A Loan Commitment of each Lender shall be reduced by the aggregate principal amount of Delayed Draw Term A Loans funded by such Lender holding the applicable Delayed Draw Term A Loan Commitment. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Delayed Draw Term A Loans (if and when funded) shall have the same terms as the Initial Term A Loans and the Initial Term A Loans and the Delayed Draw Term A Loans shall be treated as part of a single Class of Term A Loans for all purposes, except that interest on the Delayed Draw Term A Loans shall commence to accrue from the applicable Delayed Draw Funding Date thereof. Amounts repaid on the Delayed Draw Term A Loans may not be reborrowed. The Delayed Draw Term A Loans may consist of Base Rate Loans or Term SOFR Loans, or a combination thereof, as further provided herein. Such Delayed Draw Term A Loans (i) shall not exceed, for any such Lender, the Delayed Draw Term A Loan Commitment of such Lender, and (ii) shall not exceed in the aggregate the Total Delayed Draw Term A Loan Commitments. Notwithstanding the foregoing, if the Initial Funding Date has not occurred prior to the Termination Date, then all Delayed Draw Term A Loan Commitments hereunder shall immediately and automatically terminate on the Termination Date.
(d)    Incremental Term B-1 Loans. Subject to the terms and conditions set forth herein, each Incremental Term B-1 Loan Lender severally agrees to make its portion of a term loan (collectively, the “Incremental Term B-1 Loans”) to the Company in Dollars on the Amendment No. 2 Effective Date in an amount not to exceed such Lender’s Incremental Term B-1 Loan Commitment. Amounts repaid on the Incremental Term B-1 Loans may not be reborrowed. The Incremental Term B-1 Loans may consist of Base Rate Loans or Term SOFR Loans, or a combination thereof, as further provided herein.
(e)    2026 Term B-1 Loans. Subject to the terms and conditions set forth herein, (i) the Additional 2026 Term B-1 Loan Lender agrees to make a 2026 Term B-1 Loan to the Company in Dollars on the Amendment No. 3 Effective Date in an amount not to exceed such Lender’s Additional 2026 Term B-1 Loan Commitment and (ii) each Converted Term Loan of each Amendment No. 3 Consenting Term Lender shall be converted into a 2026 Term B-1 Loan of such Lender effective as of the Amendment No. 3 Effective Date in a principal amount equal to the outstanding principal amount of such Lender’s Incremental Term B-1 Loan immediately prior to such conversion (or such lesser amount as may be notified to such Amendment No. 3

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Consenting Term Lender by the Administrative Agent). Amounts repaid on the 2026 Term B-1 Loans may not be reborrowed. The 2026 Term B-1 Loans may consist of Base Rate Loans or Term SOFR Loans, or a combination thereof, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing, each conversion of Loans from one Type to another Type, and each continuation of Term SOFR Loans or Alternative Currency Term Rate Loans shall be made upon the applicable Borrower’s (or the Company’s on its behalf, pursuant to Section 10.22) irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 1:00 p.m. (i) [reserved], (ii) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans, or of any conversion of Term SOFR Loans to Base Rate Loans, (iii) four (4) Business Days (or five
(5) Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Alternative Currency Loans, and (iv) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans and Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of the Dollar Equivalent $500,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to another Type, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans,
(ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted,
(v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Loans to be borrowed and (vii) the applicable Borrower. If a Borrower (or the Company on its behalf, pursuant to Section 10.22) fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If a Borrower (or the Company on its behalf, pursuant to Section 10.22) fails to specify a Type of Loan in a Loan Notice or if a Borrower (or the Company on its behalf, pursuant to Section 10.22) fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, then to the extent such Loans denominated in such currency will bear interest at an Alternative Currency Term Rate, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one (1) month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans or Alternative Currency Term Rate Loans. If a Borrower (or the Company on its behalf, pursuant to Section 10.22) requests a Borrowing of, conversion to, or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest

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Period of one (1) month. Except as provided in Section 2.13(a), no Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.
(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower (or the Company on its behalf, pursuant to Section 10.22), the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Alternative Currency Term Rate Loans, in each case as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.03 or Section 4.04 (and, if such Borrowing is the initial Credit Extension, Section 4.02), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by, as directed by such Borrower, (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing denominated in Dollars is given by a Borrower (or the Company on its behalf, pursuant to Section 10.22), there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.
(c)    Except as otherwise provided herein, a Term SOFR Loan and an Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan or Alternative Currency Term Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans or Alternative Currency Term Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Alternative Currency Term Rate Loans be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(d)    The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans or Alternative Currency Term Rate Loans upon determination of such interest rate.
(e)    After giving effect to all Borrowings, all conversions of Revolving Loans and Term Loans from one Type to another Type, and all continuations of Revolving Loans and Term Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect.
(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement,

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pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.
(g)    With respect to any Alternative Currency Daily Rate, Alternative Currency Term Rate, SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time in consultation with the Company and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.
2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Initial Funding Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or any Restricted Subsidiary, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Company and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment and (z) the aggregate Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and deemed L/C Obligations, and from and after the Initial Funding Date shall be subject to and governed by the terms and conditions hereof.
(ii)    No L/C Issuer shall issue any Letter of Credit, if:
(A)    subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or
(B)    the expiry date of the requested Letter of Credit would occur after the

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Letter of Credit Expiration Date (other than by operation of an Auto-Extension Letter of Credit that is cash collateralized in accordance with the terms of this Agreement on or prior to the Letter of Credit Expiration Date that would otherwise apply), unless all the Revolving Lenders have approved such expiry date.
(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit or related bankers’ acceptances generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Initial Funding Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Initial Funding Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than the Dollar Equivalent of
$10,000 (or such lesser amount as such L/C Issuer may agree in its sole discretion);
(D)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(E)    such L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency; or
(F)    any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its

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amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable L/C Issuer (with a copy to the Administrative Agent, if Bank of America is not the applicable L/C Issuer) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 1:00
p.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof (and in the absence of specification of currency, shall be deemed a request for a Letter of Credit denominated in Dollars); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require. Additionally, the Company shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.

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Unless such L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)    If the Company so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such L/C Issuer, the Company shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.03 is not then satisfied, and in each case directing such L/C Issuer not to permit such extension.
(iv)    If the Company so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by such L/C Issuer, the Company shall not be required to make a specific request to the applicable L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the applicable L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of

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days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.03 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause (iv)) and, in each case, directing such L/C Issuer not to permit such reinstatement.
(v)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse such L/C Issuer in such Alternative Currency, unless (A) the applicable L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If the Company is notified prior to 11:00 a.m. on the date of any payment by an L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or prior to the Applicable Time on the date of any payment by an L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency on such date (or, if notified after such time, then no later than 11:00 a.m. on the next succeeding Business Day with respect to any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars or the Applicable Time on the next succeeding Business Day with respect to any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency). In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Company fails to timely reimburse an L/C Issuer on the Honor Date, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in

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Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Revolving Loans that are Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.03 (other than the delivery of a Loan Notice) and provided that, after giving effect to such Borrowing, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments. Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if promptly confirmed in writing; provided, further, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans that are Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit issued by such L/C Issuer, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)    Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse each L/C Issuer for amounts drawn under Letters of Credit issued by such L/C Issuer, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against an L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or

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(C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.03 (other than delivery by the Company of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse an L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after an L/C Issuer has made a payment under any Letter of Credit issued by such L/C Issuer and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by an L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Company to reimburse each L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

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(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, endorsement, certificate or other document presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by such L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Company or any waiver by such L/C Issuer which does not in fact materially prejudice the Company;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by such L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)    any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, provisional liquidator, restructuring officer, receiver, administrator or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
(ix)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.
The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with

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the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Pro Rata Facilities Lenders, the Required Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of bad faith, gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves, as determined by a final non-appealable judgment of a court of competent jurisdiction, were caused by such L/C Issuer’s bad faith, willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuers may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible

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to the Company for, and no L/C Issuer’s rights and remedies against the Company shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice.
(h)    Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Lender in accordance, subject to adjustment as provided in Section 2.18, with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) equal to the Applicable Rate for Letter of Credit Fees times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (x) due and payable on the first (1st) Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (y) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum (or as otherwise agreed in writing by the applicable L/C Issuer and the Company) computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears and due and payable on the first (1st) Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to each L/C Issuer for its own respective account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

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2.04    [Reserved].
2.05    Swing Line Loans.
(a)    Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.05, may in its sole discretion make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrowers or any of them from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Revolving Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Commitment, (y) no Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the applicable Borrower’s (or the Company’s on its behalf, pursuant to Section 10.22) irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00

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p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower.
(c)    Refinancing of Swing Line Loans.
(i)    The Swing Line Lender at any time in its sole discretion may request, on behalf of the applicable Borrower (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Revolving Loans that are Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.03. The Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.05(c)(i), the request for Revolving Loans that are Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

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(iv)    Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.03. No such funding of risk participations shall relieve or otherwise impair the obligation of each Borrower to repay Swing Line Loans made to such Borrower, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.
(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing each Borrower for interest on the Swing Line Loans made to such Borrower. Until each Revolving Lender funds its Revolving Loans that are Base Rate Loans or risk participations pursuant to this Section 2.05 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. Each Borrower shall make all payments of principal and interest in respect of the Swing Line Loans made to such Borrower directly to the Swing Line Lender.
2.06    Prepayments.
(a)    Voluntary Prepayments of Loans.
(i)    Revolving Loans and Term Loans. Any Borrower may, upon delivery of a Notice of Loan Prepayment to the Administrative Agent, at any time or from time to time voluntarily

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prepay Revolving Loans and Term Loans in whole or in part without premium or penalty (except as set forth in Section 2.06(a)(iii) and subject to Section 3.05); provided that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 1:00 p.m. (w) [reserved], (x) two (2) Business Days prior to any date of prepayment of Term SOFR Loans, (y) four (4) Business Days (or five (5) Business Days in the case of a prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Alternative Currency Loans and (z) on the date of prepayment of Base Rate Loans; (B) any such prepayment of Term SOFR Loans and Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (C) any prepayment of Base Rate Loans shall be in a principal amount of the Dollar Equivalent of $500,000 or a whole multiple of the Dollar Equivalent of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (D) any prepayment of any of the Term Loans shall be applied to any Class of Term Loans as the applicable Borrower making such prepayment (or the Company on its behalf, pursuant to Section 10.22) shall direct in its sole discretion; provided that, absent such direction any prepayment shall be applied ratably among the then-outstanding Classes of Term Loans (and to the principal installments thereof in direct order of maturity). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans.
The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment; provided that any such notice delivered by a Borrower (or the Company on its behalf, pursuant to Section 10.22) may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked or its effectiveness deferred by such Borrower (or the Company on its behalf, pursuant to Section 10.22) (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied, subject to the payment of breakage costs in accordance with Section 3.05. If such notice is given by a Borrower (or the Company on its behalf, pursuant to Section 10.22), such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid, together with~~,~~  (I) in the case of any Term SOFR Loan or Alternative Currency Term Rate Loan, any additional amounts required pursuant to Section 3.05, and (II) in the case of any applicable Term B Loan, any additional amounts required pursuant to Section 2.06(a)(iii). Subject to Section 2.18, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.
(ii)    Swing Line Loans. Any Borrower may, upon delivery of a Notice of Loan Prepayment to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed to by the Swing Line Lender, (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00

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p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower (or the Company on its behalf, pursuant to Section 10.22), such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(iii)    Prepayment Premium. In the event that, on any day during the relevant Call Protection Period, (A) a Repricing Event occurs with respect to the ~~Incremental~~2026 Term B-1 Loans, or (B) a Lender holding a portion of the ~~Incremental~~2026 Term B-1 Loans is deemed to be a Non-Consenting Lender and must assign its portion of such ~~Incremental~~2026 Term B-1 Loans pursuant to Section 10.13 in connection with any waiver, amendment or modification that would reduce the effective All-In-Yield in effect with respect to such ~~Incremental~~2026 Term B-1 Loans, then, in each case, the aggregate principal amount to be prepaid or repaid or assigned, as applicable, will be subject to a prepayment premium in an amount equal to one percent (1.00%) of (x) the principal amount of such ~~Incremental~~2026 Term B-1 Loans that is prepaid (in the case of an optional or mandatory prepayment of such ~~Incremental~~2026 Term B-1 Loans described in clause (i) of the definition of “Repricing Event”), (y) the aggregate outstanding principal amount of such ~~Incremental~~2026 Term B-1 Loans (in the case of an amendment described in clause (ii) of the definition of “Repricing Event”), or (z) the principal amount of such ~~Incremental~~2026 Term B-1 Loans that is assigned (in the case of the foregoing clause (B)). Such prepayment premium shall be paid by the Company to the Administrative Agent, for the account of the applicable Lenders or such Non-Consenting Lenders, as applicable, on the date of such prepayment or repayment or the effective date of such assignment, as applicable.
(iv)    Discounted Voluntary Prepayments.
(A)    Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.14) or any other Loan Document, the Company shall have the right at any time and from time to time to prepay one or more Classes of Term B Loans to the Lenders at a discount to the par value of such Loans and on a non-pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.06(a)(iv), provided that (A) no proceeds from Revolving Loans shall be used to consummate any such Discounted Voluntary Prepayment, any Discounted Voluntary Prepayment shall be offered to all Lenders of such Class on a pro rata basis and (B) the Company shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Company (1) stating that no Event of Default specified in Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing or would result from the Discounted Voluntary Prepayment,
(2) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.06(a)(iv) has been satisfied and (3) specifying the aggregate principal amount of Term B Loans of any Class offered to be prepaid pursuant to such Discounted Voluntary Prepayment.
(B)    To the extent the Company seeks to make a Discounted Voluntary Prepayment, the Company will provide written notice to the Administrative Agent substantially in the form of Exhibit N hereto (each, a “Discounted Prepayment Option Notice”) that the Company desires to prepay Term B Loans of one or more specified Classes in an aggregate principal amount specified therein by the Company (each, a

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“Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of any Term B Loans shall not be less than $10,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Term B Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by the Company with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Term B Loans to be prepaid (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days from and including the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).
(C)    Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit O hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Term Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Term Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Company, shall determine the applicable discount for such Term Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Company if the Company have selected a single percentage pursuant to Section 2.05(d)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Company can pay the Proposed Discounted Prepayment Amount in full (determined by adding the Outstanding Amount of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Term Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.
(D)    The Company shall make a Discounted Voluntary Prepayment by prepaying those Term B Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans

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(disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Company shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Company shall prepay all Qualifying Loans.
(E)    Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.05), upon irrevocable notice substantially in the form of Exhibit P hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m., New York City time, three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Term B Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. The par principal amount of each Discounted Voluntary Prepayment of a Term B Loan shall be applied ratably to reduce the remaining installments of such Class of Term B Loans (as applicable).
(F)    To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.06(a)(iv)(B) above) established by the Administrative Agent and the Company, each acting reasonably.
(G)    Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Administrative Agent, the Company may withdraw or modify its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Company after the date of such Lender Participation Notice.
(H)    Nothing in this Section 2.06(a)(iv) shall require the Company to undertake any Discounted Voluntary Prepayment.

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(b)    Mandatory Prepayments of Loans.
(i)    Revolving Commitments.
(A)    If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrowers shall promptly prepay Revolving Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(b)(i)(A) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect.
(B)    In the case of Revolving Loans and Letters of Credit denominated in an Alternative Currency, the Administrative Agent will at periodic intervals, and may, at its discretion at other times, recalculate the Dollar Equivalent of the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations denominated in Alternative Currencies to account for fluctuations in exchange rates affecting such Alternative Currency. If, as a result of any such recalculation or otherwise, the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect by more than the Dollar Equivalent of $500,000, the Borrowers will promptly prepay Revolving Loans and/or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.
(ii)    Dispositions and Recovery Events. From and after the Initial Funding Date, the Borrowers shall prepay the Term Loans as hereafter provided in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds in excess of $50,000,000 received by the Company or any Restricted Subsidiary during any fiscal year from all Dispositions made pursuant to Section 7.05(aa) and Recovery Events to the extent such Net Cash Proceeds in excess of $50,000,000 are not reinvested in assets that are useful or usable in the business of the Company and its Restricted Subsidiaries within five hundred forty (540) days of the date of such Disposition or Recovery Event; provided, however, that (1) if any portion of such Net Cash Proceeds are not so reinvested within such 540-day period but within such 540-day period are contractually committed to be reinvested, then upon the termination of such contract or if such Net Cash Proceeds are not so reinvested within seven hundred twenty (720) days of initial receipt, such remaining portion shall constitute Net Cash Proceeds as of the date of such termination or expiry and shall be immediately applied to the prepayment of the Term Loans as set forth in this Section 2.06(b)(ii) and (2) if at or prior to the time that any such prepayment would be required, the Company or any of its Restricted Subsidiaries is required to offer to repurchase or prepay any Indebtedness that is secured by a Lien ranking pari passu with the Liens securing the Term Loans pursuant to the terms of the documentation governing such Indebtedness with Net Cash Proceeds of such Disposition or Recovery Event (such Indebtedness required to be offered to be so repurchased or prepaid, “Other Applicable Indebtedness”), then the Company may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness (or on a less than pro rata basis to the repurchase

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or prepayment of Other Applicable Indebtedness, in accordance with the terms of such Other Applicable Indebtedness), and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.06(b)(ii) shall be reduced accordingly (provided that (a) the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof and (b) to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly be applied to prepay the Term Loans in accordance with the terms hereof). Any prepayment pursuant to this clause (ii) shall otherwise be applied as set forth in clause (vii) below.
(iii)     ~~[Reserved].~~
(iii)    Consolidated Excess Cash Flow. Within fifteen (15) Business Days after the date that the annual consolidated financial statements of the Company and its Restricted Subsidiaries are required to be delivered pursuant to Section 6.01(a) after the end of each fiscal year of the Company (the “Consolidated Excess Cash Flow Prepayment Date”), commencing with the first full fiscal year ending after the Initial Funding Date, the Company shall prepay (or cause to be prepaid) the Term B Loans as hereafter provided in an aggregate amount (the “Excess Cash Flow Calculated Amount”) equal to the difference of (A) the product of Consolidated Excess Cash Flow for such year times (I) fifty percent (50%), if the Consolidated First Lien Net Leverage Ratio as of the end of such fiscal year is greater than 2.50:1.00 or (II) twenty-five percent (25%), if the Consolidated First Lien Net Leverage Ratio as of the end of such fiscal year is equal to or less than 2.50:1.00 but greater than 2.00:1.00, minus (B) the sum of (1) the aggregate principal amount of optional principal prepayments (including pursuant to debt buybacks made by the Company or any Restricted Subsidiary in an amount equal to the amount actually paid in respect thereof) of Loans or any other Indebtedness secured by the Collateral on a pari passu basis with the Liens securing the Loans (provided that to the extent any such Indebtedness constitutes Revolving Loans or other Indebtedness in respect of revolving credit facilities, the commitments in respect thereof are permanently reduced on a dollar for dollar basis by the amount of such prepayments), in each case, to the extent such prepayments are not funded with the proceeds of long-term Indebtedness, and (2) the aggregate amount of (i) payments of earn-outs, seller notes, and deferred purchase price obligations, (ii) capital expenditures, (iii) payments in respect of Taxes, (iv) Permitted Investments and (v) Restricted Payments (except for Restricted Payments made using the Available Amount pursuant to Section 7.06(f) or pursuant to Section 7.06(e)(ii)); provided, however, that if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is equal to or less than 2.00:1.00, then the Company shall not be required to make any prepayment pursuant to this clause (iii) for such fiscal year; provided, further, that the prepayment under this clause (iii) shall only be required to the extent that the Excess Cash Flow Calculated Amount for a fiscal year is in excess of the Excess Cash Flow Prepayment Threshold, and only the amount of such Excess Cash Flow Calculated Amount that is in excess of the Excess Cash Flow Prepayment Threshold for such fiscal year shall be made as a prepayment pursuant to this clause (iii). Any prepayment pursuant to this clause (iii) shall be applied as set forth in clause (vii) below.

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(iv)    Debt Issuances. From and after the Initial Funding Date, within one (1) Business Day of receipt by the Company or any Restricted Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Company shall prepay the Term Loans as hereafter provided in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds. Any prepayment pursuant to this clause (iv) shall be applied as set forth in clause (vii) below.
(v)    Declined Proceeds. The Company shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clause (ii),
(iii) or (iv) of this Section 2.06(b) prior to 1:00 p.m. at least five (5) Business Days (or such lesser number of Business Days as shall be acceptable to the Administrative Agent) prior to the date of such prepayment. Each such notice shall specify the date of such prepayment, the Class or Classes of Term Loans to be repaid and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the applicable Borrower’s (or the Company’s on its behalf, pursuant to Section 10.22) prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment. Each Appropriate Lender may reject all, but not less than all, of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clause (ii) or (iii) of this Section 2.06(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Company no later than 5:00 p.m. three (3) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the Declined Proceeds. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be retained by the Company and shall not be applied as set forth in clause (vii) below (the “Retained Declined Proceeds”).
(vi)    Notwithstanding any other provision of this Section 2.06(b), (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Restricted Subsidiary that is a Non-
U.S. Subsidiary, or the Net Cash Proceeds of any Recovery Event of a Restricted Subsidiary that is a Non-U.S. Subsidiary otherwise giving rise to a prepayment pursuant to Section 2.05(b)(ii),
(A) is prohibited or delayed by applicable local law (including applicable local laws relating to currency controls, the export or expatriation of funds, financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant Subsidiaries) or by restrictions in material constituent documents (including as a result of any minority or non-controlling ownership interests) from being distributed, repatriated or otherwise transferred to the Company, the portion of such Net Cash Proceeds so affected will not be required to be applied at the times provided in this Section 2.06(b), and once such distribution or transfer of any of such affected Net Cash Proceeds is permitted under the applicable local law or material constituent document, an amount equal to such Net Cash Proceeds will be promptly applied (net of (a) additional Taxes that would be payable or reserved against as a result of repatriating such amounts (but without duplication of any such Taxes already taken into account in the definition of “Net Cash Proceeds”) and (b) any costs or expenses incurred by the Company or an Affiliate thereof in connection with

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compliance with this Section 2.06(b)(vi)) to the repayment of the Term Loans pursuant to this Section 2.06 to the extent provided herein; and (B) with respect to which the Company has determined in good faith in consultation with the Administrative Agent that the repatriation of such amounts to the Company would have a material adverse tax cost consequence for the Company or any of its Subsidiaries (including the imposition of material withholding tax) (taking into account any foreign tax credit or benefit received in connection with such distribution, repatriation or transfer), then the Net Cash Proceeds so affected will not be required to be applied in accordance with Section 2.05.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, (i) the non-application of any prepayment amounts as a consequence of this Section 2.06(b)(vi) (subject to the limitations therein) will not constitute a Default or an Event of Default for any purpose hereunder, and such amounts shall be available for working capital purposes of the Company and its Restricted Subsidiaries as long as not required to be prepaid in accordance with this Section 2.06(b)(vi), (ii) the Company and its Restricted Subsidiaries shall use all commercially reasonable efforts to overcome or eliminate any restrictions, delays and/or minimize any such costs of prepayment contemplated in clause (A) or (B) of this Section 2.06(b)(vi), (iii) if at any time within one (1) year of a prepayment being forgiven due to any restrictions contemplated in clause (A) or (B) of this Section 2.06(b)(vi), such restrictions are removed, an amount equal to any relevant proceeds will at the end of the then current Interest Period be applied to prepay Term Loans in accordance with the other provisions of this Section 2.06(b) and (iv) nothing in this Section 2.06(b) shall require the Company to cause any amounts to be repatriated to the United States (whether or not such amounts are used in or excluded from the determination of the amount of any mandatory prepayments hereunder).
(vii)    Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.06(b) shall be applied as follows:
(A)    with respect to all amounts prepaid pursuant to Section 2.06(b)(i), first, ratably to the L/C Borrowings and the Swing Line Loans, second, to the outstanding Revolving Loans, and, third, to Cash Collateralize the remaining L/C Obligations; and
(B)    with respect to all amounts prepaid pursuant to Sections 2.06(b)(ii), (iii) and (iv), such amounts shall be applied to the scheduled installments of principal as directed by the Company or, in the absence of any direction, in direct order of maturity pursuant to Section 2.08 following the applicable prepayment event; provided that any mandatory prepayment pursuant to Section 2.06 shall be applied on a pro rata basis to the applicable Classes of Term Loans to the extent secured by the Collateral on a pari passu basis, except that (A) the Company may direct that any proceeds of Indebtedness incurred under Refinancing Revolving Commitments, Refinancing Notes and Refinancing Term Loans shall be applied to the Class or Classes of Term Loans as selected by the Company and (B) any Incremental Term Loans and any Refinancing Revolving Commitments, Refinancing Notes or Refinancing Term Loans may participate in mandatory prepayments on a pro rata or less than pro rata basis.
Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and Alternative Currency Daily Rate Loans and then to Term SOFR Loans and Alternative Currency Term Rate Loans in direct order of Interest Period maturities.

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All prepayments under this Section 2.06(b) shall be subject to Section 3.05, but otherwise without premium or penalty., except as set forth in Section 2.06(a)(iii) (solely to the extent such prepayment constitutes a Repricing Event) and shall be accompanied by interest on the principal amount prepaid through the date of prepayment and any additional amounts required pursuant to Section 2.06(a)(iii) (solely to the extent such prepayment constitutes a Repricing Event).
2.07    Termination or Reduction of Commitments.
(a)    The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of
$10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Alternative Currency Sublimit, Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by the amount of such excess; provided further that any notice to reduce or terminate the Aggregate Revolving Commitments may be contingent upon the consummation of the refinancing of this Agreement or other transaction, and may be revoked if such refinancing or transaction is not consummated, and if so revoked, the Aggregate Revolving Commitments shall not be so reduced or terminated as requested in such notice. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Subject to clause (iv) of the proviso to the first sentence in this Section 2.07(a), the amount of any such Aggregate Revolving Commitment reduction shall not be applied to the Alternative Currency Sublimit, Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Revolving Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.
(b)    The Company may, upon notice to the Administrative Agent, terminate the undrawn Term A Loan Commitments, or from time to time permanently reduce such Term A Loan Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. three (3) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof; provided further that any notice to reduce or terminate such undrawn Term A Loan Commitments may be contingent upon the consummation of the refinancing of this Agreement or other transaction, and may be revoked if such refinancing or transaction is not consummated, and if so revoked, such Term A Loan Commitments shall not be so reduced or terminated as requested in such notice. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Term A Loan Commitments. Any reduction of the Term A Loan Commitments of any Class shall be applied

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to the Commitment of each Lender of such Class according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Term A Loan Commitments shall be paid on the effective date of such termination.
(c)    The Initial Term A Loan Commitment of each Lender shall be automatically and permanently reduced to $0 upon the funding of the Initial Term A Loans to be made by it on the Initial Funding Date. The Revolving Commitment of each Class shall automatically and permanently terminate on the Maturity Date with respect to such Class of Revolving Commitments. The Delayed Draw Term A Commitments shall (x) be automatically reduced on a dollar for dollar basis by the principal amount of each Delayed Draw Term A Loan funded by each Lender on each Delayed Draw Funding Date and (y) automatically terminate on the Delayed Draw Commitment Termination Date. The 2026 Term B-1 Loan Commitment of each Lender shall be automatically and permanently reduced to $0 upon the funding of (or conversion into) the 2026 Term B-1 Loan to be made by it on the Amendment No. 3 Effective Date. The Administrative Agent will promptly notify the Lenders of the applicable Class of any such termination of Commitments, and all fees accrued until the effective date of such termination shall be paid on the effective date of such termination.
2.08    Repayment of Loans.
(a)    Revolving Loans. Each Borrower shall repay to the Lenders on the Maturity Date for Revolving Loans the aggregate principal amount of all Revolving Loans made to such Borrower outstanding on such date.
(b)    Swing Line Loans. Each applicable Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date for Swing Line Loans.
(c)    Initial Term A Loans. The Company shall repay the outstanding principal amount of the Initial Term A Loans in quarterly installments commencing on the last Business Day of second full fiscal quarter ending after the Initial Funding Date and on the last Business Day of each March, June, September and December thereafter equal to (i) from the Initial Funding Date through the second anniversary of the Initial Funding Date, 2.50%, (ii) from after the second anniversary of the Initial Funding Date and through the fourth anniversary of the Initial Funding Date, 5.00%, and (iii) after the fourth anniversary of the Initial Funding Date, 10.00%, in each case, of the original principal amount of the Initial Term A Loans with the remaining outstanding principal balance due and payable on the Maturity Date of the Initial Term A Loans (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.06 and increases with respect to any increase to the Initial Term A Loans pursuant to Section 2.16), unless accelerated sooner pursuant to Section 8.02 (provided, that, for the avoidance of doubt, for purposes of this Section 2.08(c), the term “Initial Term A Loans” shall not be deemed to include the Delayed Draw Term A Loans).
(d)    Delayed Draw Term A Loans. The Company shall repay the outstanding principal amount of the Delayed Draw Term A Loans in quarterly installments commencing on the last Business Day of the first fiscal quarter ending after the first Delayed Draw Funding Date occurs and on the last Business Day of each March, June, September and December thereafter

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equal to (i) from the Initial Funding Date through the second anniversary of the Initial Funding Date, 2.50%, (ii) from after the second anniversary of the Initial Funding Date and through the fourth anniversary of the Initial Funding Date, 5.00%, and (iii) after the fourth anniversary of the Initial Funding Date, 10.00%, in each case, of the aggregate original principal amount(s) of the Delayed Draw Term A Loans that have been drawn as of each such date of determination (as adjusted if necessary for tax fungibility with Initial Term A Loans as determined by the Company and the Administrative Agent) with the remaining outstanding principal balance due and payable on the Maturity Date of the Delayed Draw Term A Loans (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.06 and increases with respect to any increase to the Delayed Draw Term A Loans pursuant to Section 2.16), unless accelerated sooner pursuant to Section 8.02.
(e)    ~~Incremental~~2026 Term B-1 Loans. The Company shall repay the outstanding principal amount of the ~~Incremental~~2026 Term B-1 Loans in quarterly installments commencing on the last Business Day of the ~~second full~~ fiscal quarter ending ~~after the Amendment No. 2 Effective Date~~on June 30, 2026 and on the last Business Day of each March, June, September and December thereafter equal to 1.00% of the original principal amount of the Incremental Term B-1 Loans made on the Amendment No. 2 Effective Date, with the remaining outstanding principal balance due and payable on the Maturity Date of the ~~Incremental~~2026 Term B-1 Loans (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.06 and increases with respect to any increase to the ~~Incremental~~2026 Term B-1 Loans pursuant to Section 2.16), unless accelerated sooner pursuant to Section 8.02.
(f)    ~~(e)~~ Incremental Term Loans and Extended Term Loans. In the event any Incremental Term Loans or Extended Term Loans are made, such Incremental Term Loans or Extended Term Loans, as applicable, shall be repaid by the applicable Borrower in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof.
2.09    Interest.
(a)    Subject to the provisions of clause (b) below, (i) [reserved]; (ii) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate;
(iv) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; (v) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate; and (vi) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
(b)    (i) Upon the occurrence and during the continuance of an Event of Default specified in Section 8.01(a), 8.01(f) or 8.01(g), the Borrowers shall pay interest on all

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outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    Upon the request of the Required Lenders while any Event of Default arising as a result of a breach of Section 7.11 exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)    For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields. Each Loan Party hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to it, whether pursuant to section 4 of the Interest Act (Canada) or any other applicable law or legal principle.
2.10    Fees. In addition to certain fees described in subsections (h) and (i) of Section
2.03:
(a)    Commitment Fee. The Company shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) in Dollars equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (A) the Outstanding Amount of all Revolving Loans plus (B) the Outstanding Amount of all L/C Obligations, subject to adjustment as provided in Section 2.18. The Commitment Fee shall accrue at all times during the Availability Period (and thereafter so long as any Revolving Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Initial Funding Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period

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during such quarter that such Applicable Rate was in effect. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Revolving Commitments.
(b)    Ticking Fee. During the period commencing on the date that is sixty (60) days following the Signing Date and ending on, but excluding, such date that is the earlier of the Initial Funding Date and the Termination Date (such earlier date, the “Ticking Fee End Date”), the Company agrees to pay (or cause to be paid) to the Administrative Agent for the account of each Lender with outstanding Pro Rata Facilities Commitments a ticking fee (the “Ticking Fee”) at a rate per annum equal to 0.25% of the average daily total amount of such Lender’s Pro Rata Facilities Commitments in effect during such period. Any Ticking Fee shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. Any Ticking Fees that have accrued shall be fully earned, due and payable on the Ticking Fee End Date.
(c)    Delayed Draw Commitment Fee. Without duplication, the Company agrees to pay to the Administrative Agent, for the account of each Delayed Draw Term A Lender with a Delayed Draw Term A Loan Commitment (in each case pro rata according to the respective Delayed Draw Term A Loan Commitment of all such Lenders) (other than Defaulting Lenders), a commitment fee (the “Delayed Draw Commitment Fee”) calculated in an amount equal to the average daily unused amount of the Delayed Draw Term A Loan Commitments, multiplied by 0.375% per annum. Each Delayed Draw Commitment Fee shall be payable (x) quarterly in arrears on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Delayed Draw Commitment Termination Date (for the period ended on such date for which no payment has been received).
(d)    Other Fees.
(i)    The Company shall pay to the Administrative Agent for its own account, in Dollars, fees in the amounts and at the times specified in the Agency Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    The Company shall pay to the Lenders and the Arrangers, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.11    Computation of Interest and Fees.
(a)    All computations of interest for Base Rate Loans determined by reference to Bank of America’s publicly announced “prime rate” shall be made on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. All computations of interest for Alternative Currency Loans shall be made on the basis of a year as set forth on Schedule 2.11 for such Alternative Currency and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three

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hundred sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred sixty-five (365) day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Total Net Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Net Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.09(b) or under Article
VIII. The Company’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.12    Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the Ordinary Course of Business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each such promissory note shall be in the form of Exhibit D (a “Note”). Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in subsection (a) above, each Revolving Lender and the Administrative Agent shall maintain in accordance with its usual

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practice accounts or records evidencing the purchases and sales by such Revolving Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.13    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by a Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by a Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by a Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each applicable Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to

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pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at
(A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans or, in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower (or the Company on its behalf, pursuant to Section 10.22) prior to the time at which any payment is due by such Borrower to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the applicable Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

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(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.14    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 2.14 shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary thereof (as to which the provisions of this Section 2.14 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. For purposes of clause (b)(i) of the definition of “Excluded Taxes,” a participation acquired pursuant to this Section 2.14 shall be treated as having been acquired on the earlier date(s) on which the applicable Lender acquired the applicable interest in

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the Commitment(s) or Loan(s) to which such participation relates.
2.15    Extensions of Term Loans and Revolving Commitments.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the applicable Borrowers (or the Company on their behalf, pursuant to Section 10.22) to all Lenders of any Class of Term Loans or any Class of Revolving Commitments, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments of the applicable Class) and on the same terms to each such Lender, the applicable Borrowers (or the Company on their behalf, pursuant to Section 10.22) are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Commitments of the applicable Class and otherwise modify the terms of such Term Loans and/or Revolving Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans, and which such extensions shall not be subject to any “no default” requirement, pro forma compliance with any leverage ratio or other financial tests or “most favored nations provisions”) (each, an “Extension” and each group of Term Loans or Revolving Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Commitments (in each case not so extended), being a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Commitments (as defined below) shall constitute a separate Class of Revolving Commitments from the Class of Revolving Commitments from which they were converted and it being understood that an Extension may be in the form of an increase in the amount of any other outstanding Class of Term Loans or Revolving Commitments otherwise satisfying the criteria set forth below), so long as the following terms are satisfied: (i) except as to interest rates, fees and final maturity (which shall be determined by the Company and set forth in the relevant Extension Offer), the Revolving Commitment of any Revolving Lender that agrees to an extension with respect to such Revolving Commitment extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Class of Revolving Commitments; provided that at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than three different maturity dates,
(ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Company and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer other than with respect to covenants or other provisions applicable to periods after the Latest Maturity Date, (iii) the final maturity date of any Extended Term Loans of a particular Class shall be no earlier than the then Latest Maturity Date hereunder for such Class of Term Loans and the amortization schedule

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applicable to such Class of Term Loans pursuant to Section 2.08(c), 2.08(d) or 2.08(e), as applicable, for periods prior to the Maturity Date for such Term Loans may not be increased, (iv) the Weighted Average Life of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life of the Term Loans extended thereby, (v) any Extended Term Loans may participate (A) on a pro rata basis, a less than pro rata basis, or a greater than pro rata basis in any voluntary repayments or prepayments hereunder and (B) on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vi) if the aggregate principal amount of the Class of Term Loans (calculated on the face amount thereof) or Revolving Commitments, as the case may be, in respect of which Lenders of such Class, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Commitments of such Class, as the case may be, offered to be extended by the Company pursuant to such Extension Offer, then the Term Loans or Revolving Loans of such Class, as the case may be, of such Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders, as the case may be, have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Company and (ix) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent. No Lender shall be obligated to extend its Term Loans or Revolving Commitments unless it so agrees.
(b)    With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.06 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Company may at their election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Company’s sole discretion and may be waived by the Company) of Term Loans or Revolving Commitments (as applicable) of any or all applicable Classes be tendered and (y) no Class of Extended Term Loans shall be in an amount of less than $10,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.15 (including payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.06, 2.13 and 2.14) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.
(c)    No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Commitments, the consent of the L/C Issuers and the Swing Line Lender (which consent shall not be unreasonably withheld or delayed); provided that any Lender that elects not to agree to such Extension (such Lender being, a “Non-Extending Lender”) may be replaced by the Company pursuant to Section 10.13. All

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Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Company as may be necessary in order to establish new Classes in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.15 (each such amendment, an “Extension Amendment”). Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).
(d)    In connection with any Extension, the Company shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.
2.16    Increase in Commitments.
(a)    At any time and from time to time after ~~the Initial Funding Date (subject to clause~~
~~(h) below)~~giving effect to Amendment No. 2 on the Amendment No. 2 Effective Date, subject to the terms and conditions set forth herein, the Company may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (1) to increase the amount of Initial Term A Loans, Incremental Term B-1 Loans, 2026 Term B-1 Loans or any other then-existing Term Loans or add one or more additional tranches of term loans or term loan commitments (any such Term Loans, or additional tranche of term loans or term loan commitments, the “Incremental Term Loans” or “Incremental Term Facility”; and any Incremental Term Facility consisting of term “B” loans (including, for the avoidance of doubt, the ~~Incremental~~2026 Term B-1 Loans), an “Incremental Term B Facility”, and any Incremental Term Facility consisting of term “A” loans, an “Incremental Term A Facility”) and/or (2) one or more increases in the Revolving Commitments of any Class (a “Revolving Commitment Increase”) and/or the establishment of one or more new revolving credit commitments (an “Additional Revolving Commitment” or “Incremental Revolving Facility” and, together with any Revolving Commitment Increases, the “Incremental Revolving Commitments”; together with the Incremental Term Loans, the “Incremental Facilities”).
(b)    Notwithstanding anything to contrary herein, the aggregate principal amount of all Incremental Facilities (other than Refinancing Term Loans, Refinancing Notes and Refinancing Revolving Commitments) (determined at the time of incurrence), together with the aggregate principal amount of all Incremental Equivalent Debt (other than Refinancing Term Loans and Refinancing Notes), shall not exceed (i) an amount equal to the greater of (x)

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$1,400,000,000 and (y) 100.0% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (this clause (i), the “Fixed Incremental Amount”); plus
(ii) the amount of any voluntary prepayments, repurchases, redemptions, payments made pursuant to Section 10.13 or other retirements of the Initial Term A Loans, any Incremental Facility or any Incremental Equivalent Debt secured on a pari passu basis with the Initial Term A Loans (and, in the case of any such Incremental Facility or Incremental Equivalent Debt in the form of a revolving facility, to the extent accompanied by a permanent reduction of the relevant commitment) (including pursuant to debt buy-backs made by the Company or any Restricted Subsidiary pursuant to “Dutch Auction” procedures and open market purchases permitted hereunder, in an amount equal to the discounted amount actually paid in cash in respect thereof), but excluding (A) any prepayment with the proceeds of substantially concurrent borrowings of new Loans hereunder and (B) prepayments with the proceeds of substantially concurrent incurrence of other long term Indebtedness (other than borrowings under the Revolving Facility or any other revolving credit facility, in each case without a substantially concurrent permanent commitment reduction) (this clause (ii), the “Voluntary Prepayment Amount”); plus (iii) ~~an amount equal to the unused amount available to incur the Zephyr Separate Financing under Section 7.03(dd) (this clause (iii), the “Reallocated Incremental Amount”)~~[reserved]; plus (iv) unlimited additional Incremental Facilities and Incremental Equivalent Debt so long as, after giving Pro Forma Effect thereto and after giving effect to any Permitted Acquisition or other Permitted Investment consummated in connection therewith (but excluding the cash proceeds of any such Incremental Facilities or Incremental Equivalent Debt, as the case may be), (A) in the case of an Incremental Facility or Incremental Equivalent Debt that is secured on a pari passu basis with the Liens on the Collateral securing the Obligations hereunder, either (x) the Consolidated First Lien Net Leverage Ratio for the most recently ended Test Period does not exceed 2.50:1.00 or (y) in the case such Incremental Facility or Incremental Equivalent Debt that is incurred in connection with a Permitted Acquisition or other Permitted Investment consummated in connection therewith, the Consolidated First Lien Net Leverage Ratio for the most recently ended Test Period does not exceed the Consolidated First Lien Net Leverage Ratio immediately prior to the consummation of such Permitted Acquisition or other Permitted Investment, (B) in the case of Incremental Equivalent Debt that is secured on a junior basis to the Liens on the Collateral securing the Obligations hereunder, either (x) the Consolidated Secured Net Leverage Ratio for the most recently ended Test Period does not exceed 3.00:1.00 or (y) in the case such Incremental Equivalent Debt that is incurred in connection with a Permitted Acquisition or other Permitted Investment consummated in connection therewith, the Consolidated Secured Net Leverage Ratio for the most recently ended Test Period does not exceed the Consolidated Secured Net Leverage Ratio immediately prior to the consummation of such Permitted Acquisition or other Permitted Investment, and (C) in the case of Incremental Equivalent Debt that is unsecured, the Company is in compliance on a Pro Forma Basis with the Leverage Covenant, in each case, it being understood and agreed that Incremental Facilities and Incremental Equivalent Debt may be incurred pursuant to this clause (iv) prior to utilization of the Fixed Incremental Amount~~, the Reallocated Incremental Amount~~  and the Voluntary Prepayment Amount and assuming for purposes of such calculation that the full committed amount of any new Incremental Revolving Commitments and/or any Incremental Equivalent Debt constituting a revolving credit commitment then being incurred shall be treated as

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outstanding Indebtedness (this clause (iv), the “Ratio Incremental Amount”) (the aggregate amount under the foregoing clauses (i), (ii), (iii) and (iv), the “Incremental Amount”). Any portion of any Incremental Facility incurred other than under the Ratio Incremental Amount may be reclassified at any time, as the Company may elect from time to time, as incurred under the Ratio Incremental Amount if the Company meets the applicable ratio under the Ratio Incremental Amount at such time on a Pro Forma Basis at any time subsequent to the incurrence of such Incremental Facility (or would have met such ratio, in which case, such reclassification shall be deemed to have automatically occurred if not elected by the Company).
(c)    Each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $5,000,000 in case of Incremental Term Loans or $1,000,000 in case of Incremental Revolving Commitments, provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above. Each Incremental Facility (i) shall, if guaranteed, be guaranteed by no Person other than a Guarantor that guarantees the other Obligations hereunder,
(ii) will be secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral securing all of the other Obligations hereunder and (iii) will not be secured by any assets that do not constitute Collateral; provided that in the case of any Incremental Facility that is funded into Escrow pursuant to customary escrow arrangements, such Incremental Facility may be secured by the applicable funds and related assets held in Escrow (and the proceeds thereof) until the time of the release from Escrow of such funds.
(d)    Any Incremental Term Loans (other than Refinancing Term Loans) (i) for purposes of mandatory prepayments, shall be treated substantially the same as (and in any event no more favorably than) (x) in the case of Incremental Term A Loans, the Initial Term A Loans, and (y) in the case of Incremental Term B Loans, the ~~Incremental~~2026 Term B-1 Loans, (ii) shall have interest rate margins, ~~all-in yield~~All-In-Yield (excluding any fees payable to any lead arranger, bookrunner, manager or similar person (or its affiliates) in connection with the commitment or syndication thereof, ticking fees, unused line fees, fees of the type not paid or payable generally by or on behalf of the Company to lenders in the syndication thereof, fees not paid or payable by or on behalf of the Company to all lenders and any structuring, amendment, consent, commitment, arrangement and underwriting fees and other similar fees), amortization schedule (if any) (subject to clauses (iii) and (iv) below), optional prepayment or redemption terms and other terms as determined by the Company and the lenders thereunder (provided that, in the case of any Incremental Term B Loans, if the All-In-Yield for any such Incremental Term B Loan exceeds the All-In-Yield of the ~~Incremental~~2026 Term B-1 Loans immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50% per annum, the Applicable Rate relating to the ~~Incremental~~2026 Term B-1 Loans shall be adjusted such that the All-In-Yield of the ~~Incremental~~2026 Term B-1 Loans is equal to the All-In-Yield of such Incremental Term B Loans minus 0.50% per annum, it being understood and agreed that the relative rate differentials in any pricing grid specified in the Applicable Rate shall continue to be maintained (the foregoing, including all qualifications and exceptions thereto, collectively, the “MFN Provision”); provided, further, that (a) the MFN Provision shall not be in effect following the date that is twelve (12) months after the Amendment No. 2 Effective Date, (b) the MFN Provision shall not apply in respect of any Incremental Term B Facility incurred in connection with any Permitted Acquisition or Permitted Investment and (c) the MFN Provision shall not apply in respect of any Incremental Term B Facility with a maturity more than two (2) years following the Maturity Date of the ~~Incremental~~2026 Term B-1 Loans), (iii) (A) any Incremental

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Term A Loan shall not have a final maturity date earlier than the Maturity Date applicable to the Initial Term A Loans and (B) other than with respect to any Inside Maturity Debt, any Incremental Term B Loans shall not have a final maturity date earlier than the Maturity Date applicable to the ~~Incremental~~2026 Term B-1 Loans, (iv) (A) any Incremental Term A Loan shall not have a Weighted Average Life that is shorter than the remaining Weighted Average Life of the Initial Term A Loans~~,~~  and (B) other than with respect to any Inside Maturity Debt, any Incremental Term B Loan shall not have a Weighted Average Life that is shorter than the remaining Weighted Average Life of the ~~Incremental~~2026 Term B-1 Loans, (v) shall be on terms and pursuant to documentation to be determined by the Company and the applicable lenders; provided that to the extent such terms and documentation are not substantially consistent with the Initial Term A Loans (with respect to any Incremental Term A Facility) or the ~~Incremental~~2026 Term B-1 Loans (with respect to any Incremental Term B Facility), as applicable (except to the extent permitted by clauses (ii), (iii) and (iv) above or clauses (vi) and (vii) below), they shall be substantially on then-prevailing market terms, as determined in good faith by the Company, or otherwise as reasonably satisfactory to the Administrative Agent (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any Incremental Term Loan, no consent shall be required from the Administrative Agent or any of the lenders thereunder to the extent that such financial maintenance covenant is also added for the benefit of any existing corresponding existing Term Loans), (vi) may be provided in Dollars or any other currency reasonably acceptable to the Administrative Agent and the applicable lenders thereunder and (vii) may provide for the ability to repay and terminate Incremental Term Loans on a pro rata or less than pro rata basis (but not greater than pro rata basis) with the outstanding applicable Term Loans.
(e)    Any Incremental Revolving Commitments (other than Refinancing Revolving Commitments) (i) for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Revolving Commitments, (ii) shall have interest rate margins, all-in yield (excluding any fees payable to any lead arranger, bookrunner, manager or similar person (or its affiliates) in connection with the commitment or syndication thereof, ticking fees, unused line fees, fees of the type not paid or payable generally by or on behalf of the Borrowers to lenders in the syndication thereof, fees not paid or payable by or on behalf of the Borrowers to all lenders and any structuring, amendment, consent, commitment, arrangement and underwriting fees and other similar fees), and (subject to clauses (iii) and (iv)) amortization schedule as determined by the Company and the lenders thereunder (provided that (A) in the case of a Revolving Commitment Increase, the maturity date of such Revolving Commitment Increase shall be the same as the Maturity Date applicable to the Revolving Commitments, such Revolving Commitment Increase shall require no scheduled amortization or mandatory commitment reduction prior to the final Maturity Date applicable to the Revolving Commitments and the Revolving Commitment Increase shall be on the exact same terms and pursuant to the exact same documentation applicable to the Revolving Commitments and (B) in the case of an Additional Revolving Commitment, the maturity date of such Additional Revolving Commitment shall be no earlier than the Maturity Date applicable to the Revolving Commitments and such Additional Revolving Commitment shall require no scheduled amortization or mandatory commitment reduction prior to the final Maturity Date of the Revolving Commitments), (iii) any Incremental Revolving Commitments shall not have a final maturity date earlier than the Maturity Date applicable to the Revolving Commitments, (iv) any

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Incremental Revolving Commitments shall not have a Weighted Average Life that is shorter than the remaining Weighted Average Life of the Revolving Commitments, (v) shall be on terms and pursuant to documentation to be determined by the Company and the applicable lenders; provided that to the extent such terms and documentation are not substantially consistent with the Revolving Facility (except to the extent permitted by clause (ii), (iii) or (iv) above or clause (vi) or (vii) below), they shall be substantially on then-prevailing market terms, as determined in good faith by the Company, or otherwise as reasonably satisfactory to the Administrative Agent (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any Incremental Revolving Commitments, no consent shall be required from the Administrative Agent or any of the lenders thereunder to the extent that such financial maintenance covenant is also added for the benefit of any existing corresponding existing Revolving Facility), (vi) and the Loans thereunder, may be provided in any currency may be provided in Dollars or any other currency reasonably acceptable to the Administrative Agent and the applicable lenders thereunder and (vii) may provide for the ability to repay and terminate Incremental Revolving Commitments on a pro rata or less than pro rata basis (but not greater than pro rata basis) with the outstanding Revolving Facility and any Incremental Revolving Facility. In the case of any Revolving Commitment Increase with respect to a Revolving Facility the existing Lenders under such Revolving Facility shall on the effective date of such Revolving Commitment Increase make such assignments (which assignments shall not be subject to the requirements set forth in Section 10.06(b)) of the outstanding Revolving Loans and participation interests in Letters of Credit and Swing Line Loans under such Revolving Facility to the Lenders providing such Revolving Commitment Increase and the Administrative Agent may make such adjustments to the Register as are necessary so that, after giving effect to such assignments and adjustments, each Lender under such Revolving Facility (including the Lenders providing such Revolving Commitment Increase) will hold revolving loans and participation interests in Letters of Credit and Swing Line Loans under the Revolving Facility equal to its pro rata share thereof.
(f)    Each notice from the Company pursuant to this Section 2.16 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans and/or Incremental Revolving Commitments. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Term Loans or Incremental Revolving Commitments shall be reasonably satisfactory to the Company and, to the extent such consent, if any, would be required under Section 10.06(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Person, the Administrative Agent, the relevant L/C Issuer and Swing Line Lender (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the applicable Borrowers (or the Company on their behalf, pursuant to Section 10.22), such Additional Lender and, in the case of any Incremental Revolving Commitments, each L/C Issuer and Swing Line Lender (in each case, such consent not to be unreasonably conditioned, withheld or delayed) and notified to the Administrative Agent. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Facility Amendment and, in the case of Incremental Revolving Commitments, the L/C Issuers and Swing Line Lender. No Lender shall be obligated to provide any Incremental Term Loans or Incremental

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Revolving Commitments, unless it so agrees. Commitments in respect of any Incremental Term Loans or Incremental Revolving Commitments shall become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.16. Any Incremental Facility Amendment shall be pursuant to documentation to be mutually agreed among the Company and the Lenders providing such Incremental Facility. In the case of an Incremental Term Loan in the form of an increase to an existing tranche of Term Loans or a Revolving Commitment Increase, such Incremental Facility shall be on the same terms (other than original issue discount and upfront fees) and pursuant to the same documentation applicable to the applicable Term Facility, Incremental Revolving Facility or Revolving Facility.
(g)    The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, and subject to Section 1.10 hereof, be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.03 (it being understood that (i) the representations and warranties of each Loan Party set forth in Section 4.03 being true and correct in all material respects (although any representations and warranties which expressly relate to a given date or period shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be) and all references to “as of the date of such Credit Extension” shall be deemed to refer to the Incremental Facility Closing Date); provided that in the case of any Incremental Facility incurred in connection with a Permitted Acquisition or other Permitted Investment, the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Incremental Facility Closing Date shall be the Specified Representations and (ii) no Default or Event of Default shall exist, or would result from such issuance of the Incremental Facility; provided that, in the case of the incurrence or issuance of any Incremental Facility in connection with a Permitted Acquisition or other Permitted Investment, no Default or Event of Default shall have occurred and be continuing as of the LCT Test Date; provided, further, that there shall be no Event of Default specified in Section 8.01(a), 8.01(f) or 8.01(g) at the time of funding of such Incremental Facility. The proceeds of any Incremental Term Loans will be used for general corporate purposes (including any Permitted Acquisitions) and for any other purpose not prohibited hereunder. Upon each increase in the Revolving Commitments under such Revolving Facility pursuant to this Section 2.16, each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment (each, an “Incremental Revolving Lender”) in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit under such Revolving Facility and (ii) participations hereunder in Swing Line Loans held by each Revolving Lender (including each such Incremental Revolving Lender) under such Revolving Facility will equal the percentage of the aggregate Revolving Commitments of all Revolving Lenders represented by such Revolving Lender’s Revolving Commitment. Additionally, if any Revolving Loans are outstanding under a Revolving Facility at the time any Incremental Revolving Commitments are established under such Revolving

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Facility, the Revolving Lenders immediately after effectiveness of such Incremental Revolving Commitments shall purchase and assign at par such amounts of the Revolving Loans outstanding under such Revolving Facility at such time as the Administrative Agent may require such that each Revolving Lender under such Revolving Facility holds its Applicable Percentage of all Revolving Loans outstanding under such Revolving Facility immediately after giving effect to all such assignments. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(h)     ~~Notwithstanding anything herein to the contrary, the parties to this Agreement hereby agree and acknowledge that (i) the Borrowers shall not be permitted to incur Incremental Facilities under this Agreement pursuant to this Section 2.16 until the Initial Funding Date shall have occurred or occurs substantially concurrently therewith (and the conditions thereto satisfied (or waived in accordance with Section 10.01)), (ii) the terms of any Incremental Term B Facility shall be as determined solely by the Company and the lenders thereunder and the Incremental Facility Amendment with respect to such Incremental Term B Facility shall only require the consent of the lenders providing such Incremental Term B Facility (and not the consent of any other Lender) (such lenders, the “Incremental Term B Facility Lenders”), and (iii) this Agreement and the other Loan Documents may be amended to incorporate all terms of any such Incremental Term B Facility in a manner that is not adverse to the Pro Rata Facilities Lenders (which, for the avoidance of doubt, may include changes to the negative covenants) solely with the consent of the Company and the Incremental Term B Facility Lenders.~~
2.17    Cash Collateral.
(a)    Certain Credit Support Events. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing,
(ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section
2.06 or Section 8.02, or (iv) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iii) above) or within one (1) Business Day (in all other cases) following any request by the Administrative Agent or an L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds the Letter of Credit Sublimit then in effect, then, within two (2) Business Days after receipt of such notice, the Company shall provide Cash Collateral for the Outstanding Amount of the L/C Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.
(b)    Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, each L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in

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all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or an L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more Controlled Accounts at Bank of America. The Company shall pay on written demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Section 2.03, 2.06, 2.18 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released to the Person providing such Cash Collateral promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuers that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.18    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders,” “Required Pro Rata Facilities Lenders” and “Required Revolving Lenders” and Section 10.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or

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otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and
(y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.03 or 4.04, as applicable, were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

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(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.
(C)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to an L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 10.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.
(b)    Defaulting Lender Cure. If the Company, the Administrative Agent, Swing Line Lender and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party

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hereunder arising from that Lender’s having been a Defaulting Lender.
2.19    Designated Lenders. Each of the Administrative Agent, each L/C Issuer, the Swing Line Lender and each Lender at its option may make any Credit Extension or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of any Borrower to repay any Credit Extension in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that in the case of an Affiliate or branch of a Lender, such provisions that would be applicable with respect to Credit Extensions actually provided by such Affiliate or branch of such Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender; provided that for the purposes only of voting in connection with any Loan Document, any participation by any Designated Lender in any outstanding Credit Extension shall be deemed a participation of such Lender.
2.20    Designated Borrowers.
(a)    The Company may at any time, upon not less than fifteen (15) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any U.S. Subsidiary of the Company that is a Restricted Subsidiary (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit L (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein (i) the Administrative Agent and the Lenders that are to provide Commitments and/or Revolving Loans in favor of an Applicant Borrower must each agree to such Applicant Borrower becoming a Designated Borrower, (ii) the Administrative Agent and such Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent, and Notes signed by such new Borrowers to the extent any Lender so requires and (iii) upon the reasonable request of any Lender, the Applicant Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and any Applicant Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Applicant Borrower (the requirements in clauses (i), (ii) and (iii) hereof, the “Designated Borrower Requirements”). If the Designated Borrower Requirements are met, the Administrative Agent shall send a notice in substantially the form of Exhibit M (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Revolving Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Loan Notice or Letter of Credit Application

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may be submitted by or on behalf of such Designated Borrower until the date five (5) Business Days after such effective date (or such shorter period as agreed by the Administrative Agent in its sole discretion).
(b)    Each U.S. Subsidiary of the Company that becomes a “Designated Borrower” pursuant to this Section 2.15 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Revolving Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(c)    The Company may from time to time, upon not less than fifteen (15) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Revolving Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Revolving Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.
2.21    Joint and Several Liability. Each Borrower shall be jointly and severally liable for the Obligations regardless of which Borrower actually receives Credit Extensions hereunder or the amount of such Credit Extensions received or the manner in which the Administrative Agent, any L/C Issuer or any Lender accounts for such Credit Extensions on its books and records, provided that the obligations of each such Borrower under the Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws.
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of any applicable withholding agent) require the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall

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be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to clause (e) below.
(ii)    If any applicable withholding agent shall be required by applicable Laws to withhold or deduct any Taxes from any payment by or on account of any obligation of any Loan Party under any Loan Document, then (A) such applicable withholding agent shall withhold or make such deductions as are determined by such applicable withholding agent to be required based upon the information and documentation it has received pursuant to clause (e) below, (B) such applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) each applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Loan Parties. Without limiting the provisions of clause (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten
(10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section
3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or the relevant Governmental Authority of a jurisdiction pursuant to such

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applicable Law or reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Company, such Borrower(s) and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company, any such Borrower or the Administrative Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Company, such Borrower(s) and the Administrative Agent on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company, such Borrower(s) or the Administrative Agent), two of whichever of the following is applicable:
(1)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code and no payments under any Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(4)    to the extent a Non-U.S. Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or

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other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and not a participating Lender, and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of such direct and indirect partner(s);
(C)    any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to the Company, such Borrower(s) and the Administrative Agent on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company, any such Borrower(s) or the Administrative Agent), executed copies of any other documentation prescribed by applicable Law as a basis for claiming exemption from or a reduction in
U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Company, such Borrower(s) or the Administrative Agent to determine the withholding or deduction, if any, required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company, such Borrower(s) and the Administrative Agent at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company, any such Borrower(s) or the Administrative Agent as may be necessary for the Company, such Borrower(s) and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 3.01(e)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any documentation it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Company, such Borrower(s) and the Administrative Agent in writing of its legal ineligibility to do so. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(e). Notwithstanding any other provision of this Section 3.01(e), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any Lender determines, in

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its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(f), in no event will the applicable Lender be required to pay any amount to such Loan Party pursuant to this Section 3.01(f) the payment of which would place the Lender in a less favorable net after-Tax position than such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(f) shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(h)    Defined Terms. For the avoidance of doubt, for purposes of this Section 3.01, the term “Lender” includes any L/C Issuer and the Swing Line Lender.
3.02    Illegality.
(a)    If any Lender determines in good faith that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon SOFR, Term SOFR or a Relevant Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or to make or continue Term SOFR Loans or Alternative Currency Loans, as applicable, in the affected currency or currencies or, in the case of Loans denominated in Dollars, to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the

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Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Alternative Currency Loans in the affected currency or currencies or, if applicable and such Loans are denominated in Dollars, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
(b)    If, in any applicable jurisdiction, the Administrative Agent, any L/C Issuer or any Lender or any Designated Lender determines in good faith that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any L/C Issuer or any Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document or (ii) to fund or maintain its participation in any Loan or Letter of Credit, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Company, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law), (B) to the extent applicable to an L/C Issuer, Cash Collateralize that portion of applicable L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized and (C) take all reasonable actions requested by such Person to mitigate or avoid such illegality.
(c)    Notwithstanding anything contained in this Article III to the contrary, a Lender shall not be entitled to exercise the rights under Section 3.02 to the extent such Lender is not generally exercising such rights against other similarly situated borrowers under similar circumstances.
3.03    Inability to Determine Rates.
(a)    If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan or (to the extent applicable) a conversion to or continuation thereof, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) deposits (whether in Dollars or an Alternative Currency) are not being offered to

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banks in the applicable interbank market for such currency, for the applicable amount and Interest Period of such Term SOFR Loan or Alternative Currency Loan, for the applicable amount and Interest Period of such Term SOFR Loan or Alternative Currency Loan, (B)(1) in the case of any Alternative Currency Loan, no Alternative Currency Successor Rate for the Relevant Rate for the applicable Alternative Currency has been determined in accordance with Section 3.07(b) and the circumstances under Section 3.07(b)(i) or the Alternative Currency Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (2) in the case of any Term SOFR Loan, no Term SOFR Successor Rate has been determined in accordance with Section 3.07(c) and the circumstances under Section 3.07(c)(i) or the Term SOFR Scheduled Unavailability Date has occurred, (C) adequate and reasonable means do not exist for determining Term SOFR, the Alternative Currency Term Rate or the Alternative Currency Daily Rate, as applicable, for any requested Interest Period with respect to a proposed Term SOFR Loan or Alternative Currency Term Rate Loan, or in connection with an existing or proposed Base Rate Loan or Alternative Currency Daily Rate Loan, or (D) a fundamental change has occurred in the foreign exchange or interbank markets with respect to an Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) (in each case with respect to clause (i), “Impacted Loans”) or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR or the Alternative Currency Term Rate, as applicable, for any requested Interest Period with respect to a proposed Term SOFR Loan or Alternative Currency Term Rate Loan, or the Alternative Currency Daily Rate with respect to a proposed Alternative Currency Daily Rate Loan for any requested determination date, does not adequately and fairly reflect the cost to such Lenders of funding such Term SOFR Loan or Alternative Currency Loan, as applicable, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currency or currencies shall be suspended, (to the extent of the affected Loans, Interest Periods or determination dates, as applicable), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (1) the Company may revoke any pending request for a Borrowing of, conversion to or continuation (as applicable) of Term SOFR Loans or Alternative Currency Loans (in each case to the extent of the affected Loans, Interest Periods or determination dates, as applicable), or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the Dollar Equivalent of the amount specified therein and (2) any outstanding affected Loans denominated in an Alternative Currency, at the Company’s election, shall either (I) be converted into a Borrowing of Base Rate Loans in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan, or (II) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the applicable Borrower (or the Company on its behalf, pursuant to Section 10.22) (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three (3) Business Days after receipt by the Company of such notice or (y) in the

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case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the applicable Borrower shall be deemed to have elected clause (I) above.
(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this Section 3.03, the Administrative Agent, in consultation with the Company and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section 3.03, (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.
3.04    Increased Costs; Reserves.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any L/C Issuer or the applicable interbank market any other condition, cost or expense affecting this Agreement, Term SOFR Loans or Alternative Currency Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, in each case in an amount deemed by such Lender or such L/C Issuer to be material, the Company will pay (or cause the applicable Designated

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Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered, provided that the Borrowers shall not be required to compensate a Lender or an L/C Issuer pursuant to this Section 3.04(a) for any additional amounts incurred more than ninety (90) days prior to the date that such Lender or such L/C Issuer notifies the Borrowers of the Change in Law giving rise to such additional amounts and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor; provided that, if the Change in Law giving rise to such additional amounts is retroactive, then such 90-day period referred to above shall be extended to include the period of retroactive effect thereof.
(b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), in each case in an amount deemed by such Lender or such L/C Issuer to be material, then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer (i) setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and (ii) setting forth in reasonable detail the manner in which such amount was deferred, which shall be conclusive absent manifest error, and shall be delivered to the Company. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten
(10) days after receipt thereof. Notwithstanding anything contained in this Article III to the contrary, a Lender shall not be entitled to any compensation pursuant to Section 3.04 to the extent such Lender is not generally imposing such charges or requesting such compensation from other similarly situated borrowers under comparable syndicated credit facilities.
(d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or

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reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of Alternative Currency Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable ten (10) days from receipt of such notice.
3.05    Compensation for Losses. The Company shall compensate (or cause the applicable Designated Borrower to compensate) such Lender for, and hold such Lender harmless from, any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or Alternative Currency Daily Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or Alternative Currency Daily Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;
(c)    any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(d)    any assignment of a Term SOFR Loan or Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;
including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract, but in any event, excluding loss of anticipated profit. The Company will (or will cause the applicable Borrower to), within ten (10) Business Days after the Company’s (or the applicable Borrower’s) receipt of a certificate of the type described in Section 3.04(c), pay such

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Lender such additional amounts as will compensate such Lender for such losses, costs and expenses.
For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, (x) [reserved], (y) each Lender shall be deemed to have funded each Term SOFR Loan made by such Lender at Term SOFR for such Loan by a matching deposit or other borrowing in the interbank market for such currency for a comparable amount and for a comparable period, whether or not such Term SOFR Loan was in fact so funded, and (z) each Lender shall be deemed to have funded each Alternative Currency Term Rate Loan made by such Lender at the Alternative Currency Term Rate for such Loan by a matching deposit or other borrowing in the interbank market for such currency for a comparable amount and for a comparable period, whether or not such Alternative Currency Term Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Company hereby agrees to pay (or cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Company may replace such Lender in accordance with Section 10.13.
3.07    Replacement of Rates.
(a)    [Reserved].
(b)    Relevant Rate for Alternative Currencies. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents (including Section 10.01 hereof), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Revolving Lenders notify the Administrative Agent (with, in

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the case of the Required Revolving Lenders, a copy to the Company) that the Company or the Required Revolving Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternative Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternative Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternative Currency (the latest date on which all tenors of the Relevant Rate for such Alternative Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Alternative Currency Scheduled Unavailability Date”); or
(iii)    syndicated loans currently being executed and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Alternative Currency;
or if the events or circumstances of the type described in Section 3.07(b)(i), (ii) or (iii) have occurred with respect to an Alternative Currency Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternative Currency or any then current Alternative Currency Successor Rate for an Alternative Currency in accordance with this Section 3.07(b) with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternative Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, an “Alternative Currency Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Revolving Lenders have delivered to the Administrative Agent written notice that the Required Revolving Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Alternative Currency Successor Rate.
Any Alternative Currency Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible

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for the Administrative Agent, such Alternative Currency Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein to the contrary, if at any time any Alternative Currency Successor Rate as so determined would otherwise be less than zero, the Alternative Currency Successor Rate will be deemed to be zero for purposes of this Agreement and the other Loan Documents.
In connection with the implementation of an Alternative Currency Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time in consultation with the Company and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment so effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.
For purposes of this Section 3.07(b), those Lenders that either have not made, or do not have an obligation under this Agreement to make, Loans denominated in the applicable Alternative Currency shall be excluded from any determination of Required Revolving Lenders for purposes of the establishment of an Alternative Currency Successor Rate with respect to such Alternative Currency.
(c)    Term SOFR Replacement Setting. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents (including Section 10.01 hereof), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined that:
(i)    adequate and reasonable means do not exist for ascertaining one (1) month, three (3) month and six (6) month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one (1) month, three (3) month and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease; provided that at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one
(1) month, three (3) month, and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Term SOFR

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Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, a “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (ii) of this Section 3.07(c), no later than the Term SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (any such successor rate established pursuant to this Section 3.07(c), a “Term SOFR Successor Rate,” and together with the Alternative Currency Successor Rate, each a “Successor Rate”).
If the Term SOFR Successor Rate is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
Notwithstanding anything to the contrary herein, (A) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date or (B) if the events or circumstances of the type described in clause (i) or (ii) of this Section 3.07(c) have occurred with respect to the Term SOFR Successor Rate then in effect, then, in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR or any then-current Term SOFR Successor Rate in accordance with this Section 3.07(c) at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Term SOFR Successor Rate.” Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Term SOFR Successor Rate.
Any Term SOFR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Term SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Term SOFR Successor Rate as so determined would otherwise be less than zero, such Term SOFR Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

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In connection with the implementation of a Term SOFR Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time in consultation with the Company and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.
(d)    For purposes of this Section 3.07(c), those Lenders that either have not made, or do not have an obligation under this Agreement to make, Term SOFR Loans (or Loans accruing interest by reference to a Term SOFR Successor Rate, as applicable) shall be excluded from any determination of Required Lenders.
3.08    Survival. All obligations of the Loan Parties under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, any assignment of rights by, or the replacement of, a Lender, an L/C Issuer or the Swing Line Lender, resignation of the Administrative Agent and the Facility Termination Date.
ARTICLE IV. CONDITIONS PRECEDENT
4.01    Signing Date Conditions. This Agreement shall not become effective until the satisfaction (or waiver in accordance with Section 10.01) of the following conditions:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or copies sent by electronic transmission (followed reasonably promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Signing Date and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement from each Loan Party;
(ii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement to which such Loan Party is a party; and
(iii)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Company and the Loan Parties is validly existing and in good standing in its jurisdiction of organization or formation.
(b)    At least three (3) Business Days prior to the Signing Date, (i) the Administrative Agent and the Lenders shall have received all documentation and other

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information with respect to any Loan Party that any Lender determines is required by regulatory authorities under applicable Law, including without limitation the PATRIOT Act and applicable law regarding anti-money laundering, and “know your customer” matters, and (ii) the Company shall have delivered to the Administrative Agent and each Lender that so requests a Beneficial Ownership Certification, in each case, to the extent requested in writing at least ten (10) Business Days prior to the Signing Date.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Signing Date specifying its objection thereto.
4.02    Initial Funding Date Conditions. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or copies sent by electronic transmission (followed reasonably promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Initial Funding Date (or, in the case of certificates of governmental officials, a recent date before the Initial Funding Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of (A) the Security Agreement to be dated as of the Initial Funding Date and (B) a Joinder Agreement with respect to each Subsidiary of the Company on the Initial Funding Date after giving effect to the Transactions that (x) is not an Excluded Subsidiary and (y) is not already a party to this Agreement as a Guarantor;
(ii)    as to each Borrower, a Note executed by such Borrower in favor of each Lender requesting a Note that has requested a Note at least five (5) Business Days prior to the Initial Funding Date;
(iii)    a UCC financing statement in the name of each Loan Party for each appropriate jurisdiction as is necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the Collateral to the extent it may be perfected by the filing of a UCC financing statement;
(iv)    except as provided in Section 6.19, all certificates evidencing any certificated Equity Interests and all Instruments pledged to the Administrative Agent unless not required to be delivered pursuant to the Security Agreement, together with duly executed in blank, undated stock powers (unless, with respect to the pledged Equity Interests of any Non-U.S. Subsidiary, such stock powers are

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deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of organization of such Person) and duly executed instruments of transfer, in each case, in a form reasonably satisfactory to the Administrative Agent;
(v)    except as provided in Section 6.19, duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent’s reasonable discretion, to record or perfect the Administrative Agent’s security interest in the United States Intellectual Property registrations and applications of the Loan Parties;
(vi)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(vii)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrowers and the Restricted Subsidiaries is validly existing and in good standing in its jurisdiction of organization or formation;
(viii)    a favorable opinion of each of (A) Allen Overy Shearman Sterling US LLP, counsel to the Loan Parties, (B) Phelps Dunbar LLP, local counsel to the Loan Parties in Alabama, and (C) a law firm to be appointed by the Company prior to the Initial Funding Date, as local counsel to the Loan Parties in New Jersey, in each case addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(ix)    a certificate signed by the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Company in the form of Exhibit K certifying that the Company and its Subsidiaries on a consolidated basis are Solvent after giving effect to the Transactions; and
(x)    a certificate signed by a Responsible Officer of the Company certifying that the conditions specified in Sections 4.02(g) and 4.02(h) have been satisfied.
(b)    The Arrangers shall have received:
(i)    with respect to the Company and its subsidiaries, (x) audited consolidated balance sheets and related consolidated statements of income, shareholder’s equity and cash flows for the three most recently completed fiscal years ended at least ninety (90) days prior to the Initial Funding Date (and the related audit reports) (collectively, the “Audited Company Financial Statements”)

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and (y) unaudited consolidated balance sheets and related consolidated statements of income and cash flows for each interim fiscal quarter ended since the last audited financial statements and at least forty-five (45) days prior to the Initial Funding Date (other than the fourth fiscal quarter) (and comparable periods for the prior fiscal year) (collectively, the “Interim Company Financial Statements”); provided that the Arrangers have acknowledged receipt of the audited financial statements referred to in clause (x) above for the Company’s fiscal years ended October 1, 2022, September 30, 2023 and September 28, 2024 and in clause (y) above for the fiscal quarter ended December 28, 2024; provided, further, that the condition set forth in this Section 4.02(b)(i), (a) may be satisfied by the Company furnishing to the Arrangers the applicable financial statements on Form 10-K or 10-Q, as applicable, filed with the SEC, and (b) such financials shall be deemed to have been delivered on the earliest date on which (I) the Company posts such documents, or provides a link thereto, on the Company’s website on the internet, (II) such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another website to which the Arrangers have access, or (III) such financial statements and/or documents are posted on the SEC’s website on the internet at www.sec.gov;
(ii)    with respect to Zephyr and its consolidated subsidiaries, (a) the audited consolidated balance sheet and consolidated results for Zephyr and its consolidated subsidiaries, including the Non-Acquired Assets (in accordance with its consistently applied basis of consolidation) (“Consolidated Zephyr”), as of and for Zephyr’s fiscal years ended July 31, 2023 and July 31, 2024 and thereafter for the most recently completed fiscal years that at that time will have ended for at least ninety (90) days prior to the Initial Funding Date (collectively, the “Audited Target Financial Statements”); and (b) the unaudited consolidated balance sheet and consolidated results for Consolidated Zephyr as of and for each subsequent interim fiscal quarter ended since the last audited financial statements and which fiscal quarter that at that time have ended for at least forty-five (45) days prior to the Initial Funding Date (other than the fourth fiscal quarter) (collectively, the “Interim Target Financial Statements”); and
(iii)    (a) a pro forma consolidated statement of income of the Company for the most recently completed fiscal year ended at least ninety (90) days prior to the Initial Funding Date and a pro forma consolidated balance sheet and related pro forma consolidated statements of income for the interim period ending on the last day of the most recent fiscal quarter ended since the last audited financial statements and ending at least forty-five (45) days before the Initial Funding Date and (b) a pro forma consolidated balance sheet and related consolidated statement of income as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period for which historical financial statements of the Company are provided pursuant to Section 4.02(b)(i)(x) or (y) above, prepared after giving pro forma effect to each element of the Transactions as if the Transactions had occurred on the last day of such interim period (in the case of such balance sheet) or at the beginning of such period (in the case of such

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other financial statements) (collectively, the “Pro Forma Financial Statements”).
(c)    The Zephyr Acquisition shall have been consummated prior to or substantially concurrently with the funding of the Initial Term A Loans on the Initial Funding Date in accordance with the terms set forth in the Zephyr Acquisition Agreement as in effect on the Zephyr Acquisition Agreement Signing Date without giving effect to any modifications thereunder, or any waiver or consent thereunder by the Company or at the Company’s request, that is materially adverse to the interests of the Lenders (in their capacity as such), without the consent of the Arrangers, such consent not to be unreasonably withheld, delayed or conditioned.
(d)    The Sanmina Refinancing shall have been consummated, and all commitments under the Existing Company Credit Agreement shall have been terminated, substantially simultaneously with the funding of the Initial Term A Loans on the Initial Funding Date.
(e)    The Zephyr Refinancing shall have been consummated, and all commitments under the Existing Zephyr Credit Agreement shall have been terminated, prior to, or substantially simultaneously with the funding of the Initial Term A Loans on the Initial Funding Date.
(f)    The Arrangers shall have received, at least three (3) Business Days prior to the Initial Funding Date, all documentation and other information regarding the Company and the Guarantors required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, to the extent requested at least ten (10) Business Days prior to the Initial Funding Date. To the extent that the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Lender that has requested, in a written notice to the Company at least ten (10) days prior to the Initial Funding Date, a Beneficial Ownership Certification received such at least three (3) Business Days prior to the Initial Funding Date.
(g)    Since the Zephyr Acquisition Agreement Signing Date, no Zephyr Material Adverse Effect with respect to the Zephyr shall have occurred and be continuing.
(h)    The Specified Representations and the Specified Zephyr Acquisition Agreement Representations shall be true and correct in all material respects (or, if qualified by materiality or reference to material adverse effect, in all respects).
(i)    The Initial Funding Date shall have occurred prior to the date (such date, the “Termination Date”) that is five (5) Business Days after the “Outside Date” (as defined in the Zephyr Acquisition Agreement as in effect on the Zephyr Acquisition Agreement Signing Date, giving full effect to the provisos in such definition).
(j)    To the extent invoiced with reasonable detail at least two (2) Business Days prior to the Initial Funding Date, all fees and expenses due to the Arrangers, the Administrative Agent and the Lenders required to be paid on the Initial Funding Date (including the fees and expenses of counsel for the Arrangers and the Administrative Agent) shall have been paid.

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(k)    The Administrative Agent and, if applicable, the applicable L/C Issuer(s) or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Initial Funding Date specifying its objection thereto.
4.03    Conditions to all Credit Extensions Post-Initial Funding Date. The obligation of each Lender to honor any Request for Credit Extension (including a Request for Credit Extension relating to an advance under an Incremental Facility but excluding a Loan Notice requesting only a conversion of Loans to another Type or a continuation of Term SOFR Loans, Alternative Currency Term Rate Loans) after the Initial Funding Date (other than a Borrowing of Delayed Draw Term A Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) as of such earlier date, and except that for purposes of this Section 4.03, the representations and warranties contained in clauses (a) and (c) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)    No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Administrative Agent and, if applicable, the applicable L/C Issuer(s) or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)    In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.
(e)    If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.20 to the designation of such Borrower as a Designated Borrower shall have been met to the reasonable satisfaction of the Administrative Agent.
Notwithstanding anything to the contrary contained in this Agreement, the conditions set forth in clauses (a) and (b) of this Section 4.03 shall be subject to the provisions of Section 1.10

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in the case of any Incremental Facility used to finance a Limited Condition Transaction.
Each Request for Credit Extension (other than a Borrowing of Delayed Draw Term A Loans or a Loan Notice requesting only a conversion of Loans to another Type or a continuation of Term SOFR Loans, Alternative Currency Term Rate Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
4.04    Conditions to Delayed Draw Funding Date. The obligation of each Lender holding Delayed Draw Term A Loan Commitments to fund any Delayed Draw Term A Loans on each Delayed Draw Funding Date is subject to the following conditions precedent:
(a)    The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if qualified by materiality or reference to Material Adverse Effect, in all respects) as of such earlier date, and except that for purposes of this Section 4.04, the representations and warranties contained in clauses (a) and (c) of Section
5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)    No Default or Event of Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.
(c)    The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof, which shall be deemed to constitute a representation and warranty that the conditions specified in Sections 4.04(a) and (b) have been satisfied on and as of the applicable Delayed Draw Funding Date.
(d)    The amount of the requested Delayed Draw Term A Loans shall not exceed the remaining amount of the aggregate outstanding Delayed Draw Term A Loan Commitments as of the Delayed Draw Funding Date.
(e)    The Delayed Draw Funding Date shall not occur after the Delayed Draw Commitment Termination Date.
(f)    Immediately after giving effect to such Borrowing of the requested Delayed Draw Term A Loans, the Loan Parties shall be in Pro Forma Compliance.
(g)    The conditions specified in Section 4.02 with respect to the Initial Funding Date shall have been satisfied (or waived in accordance with Section 10.01).
Notwithstanding anything to the contrary contained in this Agreement, the conditions set forth in clauses (a), (b) and (f) of this Section 4.04 shall be subject to the provisions of Section

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1.10 in the case of any Delayed Draw Term A Loan used to finance a Limited Condition Transaction.
ARTICLE V. REPRESENTATIONS AND WARRANTIES
Each Loan Party jointly and severally represents and warrants to the Administrative Agent and the Lenders on the Signing Date (solely with respect to the representations contained in Sections 5.01 through 5.05 (with respect to Section 5.05, solely with respect to such Financial Statements in existence on the Signing Date), 5.13, 5.15, 5.16, 5.22, 5.23, 5.25 and 5.26), the Initial Funding Date and at the time of each subsequent Credit Extension (to the extent required to be true and correct at the time of such Credit Extension pursuant to Article IV) that:
5.01    Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary (a) is (i) duly incorporated, organized or formed, (ii) validly existing and (iii) in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and
(ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and (to the extent applicable) in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not and will not
(i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Permitted Liens) under, or require any payment to be made under (A) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any Restricted Subsidiary or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any material Law.
5.03    Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other material action by, or material notice to, or material filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect and (b) filings to perfect the Liens created by the Collateral Documents.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is

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party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws or by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Company Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)    To the knowledge of the Company, the Audited Target Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of Consolidated Zephyr as of the date thereof or for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(c)    The Interim Company Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.
(d)    To the knowledge of the Company, the Interim Target Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of the Consolidated Zephyr as of the date thereof or for the period covered thereby, subject, in the case of clauses (i) and (ii), to normal year-end audit adjustments the effect of which will not, individually or in the aggregate, be material.
(e)    The Pro Forma Financial Statements have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Transactions. The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Company to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the

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Company and its Subsidiaries as of such date and their estimated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby (it being understood and agreed that such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company and its Subsidiaries, that no assurance can be given that any particular projection will be realized, that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results and such differences may be material, and that such projected financial information are not a representation by the Company or any of its Subsidiaries that such projections will be achieved).
(f)    Since the date of the most recent Audited Company Financial Statements, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
5.06    Litigation. Other than as set forth on Schedule 5.06, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Company, threatened (and reasonably likely to be commenced) in writing against the Company or any of its Restricted Subsidiaries or any property or rights of the Company or any of its Restricted Subsidiaries as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, would result in a Material Adverse Effect.
5.07    No Default. Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Ownership of Property; Liens. Each Loan Party and each Restricted Subsidiary has good record and marketable title in fee simple (or similar concept under the Law of any applicable jurisdiction) to, or valid leasehold interests (or similar concept under the Law of any applicable jurisdiction) in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not reasonably be expected to have a Material Adverse Effect. The property of the Loan Parties and the Restricted Subsidiaries is subject to no Liens, other than Permitted Liens.
5.09    Environmental Compliance. Other than as set forth on Schedule 5.09, (i) Each Loan Party and each Restricted Subsidiary is in compliance with all Environmental Laws, (ii) there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority that arises under or relates to any Environmental Law and that is now pending or, to the knowledge of the Company, threatened (and reasonably likely to be commenced) in writing against the Company or any of its Restricted Subsidiaries or any property of the Company or any of its Restricted Subsidiaries, and (iii) there is no order or other governmental requirement requiring the Company or any Restricted Subsidiary to clean up or remediate a release of Hazardous Materials on or at any of their properties or any other location, except for any such noncompliance, action, suit, proceeding, cleanup or remediation that would not reasonably be

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expected to result in a Material Adverse Effect.
5.10    Insurance. The properties of the Company and the Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party operates.
5.11    Taxes. The Company and the Restricted Subsidiaries have filed all U.S. federal, state and local and non-U.S. income tax returns and other tax returns and reports required to be filed, except where such failure to file would not reasonably be likely to have a Material Adverse Effect, and have paid all U.S. federal, state, and local and non-U.S. income and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP as in effect on such date or in respect of which such failure to pay would not reasonably be likely to have a Material Adverse Effect. To the knowledge of the Company and its Restricted Subsidiaries, there is no proposed Tax assessment against the Company or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary is party to any tax sharing agreement.
5.12    ERISA Compliance. Other than as set forth on Schedule 5.12:
(a)    Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws, save where any failure to comply would not reasonably be expected to have a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS, and to the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the best knowledge of the Company, threatened in writing claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Plan that would reasonably be expected to result in a Material Adverse Effect.
(c)    Other than as would not reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred; and (ii) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.
5.13    Subsidiaries; Equity Interests. Set forth on Schedule 5.13 is a complete and accurate list as of the Signing Date of each Subsidiary, together with (a) such Subsidiary’s jurisdiction of organization or incorporation (as the case may be), (b) the number of shares of each class of Equity Interests of such Subsidiary outstanding, (c) the percentage of each class of

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outstanding shares of such Subsidiary owned (directly or indirectly) by the Company or any Subsidiary and (d) an indication as to whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary, an Excluded Subsidiary (and, if so, the type (e.g., an Immaterial Subsidiary) of such Excluded Subsidiary), a CFC Holdco and/or a CFC. The outstanding Equity Interests of each Restricted Subsidiary are validly issued, fully paid and non-assessable (to the extent applicable) and are owned by a Loan Party in the amounts specified on Schedule 5.13 free and clear of all Liens other than the Liens created pursuant to the applicable Collateral Documents and inchoate and other non-consensual Permitted Liens.
5.14    Margin Regulations; Investment Company Act.
(a)    No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and the Credit Extensions hereunder will not be used to purchase or carry margin stock in violation of Regulation U or to extend credit to others for the purpose of purchasing or carrying margin stock or for any purpose that would violate the provisions of Regulation X issued by the FRB, as in effect from time to time.
(b)    No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
5.15    Disclosure. No report, financial statement, certificate or other written information furnished (other than projected financial information and information of a general economic or industry-specific nature) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), when taken as a whole with the other Loan Documents and together with the Company’s filings with the SEC, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading in light of the circumstances under which they were made; provided that, with respect to projected financial information, the Company represents only that such projected financial information were prepared in good faith based upon assumptions believed to be reasonable at the time and estimates as of the date of preparation (it being understood and agreed that such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company and its Subsidiaries, that no assurance can be given that any particular projection will be realized, that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results and such differences may be material, and that such projected financial information are not a representation by the Company or any of its Subsidiaries that such projections will be achieved). As of the Signing Date and as of the Initial Funding Date, as applicable, to the knowledge of the Company the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
5.16    Compliance with Laws. Each Loan Party and each Restricted Subsidiary is in compliance in all material respects with the requirements of all applicable Laws and all orders,

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writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
5.17    [Reserved].
5.18    [Reserved].
5.19    Solvency. On the Initial Funding Date (after giving effect to the Transactions), the Company and its Restricted Subsidiaries, on a consolidated basis, are Solvent.
5.20    Intellectual Property; Licenses, Etc. The Company and its Restricted Subsidiaries own, or possess the right to use, all of the Intellectual Property that is reasonably necessary for the operation of their respective businesses except where and to the extent any lack of ownership or possession would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no business, product or service of the Company or any other Loan Party infringes upon any Intellectual Property of any other Person that would reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Company, threatened in writing (and reasonably likely to be commenced), which would reasonably be expected to have a Material Adverse Effect.
5.21    Labor Matters. Except as set forth on Schedule 5.21, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Company or any Restricted Subsidiary and neither the Company nor any Restricted Subsidiary has suffered any strikes, walkouts, work stoppages or other labor difficulty in the preceding three (3) years, in each case, that could reasonably be expected to have a Material Adverse Effect.
5.22    Sanctions Laws. No Borrowing or use of proceeds of any Borrowing or drawing under any Letter of Credit will violate any Sanctions Laws and Regulations applicable to any party hereto. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the target of any Sanctions Laws and Regulations, or (ii) located, organized or resident in a Designated Jurisdiction. The Company and its Subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with the foregoing.
5.23    Anti-Corruption Laws. To the extent applicable, the Company and its Subsidiaries have conducted their businesses in compliance in all material respects with the FCPA, the UK Bribery Act 2010, and, to the extent applicable, other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. To the knowledge of the Company, no Loan Party or any Restricted Subsidiary of a Loan Party is in violation of any laws relating to terrorism or money laundering and the PATRIOT Act.

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5.24    Collateral Documents. The Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently (or, upon delivery of Collateral to the Administrative Agent and/or when the appropriate filings or other actions required by the applicable Collateral Document or by applicable law have been filed or taken, will be) perfected security interests and Liens (to the extent such security interests and Liens are required to be perfected under the terms of the Collateral Documents) to the extent such security interests and Liens can be perfected by such delivery, filings and actions, prior to all other Liens other than Permitted Liens.
5.25    Outbound Investment Rules. Neither the Company nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Company nor any of its Subsidiaries currently engages, directly or knowingly indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that constitutes a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
5.26    Affected Financial Institutions. Neither the Company nor any other Loan Party is an Affected Financial Institution.
5.27    Status as Senior Debt. The Obligations under the Loan Documents are “first lien debt” and “senior debt” or “designated senior debt” (or any comparable terms) under, and as may be defined in, any notes, indenture or document governing any applicable Indebtedness that is subordinated in right of payment to such Obligations.
ARTICLE VI. AFFIRMATIVE COVENANTS
From and after the Initial Funding Date and for so long as the Facility Termination Date has not occurred, each Loan Party hereby covenants and agrees that such Loan Party shall, and shall cause each of its Restricted Subsidiaries (and, with respect to Sections 6.16 and 6.20, its Unrestricted Subsidiaries) to:
6.01    Financial Statements. Deliver to the Administrative Agent (who will make such documents available to each Lender), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(a)    as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of

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PricewaterhouseCoopers LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than a “going concern” explanatory paragraph or other qualification that is due solely to (x) the impending maturity of any Indebtedness of the Company or its Subsidiaries, (y) a prospective or actual default under any Financial Covenant or any other financial covenant applicable to the Company or its Subsidiaries or (z) the activities, operations, financial results, assets or liabilities of Unrestricted Subsidiary) or any qualification or exception as to the scope of such audit;
(b)    as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year then ended, all in reasonable detail, certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
(c)    simultaneously with the delivery of the financial statements referred to in Sections 6.01(a) and (b) above, a customary management’s discussion and analysis of operating results.
As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent (who will make such documents available to each Lender or, in the case of clause (e) below, each Private Lender), in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) and (ii) a report signed by a Responsible Officer of the Company that supplements Schedule 5.13 such that, as supplemented, such Schedule 5.13 would be accurate and complete in all material respects as of the last day of the period covered by the Compliance Certificate described in the foregoing clause (i) (provided that if no supplement is required to cause such Schedule 5.13 to be accurate and complete in all material respects as of such date, then the Company shall not be required to deliver such a report);

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(b)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), for any period in which there exist any Unrestricted Subsidiaries, unaudited consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements delivered pursuant to Section 6.01(a) or (b), as applicable, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, income, stockholders’ equity and cash flows of the Company and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or under any other applicable securities Laws, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)    promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation;
(e)    within ninety (90) days after the end of each fiscal year of the Company, a consolidated budget for the immediately subsequent fiscal year in a form customarily prepared by management of the Company with regard to the Company and its Subsidiaries, which budget shall be prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation of such budget; and
(f)    promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC or any national securities exchange) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents (A) are available on the website of the SEC at http://www.sec.gov or (B) are posted on the Company’s behalf on another Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that, in the case of documents that are not available on http://www.sec.gov, (x) the Company shall deliver paper copies (which may include .pdf files) of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative

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Agent or such Lender and (y) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Company hereby acknowledges that (a) the Administrative Agent and/or each Arranger may, but shall not be obligated to, make available to the Lenders and any L/C Issuer materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”, and each Lender that is not a Public Lender, a “Private Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuers and the Lenders to treat the Company Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent the Company Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Company shall not be under any obligation to mark any Company Materials “PUBLIC.”
6.03    Notices. Promptly notify the Administrative Agent (who will make such notice available to each Lender):
(a)    of the existence of any Default or Event of Default;
(b)    of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;
(c)    of the occurrence of any ERISA Event; and
(d)    of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a

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Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets (including in its capacity as a withholding agent), unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Restricted Subsidiary or in respect of which such failure to pay would not reasonably be likely to have a Material Adverse Effect; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than Permitted Liens).
6.05    Preservation of Existence, Etc.
(a)    Preserve, renew and maintain in full force and effect its legal existence and good standing (to the extent applicable) under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05;
(b)    take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and
(c)    maintain or renew all of its owned registered patents, trademarks and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Properties.
(a)    Maintain, preserve and protect all of its Mortgaged Properties and all of its material properties and equipment necessary in the normal operation of its business in good working order and condition, ordinary wear and tear and damage by casualty or condemnation excepted; and
(b)    make all necessary repairs thereto and renewals and replacements thereof, except to the extent that (i) any of such properties or equipment are obsolete or are being replaced in the Ordinary Course of Business, (ii) the Company or any of its Restricted Subsidiaries reasonably determine that the continued maintenance, repaid, renewal or replacement of any of its properties or equipment is no longer commercially practicable and is not in the best interests of the Company or any of its Restricted Subsidiaries, or (iii) where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
6.07    Maintenance and Evidence of Insurance.
(a)    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, insurance with respect to

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its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
(b)    Evidence of Insurance. Cause the Administrative Agent to be named as loss payee (other than with respect to business interruption insurance) and/or as additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral on certificates of insurance and, unless otherwise agreed to by the Administrative Agent and, to the extent available and customarily agreed to by the relevant insurance provider, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent.
6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws applicable to it or necessary to the conduct its business or the ownership of its property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09    Books and Records. (a) Maintain proper books of record and account, in which full, materially true and correct entries in conformity with GAAP as in effect on such date consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Company or such Restricted Subsidiary, as the case may be, and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Restricted Subsidiary, as the case may be.
6.10    Inspection Rights. Upon the request of the Administrative Agent on behalf of any Lender, permit representatives and independent contractors of the Administrative Agent (which may include representatives of Lenders) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided, that one or more representatives of the Company shall be invited (with reasonable advance notice) to attend any such meetings with such independent public accountants (provided that the failure of any such representatives of the Company to attend any such meeting shall not preclude such meeting from occurring)), all at the expense of the Lenders when no Event of Default exists, and at such reasonable times during normal business hours, upon reasonable advance notice to the Company and no more than once per year; provided, however, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice; provided, further, that notwithstanding anything to the contrary herein, neither the Company nor any of its Restricted Subsidiaries shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (a) that constitutes non-financial trade secrets or non-financial proprietary information of the Company and its Restricted Subsidiaries and/or any of its customers and/or suppliers, (b) in respect of which disclosure to the Administrative Agent or any

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Lender (or any of their respective representatives or agents) is prohibited by applicable Law, (c) that is subject to attorney-client or similar privilege or constitutes attorney work product or (d) in respect of which the Company or any Subsidiary owes confidentiality obligations to any third party (it being understood that the Company or any of its Subsidiaries shall inform the Administrative Agent of the existence and nature of the confidential records, documents or other information not being provided and, following a reasonable request from the Administrative Agent, use commercially reasonable efforts to request consent from an applicable contractual counterparty to disclose such information (but shall not be required to incur any cost or expense or pay any consideration of any type to such party in order to obtain such consent)).
6.11    Use of Proceeds. Use the proceeds of the Credit Extensions (a) on the Initial Funding Date, (x) (i) in the case of the Initial Term A Loans, to finance the Zephyr Acquisition, the Zephyr Refinancing and the Sanmina Refinancing and to pay fees, costs and expenses related to the Transactions~~,~~  and (ii) in the case of the Incremental Term B-1 Loans, to finance the Zephyr Acquisition, the Zephyr Refinancing and the Sanmina Refinancing and to pay fees, costs and expenses related to the Transactions, and working capital needs, and (y) in the case of the Revolving Facility, (i) to fund original issue discount or upfront fees, (ii) for working capital adjustments to the purchase price of the Zephyr and other purchase price adjustments or equivalent adjustments, (iii) to fund the Zephyr Acquisition, the Zephyr Refinancing and the Sanmina Refinancing and to pay fees, costs and expenses related to the Transactions, (iv) to fund working capital needs and (v) to replace, backstop or cash collateralize existing letters of credit of the Company and Zephyr, as needed, and (z) in the case of any Delayed Draw Term A Loans, to fund working capital needs and for other general corporate purposes; ~~and~~ (b) in the case of the 2026 Term B-1 Loans, to prepay the Incremental Term B-1 Loans that are not Converted Term Loans and to pay the fees, costs and expenses related to Amendment No. 3; and (c) thereafter for general corporate purposes of the Company and its Subsidiaries (including for capital expenditures, Permitted Acquisitions, working capital needs, the payment of transaction fees and expenses, Investments, Restricted Payments and any other purpose not prohibited by the terms of the Loan Documents) not in contravention of any Law or of any Loan Document.
6.12    Compliance with Environmental Laws. Comply with all Environmental Laws and Environmental Permits and obtain and renew all Environmental Permits necessary for its operations and properties, unless failure to comply or obtain and renew could not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Company nor any of its Restricted Subsidiaries shall be required to undertake any action under any Environmental Laws and Environmental Permits to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP as in effect on such date.
6.13    Maintenance of Ratings. Use commercially reasonable efforts (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Company of customary rating agency fees and cooperation with information and data requests by Rating Agencies in connection with their ratings process) to obtain and maintain a public corporate family rating and/or a public corporate credit rating of the Company from any two Rating Agencies; provided that if fewer than two Rating Agencies are available to provide such ratings, the Company shall only be required to use commercially reasonable efforts to

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obtain and maintain a rating from such Rating Agencies as are then available; provided, that in no event shall the Company be required to maintain a specific rating with any such Rating Agency.
6.14    Covenant to Guarantee Obligations.
(a)    Within forty-five (45) days (or such later date as the Administrative Agent may agree in its sole discretion) after (x) the acquisition or formation of any Restricted Subsidiary (other than an Excluded Subsidiary) or (y) the date on which any Excluded Subsidiary ceases to be an Excluded Subsidiary, cause such Restricted Subsidiary to become a Guarantor (if such Subsidiary is a U.S. Subsidiary and not a CFC Holdco) by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose and (ii) upon the request of the Administrative Agent in its reasonable discretion, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.
(b)    If any Subsidiary (including, to the extent permitted by applicable Law, any Excluded Subsidiary other than any Securitization Subsidiary or any other Subsidiary with respect to which the Administrative Agent and the Company reasonably agree that the burden or cost of such Person providing the Guaranty shall outweigh the benefits to be obtained by the Lenders therefrom) that is not a Guarantor provides a Guaranty in respect of any Ratio Debt issued by a Loan Party, cause such Subsidiary to, concurrently with providing such Guaranty in respect of such Ratio Debt (or at such later date that the Administrative Agent may agree in its sole discretion), (i) become a Guarantor (if such Subsidiary is a U.S. Subsidiary) by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem reasonably appropriate for such purpose and (ii) upon the request of the Administrative Agent in its reasonable discretion, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.
Notwithstanding anything to the contrary contained herein, the Company may from time to time, upon notice to the Administrative Agent, elect to cause any Subsidiary that would otherwise be an Excluded Subsidiary to become a Guarantor (if such Subsidiary is a U.S. Subsidiary), provided that the requirements set forth in the foregoing clause (a) applicable to any Subsidiary that is required to provide the Guaranty pursuant to such clause are satisfied.
6.15    Covenant to Give Security. Except with respect to Excluded Property (and in all cases subject to Section 6.19):
(a)    Cause each Loan Party (in each case, whether now or hereafter existing) to grant or cause to be granted a first priority perfected security interest in the following (in each case, to the extent not constituting Excluded Property), in each case to secure the Obligations, in each case on the Initial Funding Date (or with respect to any Subsidiary that becomes a Guarantor after the Initial Funding Date pursuant to Section 6.14, on the date such Subsidiary becomes a Guarantor) or, if acquired thereafter, within forty-five (45) days (or such later date as the Administrative Agent may agree in its sole discretion) of the acquisition thereof:

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(i)    (A) one hundred percent (100%) of the issued and outstanding Equity Interests of such Loan Party and (B) one hundred percent (100%) of the issued and outstanding Equity Interests of any Restricted Subsidiary directly held by such Loan Party; and
(ii)    except to the extent otherwise provided under any Collateral Document, substantially all tangible and intangible assets of each Loan Party (including, without limitation, accounts receivable, inventory, equipment, investment property, Intellectual Property, intercompany receivables, other general intangibles (including contract rights) and proceeds of the foregoing);
(b)    Except to the extent otherwise provided under any Collateral Document, cause each Loan Party to deliver to the Administrative Agent all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Collateral Documents or by the requirements of Law or reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens; provided that any grants of security interests in real property shall be limited to Material Real Property.
(c)    Within ninety (90) days (or such later date as the Administrative Agent may agree in its sole discretion) of (x) the Initial Funding Date, with respect to any Material Real Property owned by any Loan Party on the Initial Funding Date or (y) the date of acquisition of any Material Real Property, if acquired after the Initial Funding Date, except to the extent otherwise provided under any Collateral Document, cause each Loan Party to deliver to the Administrative Agent (i) counterparts of a Mortgage with respect to each Material Real Property, duly executed and delivered by the record owner of such property, (ii) a title insurance policy for such Mortgaged Property (or marked-up title insurance commitment having the effect of a title insurance policy) (the “Mortgage Policies”) insuring the Lien of each such Mortgage as a valid first priority Lien on the property described therein, free of any other Liens except Permitted Liens, in an amount reasonably acceptable to the Administrative Agent, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and to the extent available in each applicable jurisdiction, (iii) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property, (iv) opinions, addressed to the Administrative Agent and the Secured Parties, of local counsel to the Loan Parties in each jurisdiction (A) where a Material Real Property is located regarding the enforceability of each such Mortgage and customary related matters and (B) where the applicable Loan Party granting the Mortgage on said Material Real Property is organized, regarding the due execution and delivery of each such Mortgage, each in form and substance reasonably satisfactory to the Administrative Agent and (v) such existing abstracts, existing appraisals and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property.
(d)    At any time upon reasonable request of the Administrative Agent (but, for the avoidance of doubt, subject to any applicable time periods set forth in Section 6.14 and this Section 6.15), promptly execute and deliver any and all further instruments and documents and take all such other action (including promptly completing any registration or stamping of documents as may be applicable) as the Administrative Agent reasonably may deem necessary or

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desirable to maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, Liens and insurance rights on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Loan Parties under, the Loan Documents and all applicable Laws.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction (including entry into security or pledge agreements governed by the laws of any non-U.S. jurisdiction and filings in any non-U.S. jurisdiction) shall not be required to be taken to create or perfect any security interest in any Collateral or other assets (including, but not limited to, Intellectual Property registered in any non-U.S. jurisdiction).
(f)    Notwithstanding anything to the contrary herein or in any other Loan Document, perfection by control or through control agreements shall not be required for any Collateral (including, but not limited to, deposit accounts, securities accounts, commodity accounts, or other bank accounts), other than any Collateral consisting of Indebtedness owing to any Loan Party exceeding $5,000,000 individually or of certificated Equity Interests of any Guarantor or Wholly Owned Restricted Subsidiary that is a U.S. Subsidiary required to be pledged hereunder.
(g)    Notwithstanding anything to the contrary herein or in any other Loan Document, perfection by possession or delivery shall not be required for promissory notes or other instruments or evidence of Indebtedness constituting Collateral, other than any such notes, instruments or evidence exceeding $5,000,000 individually.
6.16    Anti-Corruption Laws; Sanctions. Conduct its business in material compliance with the FCPA, the UK Bribery Act 2010, and other similar anticorruption legislation in other jurisdictions applicable to the Company and its Subsidiaries and with all applicable Sanctions Laws and Regulations, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions Laws and Regulations.
6.17    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments (including promptly completing any registration or stamping of documents as may be applicable) as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time, and subject to the applicable limitations set forth in Section 6.15 and elsewhere in the Loan Documents, in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests (other than, in each case, Excluded Property) to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan

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Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
6.18    [Reserved].
6.19    Post-Closing Obligations. Undertake all actions listed on Schedule 6.19, in each case as promptly as practicable and in any event within the time periods set forth on such Schedule 6.19 (or such longer periods of time as may be agreed to by the Administrative Agent in its sole discretion).
6.20    Designation of Subsidiaries.
(a)    The Company may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that
(i) no Event of Default shall exist immediately prior or immediately after giving effect to such designation; (ii) the Company shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that after giving effect to such designation on a Pro Forma Basis, the Loan Parties would be in Pro Forma Compliance; and (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if such Restricted Subsidiary or any of its Subsidiaries (A) owns any Equity Interests or Indebtedness of, or owns or holds any Liens on, any property of the Company or any Restricted Subsidiary that is not a direct or indirect Subsidiary of the Restricted Subsidiary being designated (or otherwise has any obligation that is secured, directly or indirectly, by a Lien on any asset of the Company or any Restricted Subsidiary), (B) Guarantees or holds any Indebtedness owing by the Company or any Restricted Subsidiary that is not a direct or indirect Subsidiary of the Restricted Subsidiary being designated, or incurs any Indebtedness provided by the Company or any Restricted Subsidiary,
(C) owns or exclusively licenses any Material Intellectual Property or (D) has the benefit, directly or indirectly, of any credit support (including any Guarantee) provided by the Company or any Restricted Subsidiary that is not a direct or indirect Subsidiary of the Restricted Subsidiary being designated. For the avoidance of doubt, to the extent a Restricted Subsidiary is designated as an Unrestricted Subsidiary, any of its Wholly Owned direct or indirect Subsidiaries shall also be designated as Unrestricted Subsidiaries.
(b)    The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company in such Subsidiary on the date of such designation in an amount equal to the outstanding amount of all Investments by the Company and its Restricted Subsidiaries in such Subsidiary on such date. Accordingly, such designation shall be permitted only if the Investment represented thereby would be permitted under Section 7.02.
(c)    The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence on the date of such designation of any Investment, Indebtedness or Liens of such Subsidiary existing on such date (and accordingly, such designation shall be permitted only to the extent such Investments, Indebtedness or Liens of such Subsidiary would be permitted under Sections 7.01, 7.02 and 7.03), and (ii) for purposes of calculating the outstanding amount of Investments by the Company and its Restricted Subsidiaries in all Unrestricted Subsidiaries, a return on all Investments by the Company and its Restricted Subsidiaries in such Subsidiary in an amount equal to the outstanding amount of all such

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Investments in such Subsidiary on the date of such designation.
(d)    If at any time any Unrestricted Subsidiary (i) owns any Equity Interests or Indebtedness of, or owns or holds any Liens on, any property of the Company or any Restricted Subsidiary (or otherwise has any obligation that is secured, directly or indirectly, by a Lien on any asset of the Company or any Restricted Subsidiary), (ii) Guarantees or holds any Indebtedness owing by the Company or any Restricted Subsidiary, or incurs any Indebtedness provided by the Company or any Restricted Subsidiary, (iii) owns or exclusively licenses Material Intellectual Property or (iv) has the benefit, directly or indirectly, of any credit support (including any Guarantee) provided by the Company or any Restricted Subsidiary, then the Company shall, concurrently therewith, re-designate such Unrestricted Subsidiary as a Restricted Subsidiary.
6.21    Lender Calls. The Company’s management shall participate in annual conference calls with the Administrative Agent and the Lenders, such calls to be held at such time as may be agreed between the Company and the Administrative Agent, but in any event not later than the date which is thirty (30) Business Days (or such later date as the Company and the Administrative Agent shall reasonably agree) after the annual financial statements are required to be delivered under Section 6.01(b).
ARTICLE VII. NEGATIVE COVENANTS
From and after the Initial Funding Date and for so long as the Facility Termination Date has not occurred, each Loan Party hereby covenants that no Loan Party shall, nor shall it permit any of its Restricted Subsidiaries (and, with respect to Section 7.15, its Unrestricted Subsidiaries) to, directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens existing on the Signing Date and, to the extent securing Indebtedness or other obligations in excess of $5,000,000, listed on Schedule 7.01, and, with respect to Zephyr and its Restricted Subsidiaries, Liens existing on the Initial Funding Date, and, in each case, any modification, replacement, renewal or extension thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any Permitted Refinancing permitted by Section 7.03(b);
(c)    Liens for Taxes that are (i) not yet due or delinquent or (ii) being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP as in effect on such date;
(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like

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Liens arising in the Ordinary Course of Business (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(e)    Liens incurred in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)    deposits and other Liens to secure the performance of bids, trade contracts and leases (other than Indebtedness), tenders, statutory obligations, surety bonds (other than bonds related to judgments or litigation), leases, performance bonds, government contracts and other obligations of a like nature incurred in the Ordinary Course of Business;
(g)    easements, rights-of-way, servitudes, restrictions, covenants or other agreements of record and other similar charges or encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)    Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);
(i)    Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
(j)    licenses (including licenses of Intellectual Property), sublicenses, leases or subleases granted to third parties in the Ordinary Course of Business that are not interfering with the business of the Company or any Restricted Subsidiary in any material respect;
(k)    Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods;
(l)    any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;
(m)    normal and customary rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions;
(n)    Liens securing Acquired Indebtedness, provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) such Liens existed prior to the applicable Permitted Acquisition and were not incurred in connection with, or in anticipation or contemplation of, the applicable Permitted Acquisition;

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(o)    Liens securing Indebtedness permitted to be incurred pursuant to Section 7.03(h) and other Indebtedness or obligations of the Borrowers and the Guarantors; provided that (i) to the extent such Indebtedness is secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations hereunder, (x) the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period shall not be greater than 2.50:1.00 and (y) such Indebtedness shall be subject to an Acceptable Pari Passu Intercreditor Agreement, and (ii) to the extent such Indebtedness is secured by Liens on the Collateral on a junior priority basis to the Liens on the Collateral securing the Obligations hereunder, (x) the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period shall not be greater than 3.00:1.00 and (y) such Indebtedness shall be subject to an Acceptable Junior Lien Intercreditor Agreement;
(p)    Liens on Related Assets of a Securitization Subsidiary in connection with the sale or financing of such Related Assets pursuant to a Permitted Securitization Facility;
(q)    Liens pursuant to any Loan Document securing (x) Secured Cash Management Agreements and (y) Secured Swap Contracts;
(r)    purported Liens evidenced by the filing of UCC financing statements in respect of consignment of goods;
(s)    with respect to any real property occupied, owned or leased by the Company or any of its Subsidiaries, leases, subleases, tenancies, options, concession agreements, rental agreements occupancy agreements, franchise agreements, access agreements and any other agreements, whether or not of record and whether now in existence or hereafter entered into, of the real properties of any Loan Party or any Restricted Subsidiary granted by such Person to third parties, in each case entered into in the ordinary course of such Person’s business and so long as, to the extent such real properties are subject to Liens, such Liens do not materially interfere with the ordinary conduct of business of the Loan Parties or their Restricted Subsidiaries, taken as a whole, and do not materially impair the use of such property for its intended purposes;
(t)    Liens arising by operation of law under Article 4 of the Uniform Commercial Code in connection with collection of items provided for therein or under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;
(u)    Liens attaching solely to (i) cash earnest money deposits in connection with any letter of intent or purchase agreement and (ii) proceeds of an asset disposition permitted hereunder that are held in escrow to secure obligations under the sale documentation relating to such disposition;
(v)    any laws, regulations or ordinances now or hereafter in effect (including, but not limited to, zoning, building and environmental protection) as to the use, occupancy, subdivision or improvement of real property occupied, owned or leased by the Company or any of its Restricted Subsidiaries adopted or imposed by any Governmental Authority;
(w)    Liens of landlords under leases where the Company or any of its Restricted

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Subsidiaries is the tenant, securing performance by the tenant under the lease arising by statute or under any lease or related contractual obligation entered into in the Ordinary Course of Business;
(x)    (i) Liens that are customary contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations or to secure negative cash balances in local accounts of Restricted Subsidiaries that are Non-U.S. Subsidiaries incurred in the Ordinary Course of Business of the Company or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the Ordinary Course of Business and (D) commodity trading or other brokerage accounts incurred in the Ordinary Course of Business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits and (iii) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of proceeds to finance such transaction;
(y)    Liens securing insurance premium financing arrangements; provided, that such Liens only encumber the insurance premiums, policies or dividends with respect to the policies that were financed with the funds advanced under such arrangements;
(z)    Liens on cash or cash equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;
(aa)    Liens arising out of conditional sale, title retention, consignment, bailment or similar arrangements for the purchase, sale or shipment of goods entered into in the Ordinary Course of Business;
(bb)    Liens (i) on cash advances or escrow deposits in favor of the seller of any property to be acquired by the Company or any Restricted Subsidiary to be applied against the purchase price therefor or otherwise in connection with any escrow arrangements with respect thereto or any disposition permitted under Section 7.05 and (ii) consisting of an agreement to dispose of any property in a disposition permitted under Section 7.05 solely to the extent such disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(cc)    Liens on securities which are the subject of repurchase agreements referred to in the definition of “Cash Equivalents” granted under such repurchase agreements in favor of the counterparties thereto;
(dd)    undetermined or inchoate Liens and charges arising or potentially arising under statutory provisions incidental to current operations which have not at the time been filed or registered in accordance with applicable Law or of which written notice has not been duly given in accordance with applicable Law, or which although filed or registered, relate to obligations not due or delinquent;
(ee)    Liens securing Indebtedness with respect to Refinancing Notes, Refinancing

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Revolving Commitments and Refinancing Term Loans used to refinance Loans and/or Commitments under any Facility;
(ff)    Liens securing Indebtedness permitted pursuant to Section 7.03(x); provided that any such Lien shall encumber only the Corporate Head Office Campus and such other property relating thereto as is normally described in a mortgage or deed of trust;
(gg)    Liens securing any Incremental Facility~~,~~  and Incremental Equivalent Debt ~~and Indebtedness permitted under Section 7.03(dd)~~;
(hh)    Liens not otherwise permitted by this Section 7.01 securing obligations in an aggregate principal amount not to exceed at any one time outstanding the greater of (x)
$560,000,000 and (y) 40.0% of Consolidated EBITDA for the most recently ended Test Period calculated on a Pro Forma Basis; provided that, to the extent such Liens are on the Collateral, such Liens shall be junior to the Liens on the Collateral securing the Obligations and the obligations secured by such Liens shall be subject to an Acceptable Junior Lien Intercreditor Agreement;
(ii)    licenses of Intellectual Property to the Sanmina India Joint Venture pursuant to Sanmina India Joint Venture Documents and not interfering in any material respect with the ordinary conduct of business of the Company and its Restricted Subsidiaries;
(jj)    customary encumbrances or restrictions (including put and call arrangements) with respect to the Equity Interests of any joint venture in favor of the other parties to such joint venture;
(kk)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and
(ll)    other Liens on assets, other than Collateral and any Real Estate, securing Indebtedness or other obligations in an aggregate amount not to exceed $25,000,000 at any time outstanding;
(mm) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of bankers’ acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(nn)    customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness permitted by Section 7.03 is issued; and
(oo)    purported Liens evidenced by the filing of precautionary UCC-1 financing statements relating solely to operating leases of personal property entered into in the Ordinary Course of Business.
7.02    Investments. Make any Investments, except:
(a)    Investments held by the Company or such Restricted Subsidiary in the form of

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Cash Equivalents;
(b)    loans and advances to officers, directors and employees of the Company and its Restricted Subsidiaries made in the Ordinary Course of Business in an aggregate amount not to exceed the greater of $14,000,000 and 1.0% of Consolidated EBITDA for the most recently ended Test Period calculated on a Pro Forma Basis;
(c)    Investments (including intercompany loans, reorganizations and other similar activities) by any Borrower, any Guarantor or any other Restricted Subsidiary in any Borrower, any Guarantor or any other Restricted Subsidiary; provided that the aggregate amount of all outstanding Investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties pursuant to this Section 7.02(c), when taken together with all Investments outstanding pursuant to Section 7.02(z), shall not exceed the greater of (x) $560,000,000 and (y) 40.0% of Consolidated EBITDA as of the most recently ended Test Period calculated on a Pro Forma Basis; provided, further, that in the case of any such Investment by a Restricted Subsidiary that is not a Loan Party in a Loan Party, (i) such Investment shall be subordinated to the Obligations in a manner and to an extent reasonably acceptable to the Administrative Agent and (ii) such Investment shall not be repaid unless no Event of Default exists;
(d)    deposits, prepayments and other credits to suppliers made in the Ordinary Course of Business;
(e)    Investments consisting of extensions of credit in the nature of accounts receivable, prepaid royalties or expenses or notes receivable arising from the grant of trade credit, sale or lease of goods or services in the Ordinary Course of Business, or lease, utility, workers compensation, performance or similar deposits arising in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(f)    Guarantees permitted by Section 7.03;
(g)    Permitted Acquisitions;
(h)    Investments of any Person in existence at the time such Person becomes a Subsidiary; provided such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary;
(i)    to the extent constituting Investments, deposit accounts maintained in the Ordinary Course of Business and cash pooling arrangements in the Ordinary Course of Business;
(j)    Investments of the Company or any Restricted Subsidiary in any Securitization Subsidiary in connection with any Permitted Securitization Facility;
(k)    to the extent constituting Investments, Restricted Payments permitted under Section 7.06;
(l)    Investments existing on, or contractually committed to as of, the Signing Date

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and, to the extent in excess of $5,000,000, described in Schedule 7.02, Investments consisting of intercompany Investments between or among the Company and its Subsidiaries outstanding on the Signing Date, Investments consisting of Earn-Outs incurred in accordance with the Zephyr Acquisition and, with respect to Zephyr and its Restricted Subsidiaries, Investments existing on, or contractually committed to as of, the Initial Funding Date, and, in each case, any modification, replacement, renewal or extension thereof so long as such modification, renewal or extension thereof does not increase the amount of such Investment except, in the case of any such Investment described on Schedule 7.02, by the terms thereof as in effect on the Signing Date and described on Schedule 7.02 or as otherwise permitted by this Section 7.02;
(m)    Swap Contracts and Permitted Call Spread Swap Agreements permitted under Section 7.03(d);
(n)    Investments (including debt obligations and Equity Interests) (i) received by the Company or any of its Subsidiaries as a creditor pursuant to a bankruptcy, insolvency, receivership, administration, winding-up or plan of reorganization under any Debtor Relief Law of any Person or a composition or readjustment of the debts of such Person, (ii) in settlement of a dispute or delinquent account, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;
(o)    Investments consisting of (i) deposits or prepaid expenses or (ii) endorsements for collection or deposit and customary trade arrangements, in each case made or incurred in the Ordinary Course of Business;
(p)    any Investment received as non-cash consideration from any Disposition permitted by Section 7.05;
(q)    Investments comprised of notes payable, or Equity Interests issued by account debtors to the Company or any Restricted Subsidiary pursuant to negotiated agreements with respect to settlement of such account debtor’s account in the Ordinary Course of Business;
(r)    Investments by a Loan Party and/or any Subsidiary that is not a Loan Party in any Restricted Subsidiary which is not a Loan Party consisting of the contribution or Disposition of the Equity Interests of any Restricted Subsidiary which is not a Loan Party;
(s)    Investments consisting of Indebtedness to the extent permitted under Section 7.03 (other than clause (g) thereof), Permitted Liens, transactions to the extent permitted by Section 7.04, Restricted Payments and Junior Payments to the extent permitted by Section 7.06;
(t)    Investments in any Subsidiary in connection with reorganizations and activities related to tax planning; provided that after giving effect to any such reorganization and related activities, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired and after giving effect to such Investment, the Company and its Subsidiaries shall otherwise be in compliance with Section 7.02;
(u)    Investments in joint ventures (including, but not limited to, the Sanmina India

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Joint Venture) in an aggregate principal amount not to exceed $100,000,000;
(v)    Guarantees by the Company in respect of obligations not constituting Indebtedness which are owed by Restricted Subsidiaries to their respective suppliers, customers, franchisees and/or licensees;
(w)    Investments as valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not exceeding, without duplication, (i) the Available Amount and/or (ii) the Excluded Contribution Amount; provided that at the time of any such Investment, no Event of Default specified in Section 8.01(a), 8.01(f) or 8.01(g) with respect to the Company shall have occurred and be continuing or would result therefrom;
(x)    other Investments in an aggregate amount not to exceed at any time outstanding the sum of (i) an amount equal to (A) the greater of (a) $560,000,000 and (b) 40.0% of Consolidated EBITDA as of the most recently ended Test Period calculated on a Pro Forma Basis (determined as of the date of the making of such Investment) plus (B) the amount available for Restricted Payments and/or Junior Payments under the General RP/RDP Basket (this clause (x)(i), the “General Investments Basket”) plus (ii) an unlimited amount so long as (a) no Event of Default shall have occurred and be continuing and (b) both before and after giving effect to such Investment on a Pro Forma Basis, the Consolidated Total Net Leverage Ratio shall be less than
2.75:1.00 (for purposes of clarity, the amount of any Investment made in reliance on the immediately preceding clause (ii) and permitted thereunder at such time shall not be included in any calculation of the amount available in the immediately preceding clause (i));
(y)    Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests (other than any Excluded Contribution Amount); provided that such amounts used pursuant to this clause (y) shall not increase the Available Amount or be applied to increase any other basket hereunder;
(z)    (i) equity Investments in Restricted Subsidiaries that are Non-U.S. Subsidiaries to the minimum extent required to comply with the local minimum capitalization requirements of foreign jurisdictions and (ii) conversions of Intercompany Debt between any Loan Party and any Restricted Subsidiary that is a Non-U.S. Subsidiary into equity not to exceed, when taken together with all Investments outstanding pursuant to Section 7.02(c), the greater of (x)
$560,000,000 and (y) 40.0% of Consolidated EBITDA as of the most recently ended Test Period calculated on a Pro Forma Basis;
(aa)    Investments in any Equity Interests or other securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors (whether in connection with a foreclosure, bankruptcy, workout, judgment or otherwise);
(bb)    Investments representing the non-cash portion of the consideration received in connection with any issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another a Restricted Subsidiary of the Company not prohibited hereunder;
(cc)    Permitted Pool Transactions;

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(dd)    Investments made in accordance with the Company’s investment policy, as approved by the board of directors of the Company (or a committee thereof) and as in effect from time to time;
(ee)    Investments pursuant to the exercise of put and call obligations under the Sanmina India Joint Venture Documents;
(ff)    equity Investments in Subsidiaries solely to the extent made to effect transactions permitted pursuant to Section 7.05(x) hereof; and
(gg)    the Zephyr Acquisition.
For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but in each case, net of any return in respect thereof, including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts.
7.03    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness under the Loan Documents (including, for the avoidance of doubt, any Incremental Facility), Secured Cash Management Agreements and Secured Swap Contracts;
(b)    (i) Indebtedness outstanding on the Signing Date and, to the extent in excess of
$5,000,000, listed on Schedule 7.03, (ii) with respect to Zephyr and its Restricted Subsidiaries, Indebtedness outstanding on the Initial Funding Date and (iii) any Permitted Refinancing or any other modification, replacement, renewal or extension thereof;
(c)    Guarantees of the Company or any Loan Party in respect of Indebtedness otherwise permitted hereunder of the Company or any Loan Party; provided that if such Indebtedness is subordinated to the Obligations, such Guarantee shall be subordinated to the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
(d)    obligations (contingent or otherwise) of the Company or any Loan Party existing or arising under (x) any Swap Contract, provided that such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view” or (y) any Permitted Call Spread Swap Agreement;
(e)    Attributable Indebtedness and purchase money obligations for fixed or capital assets within the limitations set forth in the proviso to Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed the greater of (x) $490,000,000 and (y) 35.0% of Consolidated EBITDA of the Company for the most recently ended Test Period calculated on a Pro Forma Basis;

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(f)    Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety, appeal or similar bonds and completion guarantees provided by the Company and its Restricted Subsidiaries in the Ordinary Course of Business;
(g)    (i) Intercompany Debt permitted under Section 7.02 (other than clause (s) thereof) and Intercompany Debt owing by a Loan Party to another Loan Party or to a Subsidiary that is not a Loan Party; provided that in the case of Intercompany Debt owing by a Loan Party to any Subsidiary that is not a Loan Party, such Intercompany Debt shall be unsecured and subordinated in right of payment to the Obligations on a basis, and pursuant to an agreement, reasonably acceptable to the Administrative Agent, (ii) Intercompany Debt owing by a Subsidiary that is not a Loan Party to a Loan Party; provided, that (A) the aggregate outstanding principal amount of such Intercompany Debt (excluding Indebtedness listed on Schedule 7.03, together with any renewal, extension, replacement, refinancing, amendment, and amendment and restatement thereof) shall not exceed the greater of (x) $350,000,000 and (y) 25.0% of Consolidated EBITDA and (B) such Indebtedness shall be unsecured; (iii) Intercompany Debt owing by a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party non-Guarantor Subsidiary; and (iv) Intercompany Debt outstanding on (A) the Signing Date and listed on Schedule 7.03 and (B) with respect to Zephyr and its subsidiaries, the Initial Funding Date (and, in each case, any renewal, extension, replacement, refinancing, amendment, and amendment and restatement thereof, so long as the principal amount of such Intercompany Debt is not increased and the direct or any contingent obligor with respect thereto is not changed); provided that such Intercompany Debt of any Loan Party shall be subordinated in right of payment to the Obligations on a basis, and pursuant to an agreement, reasonably acceptable to the Administrative Agent;
(h)    other Indebtedness (such Indebtedness permitted under this clause (h), “Ratio Debt”) of the Company or any Restricted Subsidiary in an unlimited amount, so long as (i) if such Indebtedness is secured by Liens on the Collateral on a pari passu basis with the Liens on the Collateral securing the Obligations hereunder, the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than either (x) 2.50:1.00 or (y) if such Indebtedness is incurred in connection with a Permitted Acquisition or other Permitted Investment, the Consolidated First Lien Net Leverage Ratio immediately prior to the consummation of such Permitted Acquisition or other Permitted Investment, (ii) if such Indebtedness is secured by Liens on the Collateral on a junior basis to the Liens on the Collateral securing the Obligations hereunder, the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than either (x) 3.00:1.00 or (y) if such Indebtedness is incurred in connection with a Permitted Acquisition or other Permitted Investment, the Consolidated Secured Net Leverage Ratio immediately prior to the consummation of such Permitted Acquisition or other Permitted Investment, (iii) if such Indebtedness is unsecured or secured solely by Liens on assets not constituting Collateral, the Company is in compliance, on a Pro Forma Basis, with the Leverage Covenant; provided that the maximum aggregate principal amount of Indebtedness that may be incurred pursuant to this Section 7.03(h) (together with amounts incurred pursuant to Section 7.03(z)) by Restricted Subsidiaries that are not Loan Parties shall not exceed the greater of (x) $560,000,000 and (y) 40.0% of Consolidated EBITDA

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of the Company for the most recently ended Test Period calculated on a Pro Forma Basis at any one time outstanding; provided, further, that (A) upon the effectiveness of such Indebtedness, except in connection with a Limited Condition Transaction (in which case no Event of Default specified in Section 8.01(a), 8.01(f) or 8.01(g) shall have occurred and is continuing or would result therefrom), no Default or Event of Default has occurred and is continuing or shall result therefrom, (B) such Indebtedness (i) if incurred in the form of term “B” loans, shall not mature earlier than the Maturity Date of the ~~Incremental~~2026 Term B-1 Loans, and (ii) otherwise shall not mature earlier than the Maturity Date of the Initial Term A Loans (in each case, except with respect to Customary Bridge Loans), (C) as of the date of the incurrence of such Indebtedness, (i) if incurred in the form of term “B” loans, the Weighted Average Life of such Indebtedness shall not be shorter than the remaining Weighted Average Life of the ~~Incremental~~2026 Term B-1 Loans, and (ii) otherwise shall not be shorter than the remaining Weighted Average Life of the Initial Term A Loans (in each case, except with respect to Customary Bridge Loans), (D) such Indebtedness shall not be subject to any Guarantee by any Person other than a Loan Party, (E) (x) if such Indebtedness is secured on a pari passu basis with the Liens on the Collateral securing the Obligations, such Indebtedness shall be subject to an Acceptable Pari Passu Intercreditor Agreement, (y) if such Indebtedness is secured on a junior priority basis to the Liens on the Collateral securing the Obligations, such Indebtedness shall be subject to an Acceptable Junior Lien Intercreditor Agreement, and (z) if such Indebtedness is payment subordinated, shall be subject to a subordination agreement on terms that are reasonably acceptable to the Administrative Agent, ~~and~~ (F) with respect to Indebtedness incurred in the form of term “B” loans secured on a pari passu basis with the Liens on the Collateral securing the Obligations, such Indebtedness shall be subject to the MFN Provision, and (G) the other terms and conditions of such Indebtedness (excluding pricing, optional prepayment or redemption terms) shall reflect market terms on the date of incurrence or issuance of such Indebtedness (as reasonably determined by the Company in good faith);
(i)    Indebtedness of any Borrower or any Restricted Subsidiary assumed or acquired connection with Permitted Acquisition (any such Indebtedness, “Acquired Indebtedness”), provided that (i) such Indebtedness shall exist prior to the applicable Permitted Acquisition and was not incurred in connection with, in anticipation or contemplation of, the applicable Permitted Acquisition, (ii) if such Indebtedness is secured by Liens on the Collateral on a pari passu basis to the Liens on the Collateral securing the Obligations hereunder, the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than either (x) 2.50:1.00 or
(y) the Consolidated First Lien Net Leverage Ratio immediately prior to the assumption of such Indebtedness, (iii) if such Indebtedness is secured by Liens on the Collateral on a junior basis to the Liens on the Collateral securing the Obligations hereunder, the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than either (x) 3.00:1.00 or
(y) the Consolidated Secured Net Leverage Ratio immediately prior to the assumption of such Indebtedness, and (iv) if such Indebtedness is unsecured, the Company is in compliance, on a Pro Forma Basis, with the Leverage Covenant;

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(j)    Indebtedness of any Securitization Subsidiary in respect of any Permitted Securitization Facility and any indemnity in respect thereof described in clause (b) of the definition of “Permitted Securitization Facility”;
(k)    accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the Ordinary Course of Business and not past due more than 90 days except to the extent being contested in good faith and by appropriate proceedings;
(l)    Indebtedness incurred by the Company or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Company or any such Restricted Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted Dispositions of any business, assets or subsidiary of the Company or any Restricted Subsidiary;
(m)    Indebtedness arising in connection with endorsement of instruments for deposit in the Ordinary Course of Business;
(n)    Indebtedness in respect of premium financing arrangements; provided that the aggregate principal amount of such Indebtedness shall not exceed the annual premium amount and shall be secured only by the Liens described in Section 7.01(y);
(o)    Indebtedness consisting of unsecured guarantees by the Company or any of its Restricted Subsidiaries of operating leases of any Loan Party (other than the Company);
(p)    Indebtedness in respect of commercial credit cards, stored value cards, employee credit cards, purchasing cards and treasury management services and other netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs, controlled disbursement, ACH transactions, return items, interstate depository network service, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management, and, in each case, similar arrangements and otherwise in connection with cash management or customary banking arrangements, and deposit accounts, in each case to the extent incurred in the Ordinary Course of Business; provided that, to the extent any such arrangements create Indebtedness obligations or liabilities by a Loan Party to or with respect to any Subsidiary that is not a Loan Party, such Indebtedness obligations or liabilities must be permitted under Section 7.02 (other than under Section 7.02(s) by reference to, or in reliance on, this clause (p));
(q)    Indebtedness representing deferred compensation to employees of the Company and its Subsidiaries;
(r)    (i) Indebtedness in respect of guarantees of the obligations of suppliers, customers and licensees in the Ordinary Course of Business and (ii) Indebtedness incurred in the Ordinary Course of Business in respect of obligations of the Company or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;
(s)    unfunded pension fund and other employee benefit plan obligations and liabilities

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incurred in the Ordinary Course of Business to the extent that the unfunded amounts would not otherwise cause an Event of Default;
(t)    Indebtedness consisting of obligations owing under any dealer, customer or supplier incentive, supply, license or similar agreements entered into in the Ordinary Course of Business;
(u)    Indebtedness consisting of (i) take-or-pay obligations contained in supply arrangements and/or (ii) obligations to reacquire assets or inventory in connection with customer financing arrangements, in each case, in the Ordinary Course of Business;
(v)    Indebtedness of any Non-U.S. Subsidiary in an aggregate principal amount not to exceed the greater of $350,000,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period calculated on a Pro Forma Basis;
(w)    to the extent constituting Indebtedness, customer deposits and advance payments received in the Ordinary Course of Business from customers for goods and services purchased in the Ordinary Course of Business;
(x)    Indebtedness secured solely by the Corporate Head Office Campus in an individual principal amount not to exceed the greater of (a) $75,000,000 and (b) the fair market value of the Corporate Head Office Campus;
(y)    reimbursement obligations in respect of letters of credit, bank guaranties and banker’s acceptances and obligations in respect of performance or return-of-money bonds, surety or appeal bonds or other obligations of a like nature in an aggregate face amount not to exceed
$100,000,000 at any time;
(z)    Indebtedness incurred by any Restricted Subsidiary that is not a Loan Party, and guarantees thereof by Restricted Subsidiaries that are not Loan Parties, in an aggregate principal amount (together with amounts incurred pursuant to Section 7.03(h)) not to exceed the greater of
(x) $560,000,000 and (y) 40.0% of Consolidated EBITDA for the most recently ended Test Period calculated on a Pro Forma Basis;
(aa)    Indebtedness with respect to Refinancing Notes, Refinancing Revolving Commitments and Refinancing Term Loans;
(bb)    other Indebtedness in an aggregate principal amount not to exceed at any time outstanding the greater of (x) $560,000,000 and (y) 40.0% of Consolidated EBITDA as of the most recently ended Test Period calculated on a Pro Forma Basis;
(cc)    (i) Indebtedness (in the form of senior secured first lien loans or notes, junior lien loans or notes, subordinated unsecured loans or notes or senior unsecured loans or notes, in each case, issued in a public offering, Rule 144A or other private placement or Customary Bridge Loan in lieu of the foregoing, or junior lien secured or unsecured “mezzanine” debt), in an amount not to exceed the Incremental Amount and to the extent that the Company shall have been permitted to incur or issue such Indebtedness pursuant to, and such Indebtedness shall be

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deemed to be incurred in reliance on, Section 2.16; provided that (A) upon the effectiveness of such Indebtedness, except in connection with a Limited Condition Transaction (in which case no Event of Default specified in Section 8.01(a), 8.01(f) or 8.01(g) shall have occurred and is continuing or would result therefrom), no Default or Event of Default has occurred and is continuing or shall result therefrom, (B) (i) if incurred in the form of term “B” loans (other than Inside Maturity Debt), shall not mature earlier than the Maturity Date of the ~~Incremental~~2026 Term B-1 Loans, and (ii) otherwise such Indebtedness shall not mature earlier than the Maturity Date of the Initial Term A Loans (in each case, except with respect to Customary Bridge Loans),
(C) as of the date of the incurrence of such Indebtedness, (i) if incurred in the form of term “B” loans (other than Inside Maturity Debt), the Weighted Average Life of such Indebtedness shall not be shorter than the remaining Weighted Average Life of the ~~Incremental~~2026 Term B-1 Loans, and (ii) otherwise the Weighted Average Life of such Indebtedness shall not be shorter than the remaining Weighted Average Life of the Initial Term A Loans (in each case, except with respect to Customary Bridge Loans), (D) such Indebtedness shall not be subject to any Guarantee by any Person other than a Loan Party, (E) in the case such Indebtedness that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of any Person other than an asset constituting Collateral, (F) (i) if such Indebtedness is secured on a pari passu basis with the Liens on the Collateral securing the Obligations, such Indebtedness shall be subject to an Acceptable Pari Passu Intercreditor Agreement, (ii) if such Indebtedness is secured on a junior priority basis to the Liens on the Collateral securing the Obligations, such Indebtedness shall be subject to an Acceptable Junior Lien Intercreditor Agreement, and (iii) if such ~~Incremental Equivalent Debt~~Indebtedness is payment subordinated, shall be subject to a subordination agreement on terms that are reasonably acceptable to the Administrative Agent, ~~and~~ (G) with respect to Indebtedness incurred in the form of term “B” loans secured on a pari passu basis with the Liens on the Collateral securing the Obligations, such Indebtedness shall be subject to the terms of the MFN Provision, and (H) the other terms and conditions of such Indebtedness (excluding pricing, optional prepayment or redemption terms) shall reflect market terms and conditions on the date of incurrence or issuance of such Indebtedness (as reasonably determined by the Company in good faith) (any such Indebtedness incurred pursuant to this clause (cc) being referred to herein as “Incremental Equivalent Debt”) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (cc)(i);
(dd)    ~~Indebtedness in respect of the Zephyr Separate Financing in an aggregate principal amount not to exceed $800,000,000; provided that the amount available under this Section 7.03(dd) shall be reduced on a dollar-for-dollar basis by the aggregate principal amount of all Incremental Facilities and Incremental Equivalent Debt incurred utilizing the Reallocated Incremental Amount;~~[reserved];
(ee)    (i) unsecured Guarantees by a Loan Party of Indebtedness of another Loan Party or Guarantees by a Restricted Subsidiary of Indebtedness of a Loan Party with respect to, in each case, Indebtedness otherwise permitted to be incurred pursuant to this Section 7.03, (ii) unsecured Guarantees by a Loan Party of Indebtedness of a Restricted Subsidiary that is not a Guarantor (A) which Indebtedness of Restricted Subsidiaries that are not Guarantors exists on

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(1) the Signing Date and, to the extent in excess of $5,000,000, is listed on Schedule 7.03 and (2) with respect to Zephyr and its Restricted Subsidiaries, on the Initial Funding Date, and in each case, any Permitted Refinancing thereof and (B) in an aggregate principal amount not to exceed

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at any time outstanding $100,000,000 in the case of Indebtedness incurred after the Initial Funding Date, and (iii) Guarantees by any Restricted Subsidiary that is a not a Guarantor of Indebtedness of any other Restricted Subsidiary that is a not a Guarantor to the extent permitted to be incurred pursuant to this Section 7.03 and permitted under Section 7.02;
(ff)    customary indemnification obligations pursuant to factoring or similar arrangements permitted under Section 7.05(x) or Section 7.05(y) hereof;
(gg)    Permitted Contingent Obligations; and
(hh)    Earn-Outs incurred in accordance with the Zephyr Acquisition.
7.04    Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:
(a)    (i) the Company may merge, amalgamate or consolidate with any of its Subsidiaries; provided that the Company is the continuing or surviving Person, and (ii) any Restricted Subsidiary may merge, amalgamate or consolidate with (or engage in any similar transaction, including to be acquired by or wound up into) any of the Company or one or more other Restricted Subsidiaries; provided that if a Guarantor is a party thereto, the continuing or surviving Person is a Borrower or a Guarantor, and (y) if any Borrower is a party thereto, a Borrower is the continuing or surviving Person;
(b)    the Company or any Restricted Subsidiary may merge or amalgamate with any other Person in connection with a Permitted Acquisition, provided that (i) if the Company is a party thereto, the Company is the continuing or surviving Person, (ii) if a Borrower is a party thereto, a Borrower is the continuing or surviving Person and (iii) if a Guarantor is a party thereto, such surviving Person shall be a Borrower or a Guarantor;
(c)    any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then the transferee must be a Loan Party;
(d)    (i) each of the dissolutions, liquidations, consolidations and other Dispositions that are in process or slated to occur and described in Schedule 7.04 may be consummated and
(ii) any Subsidiary that is an Immaterial Subsidiary or an Unrestricted Subsidiary may be dissolved, liquidated, or consolidated with or into another Person; provided that (A) with respect to any such consolidation with or into another Person pursuant to this clause (d), (1) if a Borrower is a party thereto, a Borrower is the continuing or surviving Person, (2) if a Guarantor is a party thereto, such surviving Person shall be a Borrower or a Guarantor and (3) if a Restricted Subsidiary is a party thereto, such surviving Person shall be a Restricted Subsidiary,
(B) with respect to any such dissolution or liquidation pursuant to this clause (d), the assets of such Person so dissolved or liquidated shall be transferred to (1) if such Person so dissolved or

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liquidated is a Borrower, another Borrower, (2) if such Person so dissolved or liquidated is a Guarantor, a Borrower or a Guarantor, and (3) if such Person so dissolved or liquidated is a Restricted Subsidiary, another Restricted Subsidiary and (C) with respect to any such Disposition pursuant to clause (d)(i), the assets so Disposed shall be transferred to (1) if the Person making such Disposition is a Borrower, a Guarantor, (2) if the Person making such Disposition is a Guarantor, a Borrower or a Guarantor, and (3) if the Person making such Disposition is a Restricted Subsidiary, another Restricted Subsidiary; and
(e)    any Disposition to the extent permitted by Section 7.05 (other than, for the avoidance of doubt, pursuant to clause (e) of such Section 7.05) shall be permitted under this Section 7.04.
7.05    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)    Dispositions of used, obsolete, damaged, worn-out or surplus equipment, or property no longer useful in the conduct of the business or otherwise economically impracticable to maintain, whether now owned or hereafter acquired, in the Ordinary Course of Business;
(b)    Disposition of inventory, goods held for sale and other assets and licenses of Intellectual Property (including on an intercompany basis), in each case in the Ordinary Course of Business;
(c)    Dispositions of equipment or real property to the extent that such property is exchanged for credit against, or the Net Cash Proceeds of such Disposition are reasonably promptly applied to, the purchase price of property useful in the business of the Company and its Restricted Subsidiaries as conducted on the Signing Date and, with respect to Zephyr and its Restricted Subsidiaries, on the Initial Funding Date;
(d)    Dispositions of property (including, for the avoidance of doubt, owned Equity Interests) to the Company or to another Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, the transferee thereof must be a Loan Party;
(e)    Dispositions permitted by Section 7.04 (other than clause (e) thereof) or Section 7.06;
(f)    non-exclusive licenses of Intellectual Property in the Ordinary Course of Business, so long as such non-exclusive license does not have a material adverse impact on the operation of business of the Company and its Restricted Subsidiaries, or a material adverse impact on the value of the Collateral;
(g)    Dispositions of accounts receivable in connection with the collection or compromise thereof;
(h)    licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Company and its Restricted Subsidiaries;

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(i)    Dispositions of Cash Equivalents in the Ordinary Course of Business;
(j)    to the extent constituting Dispositions, Recovery Events;
(k)    Dispositions of Related Assets by any Securitization Subsidiary in connection with any Permitted Securitization Facility;
(l)    the Disposition of each of the assets described on Schedule 7.05 to any Person(s) other than a Subsidiary in a single transaction or series of related transactions;
(m)    the Disposition of non-core or non-strategic assets acquired in connection with a Permitted Acquisition or similar Investment; provided that (x) immediately after giving effect thereto, no Event of Default would exist and (y) the fair market value of such non-core or non-strategic assets (determined as of the date of acquisition thereof by the applicable Loan Party or Restricted Subsidiary, as the case may be) so Disposed shall not exceed twenty-five percent (25%) of the purchase price paid for all such assets acquired in such Permitted Acquisition;
(n)    the termination of a lease due to the default of the landlord thereunder or pursuant to any right of termination of the tenant under the lease;
(o)    Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such similar replacement property;
(p)    the lease or sub-lease of any real or personal property in the Ordinary Course of Business and the termination or non-renewal of any real property lease not used or not necessary to the operations of the Company or any Restricted Subsidiary;
(q)    Dispositions in the Ordinary Course of Business consisting of the abandonment of Intellectual Property which, in the reasonable good faith determination of the Company, are not material to the conduct of the business of the Company and its Subsidiaries, taken as a whole;
(r)    Dispositions of Investments in joint ventures or any Restricted Subsidiaries that are not Wholly Owned Subsidiaries to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;
(s)    Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;
(t)    Dispositions in connection with the termination or unwinding of Swap Contracts or Permitted Call Spread Swap Agreements;
(u)    Dispositions of Equity Interests or Indebtedness of Unrestricted

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Subsidiaries;
(v)    exchanges or swaps, including transactions qualifying for tax-free treatment under Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of property or assets so long as the exchange or swap is made for fair value (as reasonably determined by the Company) for like property or assets; provided that (i) within ninety (90) days of any such exchange or swap, in the case of any Loan Party and to the extent such property does not constitute Excluded Property, the Administrative Agent has a perfected Lien having the same priority as any Lien held on the property so exchanged or swapped and (ii) any Net Cash Proceeds received as a “cash boot” in connection with any such transaction shall be applied and/or reinvested as (and to the extent) required by Section 2.06;
(w)    any merger, consolidation, Disposition or conveyance, the sole purpose and effect of which is to reincorporate or reorganize (i) any U.S. Subsidiary in another jurisdiction in the U.S. or (ii) any Non-U.S. Subsidiary in the U.S. or any other jurisdiction; provided, that any Loan Party involved in such transaction does not become an Excluded Subsidiary (except to the extent that it is or becomes an Immaterial Subsidiary so long as it remains a Loan Party hereunder) as a result of such transaction and any Restricted Subsidiary does not become an Unrestricted Subsidiary as a result of such transaction unless the designation of such Restricted Subsidiary as an Unrestricted Subsidiary is permitted under Section 6.20 at such time;
(x)    sales of receivables and Related Assets by any Loan Party pursuant to nonrecourse (other than limited, customary provisions for recourse) factoring or similar arrangements; provided that the cash consideration for any such sale shall be for an amount equal to at least 90% of the face amount of such receivables; and provided, further, that the face amount of all receivables sold and outstanding at any time pursuant to this Section 7.05(x), together with the face amount of all receivables sold and outstanding at any time pursuant to Section 7.05(y) and Section 7.05(z), shall not exceed in the aggregate 50.0% of the total aggregate receivables of the Company and its Subsidiaries (measured as of the end of the most recently ended fiscal quarter of the Company for which financial statements are required to have been delivered pursuant to Section 6.01(b)); provided, further, that no Default or Event of Default exists or would result therefrom at the time of any such sale and the Company from time to time shall provide the Administrative Agent upon the Administrative Agent’s request with a current list of receivables that are sold pursuant to any such arrangement;
(y)    sales of receivables and Related Assets by any Subsidiary of the Company that is not a Guarantor pursuant to nonrecourse (other than limited, customary provisions for recourse) factoring or similar arrangement; provided that (1) the face amount of all receivables sold and outstanding at any time pursuant to this Section 7.05(y), together with the face amount of all receivables sold and outstanding at any time pursuant to Section 7.05(x) and Section 7.05(z), shall not exceed in the aggregate 50.0% of the total aggregate receivables of the Company and its Subsidiaries (measured as of the end of the most recently ended fiscal quarter of the Company for which financial statements are required to have been delivered pursuant to Section 6.01(b)) and (2) at the time of any

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such sale, no Default or Event of Default exists or would result therefrom;
(z)    sales of receivables and Related Assets by the Company or any Subsidiary to any Securitization Subsidiary; provided that (1) the face amount of all receivables sold and outstanding at any time pursuant to this Section 7.05(z), together with the face amount of all receivables sold and outstanding at any time pursuant to Section 7.05(x) and Section 7.05(y), shall not exceed in the aggregate 50.0% of the total aggregate receivables of the Company and its Subsidiaries (measured as of the end of the most recently ended fiscal quarter of the Company for which financial statements are required to have been delivered pursuant to Section 6.01(b)) and (2) at the time of any such sale, no Default or Event of Default exists or would result therefrom;
(aa)    Dispositions not otherwise permitted under this Section 7.05; provided that (i) such Disposition shall be for fair market value as reasonably determined by the Company in good faith, (ii) with respect to (x) any Disposition for a purchase price in excess of $35,000,000 or (y) Dispositions in any fiscal year which exceed an aggregate purchase price of $75,000,000, the Company or the applicable Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (provided, however, that for the purposes of this clause (aa)(ii), the following shall be deemed to be cash: (A) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Company or any of its Restricted Subsidiaries (other than Subordinated Indebtedness) and the valid release of the Company or such Restricted Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) securities, notes or other obligations received by the Company or any of its Restricted Subsidiaries from the transferee that are converted by the Company or any of its Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such Disposition, (C) Indebtedness (other than Subordinated Indebtedness) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition and (D) the aggregate Designated Non-Cash Consideration received by the Company and its Restricted Subsidiaries for all Dispositions under this clause (aa) having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such Designated Non-Cash Consideration is received) not to exceed the greater of (x)
$350,000,000 and (y) 25.0% of Consolidated EBITDA for the most recently ended Test Period at any time outstanding (net of any Designated Non-Cash Consideration converted into cash and Cash Equivalents received in respect of any such Designated Non-Cash Consideration and calculated on a Pro Forma Basis)) and (iii) the Company or the applicable Restricted Subsidiary complies with the applicable provisions of Section 2.06(b);
(bb)    other Dispositions in an aggregate amount not to exceed the greater of (x)
$140,000,000 and (y) 10.0% of Consolidated EBITDA as of the most recently ended Test Period calculated on a Pro Forma Basis;
(cc)    the sale of real property (including all buildings, fixtures or other

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improvements located thereon) comprising the Corporate Head Office Campus in connection with a Sale and Leaseback Transaction;
(dd)    Dispositions of Sanmina India in connection with the consummation of the Sanmina India Joint Venture;
(ee)    Dispositions pursuant to the exercise of put and call options under the Sanmina India Joint Venture Documents;
(ff)    sales of Real Estate owned by any Loan Party or any Restricted Subsidiary; provided that the aggregate consideration for all such sales does not exceed
$250,000,000;
(gg)    the sale, assignment or transfer of Intellectual Property assets by any Loan Party with an aggregate value of up to $125,000,000; and
(hh)    Permitted Pool Transactions.
7.06    Restricted Payments and Junior Payments. Declare or make, directly or indirectly, any Restricted Payment or any Junior Payment, or incur any obligation (contingent or otherwise) to do so, except:
(a)    each Restricted Subsidiary may make Restricted Payments to the Company, the Guarantors and any other Person that owns an Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)    the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(c)    the Company and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;
(d)    to the extent constituting Restricted Payments, transactions contemplated by or required under any employment, compensation or separation agreement or arrangement entered into by the Company or any Restricted Subsidiary in the Ordinary Course of Business;
(e)    the Company may make Restricted Payments and Junior Payments (including, without limitation, normal-course issuer bids) in an aggregate amount during the term of this Agreement not to exceed the sum of (i) an amount equal to (x) the greater of (a) $560,000,000 and (b) 40.0% of Consolidated EBITDA of the Company for the most recently ended Test Period calculated on a Pro Forma Basis (this clause (e)(i)(x), the “General RP/RDP Basket”) minus (y) the amount of Investments made pursuant to the General Investments Basket using amounts available under the General RP/RDP

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Basket, plus (ii) an unlimited amount so long as both before and after giving effect to such Restricted Payment or Junior Payment, as applicable, on a Pro Forma Basis, the Consolidated Total Net Leverage Ratio shall be less than 2.50:1.00; provided that no Event of Default then exists or would arise therefrom (for purposes of clarity, the amount of any Restricted Payment made in reliance on the immediately preceding clause (ii) and permitted thereunder at such time shall not be included in any calculation of the amount available in the immediately preceding clause (i));
(f)    the Company or any Restricted Subsidiary may make additional Restricted Payments and Junior Payments in an aggregate amount not to exceed, without duplication, (i) the Available Amount and/or (ii) the Excluded Contribution Amount; provided that at the time of any such Restricted Payment or Junior Payment, as applicable, no Event of Default specified in Section 8.01(a), 8.01(f) or 8.01(g) with respect to the Company shall have occurred and be continuing or would result therefrom;
(g)    the Company may purchase, repurchase, retire, redeem, defease or otherwise acquire for value (i) Equity Interests (including related stock appreciation rights or similar securities) of the Company held by any future, current or former employee, officer, director, member of management or consultant and/or their respective estates, heirs, family members, spouses or domestic partners or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement in an aggregate amount per fiscal year not to exceed the greater of
$28,000,000 and 2.0% of Consolidated EBITDA as of the most recently ended Test Period calculated on Pro Forma Basis and (ii) any non-cash rights distributed in connection with any stockholder rights plan; provided, however, that unused amounts under this Section 7.06(g) for any fiscal year shall be permitted to be carried forward to the next succeeding fiscal year;
(h)    [reserved];
(i)    to the extent constituting a Restricted Payment, the Company may consummate the Transactions;
(j)    the Company or any Restricted Subsidiary may make payments or distributions to dissenting stockholders pursuant to Applicable Law;
(k)    the Company may make acquisitions of Equity Interests of the Company in connection with the exercise of stock options, restricted stock units or stock appreciation rights by way of cashless exercise or Restricted Payments to satisfy withholding tax obligations in connection therewith;
(l)    the Company may make purchases or payments in lieu of fractional shares of the Equity Interests of the Company arising out of stock dividends, splits or combinations, business combinations or conversion or exercise of convertible securities (including Convertible Debt Securities), options or warrants; and

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(m)    the Company may enter into, terminate, exercise its rights and perform its obligations under Permitted Call Spread Swap Agreements.
7.07    Change in Nature of Business. Engage in any material line of business other than those lines of business conducted by the Company and its Restricted Subsidiaries on the Signing Date and/or any business similar, complementary, ancillary, adjacent, reasonably related or incidental thereto.
7.08    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate (other than the Company or a Restricted Subsidiary) of the Company involving aggregate payments or consideration in excess of $50,000,000 for any individual transaction or series of related transactions, whether or not in the Ordinary Course of Business, other than (a) reasonable and customary compensation and reimbursement expenses of officers and directors,
(b) stock option plans for officers, management and other employees, (c) transactions solely between or among the Company and/or one or more Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary as a result of such transaction, (d) any dividends or distributions on account of shares of any Equity Interests issued by Subsidiaries of the Company ratably to the holders thereof, (e) transactions between or among the Company and/or one or more Restricted Subsidiaries and their Affiliates that are required under applicable Law or by any Governmental Authority, (f) transactions entered into on or prior to (i) the Signing Date and, to the extent in excess of $5,000,000, described on Schedule 7.08 and (ii) with respect to Zephyr and its Restricted Subsidiaries, the Initial Funding Date and (g) other transactions on terms not materially less favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.
7.09    Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Company or any Loan Party or to otherwise transfer property to the Company or any Loan Party, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Company or (iii) of the Company or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge (x) incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or (y) contained in any document or instrument governing any Permitted Securitization Facility or any Permitted Receivables Transaction, provided that any such restriction relates only to the applicable Related Assets; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, in the case of each of clauses (a) and (b), other than Contractual Obligations:
(a)    set forth in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 7.03, (ii) Indebtedness permitted by Section 7.03 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the property or assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (e), (j) and/or (w) of Section 7.03 (including any refinancings or

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replacements of any of the foregoing);
(b)    that are or were created by virtue of any Lien granted upon, Disposition of, transfer of, agreement to transfer or grant of, any option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement; provided that such Lien is only on or with respect to the property, assets or Equity Interests subject to such Disposition, transfer, agreement to transfer or option or right;
(c)    arising under or as a result of applicable Law or the requirements of any Governmental Authority or the terms of any license, authorization, concession or permit obtained in the Ordinary Course of Business;
(d)    arising under customary non-assignment provisions with respect to assignments, leases, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements, in each case entered into in the Ordinary Course of Business;
(e)    imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements but solely with respect to the Equity Interests of such partnership, limited liability company or joint venture;
(f)    that are assumed in connection with any acquisition of property or the Equity Interests of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Equity Interests of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;
(g)    set forth in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the property and/or assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;
(h)    set forth in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Equity Interests of a Person other than on a pro rata basis;
(i)    set forth in documents which exist on (i) the Signing Date which are set forth on Schedule 7.09 and (ii) with respect to Zephyr and its Restricted Subsidiaries, the Initial Funding Date, and, in each case, were not created in contemplation thereof;
(j)    on cash, other deposits or net worth or similar restrictions imposed by Persons under contracts entered into in the Ordinary Course of Business or for whose benefit such cash, other deposits or net worth or similar restrictions exist;
(k)    arising in any Swap Contract or any Permitted Call Spread Swap Agreement and/or any agreement relating to any Swap Obligation or obligations of the

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type referred to in Section 7.03(d);
(l)    arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred hereunder if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Company);
(m)    relating to any asset (or all of the assets) of and/or the Equity Interests of any Restricted Subsidiary which are imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Equity Interests of the relevant Person that is permitted or not restricted by this Agreement;
(n)    set forth in any agreement relating to any Permitted Lien that limits the right of the Company or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto; and
(o)    imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing are, in the reasonable judgment of the Company, not materially more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
7.10    Negative Pledge. (i) Create, incur, assume or permit to exist any Lien on the Corporate Head Office Campus other than those Liens permitted by Sections 7.01(a), (b), (c), (d), (g), (j), (l), (s), (v), (w), (ff) and (hh) and (ii) enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents; provided that, in the case of clause (ii), the foregoing shall not apply to restrictions and conditions imposed by:
(a)    (i) requirements of Law, (ii) any Loan Document, (iii) any documentation relating to any Permitted Pool Transaction or Permitted Receivables Transaction, (iv) any documentation governing Incremental Equivalent Debt, (v) any documentation governing Indebtedness under a Permitted Refinancing, (vii) any documentation governing Indebtedness incurred pursuant to Section 7.03(e) and (viii) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (i) through (vi) above; provided that with respect to Indebtedness referenced in (A) clauses (v) and (vii) above, such restrictions shall be no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Indebtedness, are market terms at the time of issuance and (B) clause (v) above, such restrictions shall not expand the scope in any material respect of any such restriction or condition contained in the Indebtedness being refinanced;

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(b)    customary restrictions and conditions existing on the Signing Date and, with respect to Zephyr and its Restricted Subsidiaries, on the Initial Funding Date and, in each case, any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;
(c)    restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;
(d)    customary provisions in leases, licenses and other contracts restricting the assignment thereof;
(e)    restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing by such Indebtedness;
(f)    any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Company or any Restricted Subsidiary;
(g)    restrictions or conditions in any Indebtedness permitted pursuant to Section 7.03 that is incurred or assumed by Restricted Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or are market terms at the time of issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries;
(h)    restrictions on cash (or Investments permitted by this Agreement) or other deposits imposed by agreements entered into in the Ordinary Course of Business (or other restrictions on cash or deposits constituting Permitted Liens);
(i)    restrictions set forth on Schedule 7.10 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;
(j)    customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 7.01 and applicable solely to such joint venture and entered into in the Ordinary Course of Business; and
(k)    customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Company has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Company and its Subsidiaries to meet their ongoing obligations.
7.11    Financial Covenants.

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(a)    Consolidated Cash Interest Coverage Ratio. Except with the consent of the Required Pro Rata Facilities Lenders, permit the Consolidated Cash Interest Coverage Ratio as of the last day of any fiscal quarter of the Company ending after the Initial Funding Date (commencing with the first full fiscal quarter ending after the Initial Funding Date) to be less than 3.00:1.00 (this Section 7.11(a), the “Interest Coverage Covenant”).
(b)    Consolidated Total Net Leverage Ratio. Except with the consent of the Required Pro Rata Facilities Lenders, permit the Consolidated Total Net Leverage Ratio as of the last day of any fiscal quarter of the Company ending after the Initial Funding Date (commencing with the first full fiscal quarter ending after the Initial Funding Date) to be greater than 4.00:1.00 (this Section 7.11(b), the “Leverage Covenant” and, together with the Interest Coverage Covenant, the “Financial Covenants”).
7.12    Organization Documents; Fiscal Year; Legal Name, Jurisdiction of Formation and Form of Entity.
(a)    Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders;
(b)    Change the Company’s fiscal year;
(c)    Without providing ten (10) days (or such lesser period as the Administrative Agent may agree) prior written notice to the Administrative Agent, change its name, jurisdiction of formation or form of organization; or
(d)    Make any change in accounting policies or reporting practices, except as required by GAAP as in effect on such date.
7.13    Sale Leasebacks. Enter into any Sale and Leaseback Transaction; provided that any Sale and Leaseback Transaction shall be permitted so long as in connection with such Sale and Leaseback Transaction (1) cash consideration is received by the Company or any of its Restricted Subsidiaries for the property subject thereto, (2) the Company or its applicable Restricted Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (3) the aggregate fair market value of the property sold pursuant to all such Sale and Leaseback Transactions under this Section 7.13 shall not exceed
$100,000,000; provided that this Section 7.13 shall not apply to any Sale and Leaseback Transaction in connection the Corporate Head Office Campus.
7.14    Amendments to and Prepayments of Subordinated Indebtedness.
(a)    Amend, modify or change in any manner materially adverse to the interests of the Lenders (in their capacities as such) any term or condition of any Subordinated Indebtedness Documents; or
(b)    Make (or give any notice with respect thereto) any voluntary prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due),

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or refund, refinance or exchange, any Subordinated Indebtedness except for (i) Junior Payments permitted by Section 7.06 and (ii) in the case of the giving of notice with respect to any such voluntary prepayment, redemption, acquisition for value, refund, refinance or exchange, any such notice given in connection with the repayment in full of all Obligations and the termination of the Aggregate Commitments;
7.15    Outbound Investment Rules. (a) be a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or knowingly indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that constitutes a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. Person or (iii) any other activity that causes the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. From and after the Initial Funding Date, any of the following shall constitute an “Event of Default”:
(a)    Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) or 6.11 or Article VII; provided that any such failure to observe or perform any of the covenants set forth in Section 7.11 shall not constitute an Event of Default for purposes of any Incremental Term B Facility unless and until the Administrative Agent or the Required Pro Rata Facilities Lenders first exercise any remedy in accordance with this Article VIII in respect of such breach (and until such time, the failure to comply with Section 7.11 shall only constitute an Event of Default with respect to the Aggregate Revolving Commitments and the Term A Loans); provided, further, that any Event of Default under any of the Financial Covenants set forth in Section 7.11 may be amended, waived or otherwise modified from time to time by the Required Pro Rata Facilities Lenders pursuant to Section 10.01; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty
(30) days after the earlier of (i) a Responsible Officer of a Loan Party having actual

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knowledge of such failure, or (ii) receipt by a Responsible Officer of the Company of written notice from the Administrative Agent of such failure; provided that any Default or Event of Default arising from any failure to deliver a notice of Default or Event of Default shall automatically be deemed cured and to be no longer continuing immediately upon either (x) the delivery of such notice or (y) the cessation of the existence of the underlying Default or Event of Default (unless, in the case of clause (x) or (y) above, any Responsible Officer of the Company had knowledge of the underlying Default or Event of Default prior to the delivery of such notice or such cessation and failed to deliver such notice); or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any respect (or in any material respect if such representation or warranty is not by its terms already qualified as to materiality or Material Adverse Effect) when made or deemed made and such incorrect representation, warranty, certification or statement of fact, if capable of being cured, remains so incorrect or misleading for thirty (30) days after receipt by the Company of written notice thereof by the Administrative Agent; or
(e)    Cross-Default. (i) The Company or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts and Permitted Call Spread Swap Agreements) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount and the continuation of such failure beyond any applicable grace or cure period, or (B) after giving effect to any applicable grace or cure period, fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (provided that any breach of any covenant or agreement contained in Section 7.11 that may give rise to an event described in clause (B) above shall not, by itself, constitute an Event of Default for purposes of any Incremental Term B Facility unless and until the Administrative Agent or Required Pro Rata Facilities Lenders shall first exercise any remedy in accordance with this Article VIII as a result of such breach); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from

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(A) any event of default under such Swap Contract as to which the Company or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B)
any Termination Event (as so defined) under such Swap Contract as to which the Company or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount and, in the case of any Termination Event not arising out of a default by the Company or any Restricted Subsidiary, such Swap Termination Value has not been paid by the Company or such Restricted Subsidiary when due; provided that this clause (e) shall not apply to (i) Indebtedness secured by a Permitted Lien that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in a sale or transfer permitted under this Agreement, so long as such Indebtedness is repaid when required under the documents providing for such Indebtedness, (ii) any redemption, repurchase, conversion or settlement of any Convertible Debt Security pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (iii) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Swap Agreement not resulting from an event of default thereunder; or
(f)    Insolvency Proceedings, Etc. Any Loan Party or any Material Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; makes a proposal to its creditors or files notice of its intention to do so, institutes any other proceeding under applicable Law seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts, examinership, rescue process or any other similar relief; or applies for or consents to the appointment of any receiver, receiver-manager, trustee, custodian, conservator, liquidator, provisional liquidator, restructuring officer, rehabilitator, judicial manager, administrator, examiner, process adviser or similar officer for it or for all or any material part of its property; or any receiver, receiver-manager, trustee, custodian, conservator, liquidator, provisional liquidator, restructuring officer, rehabilitator, judicial manager, administrator, examiner, process adviser or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) consecutive calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)    Judgments. There is entered against the Company or any Restricted Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

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(h)    ERISA Events. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that would reasonably be expected to result in a Material Adverse Effect; or
(i)    Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations (other than contingent indemnification obligations for which no claim or demand has yet been made), ceases to be in full force and effect; or any Loan Party or any Subsidiary contests in writing in any manner the validity or enforceability of any Loan Document for any reason other than satisfaction in full of all the Obligations (other than contingent indemnification obligations for which no claim or demand has yet been made); or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document (other than upon satisfaction in full of the Obligations (other than contingent indemnification obligations for which no claim or demand has yet been made)); or
(j)    Invalidity of Collateral Documents. Any Lien on a material portion of Collateral granted to the Administrative Agent for the benefit of the Secured Parties ceases to be a valid and perfected first-priority lien; provided that if it results solely from the failure of the Administrative Agent to maintain possession of any certificates or documents actually delivered to them representing securities or negotiable instruments pledged under the Collateral Documents, no Event of Default under this clause (j) shall result until the Company becomes aware of such failure and such failure continues for fifteen (15) days after the Company’s knowledge of such failure; or
(k)    Invalidity of Guaranties. Any Guaranty, after its execution and delivery, provided by any Guarantor that is a Material Restricted Subsidiary, or any material provision thereof, ceases to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party denies or disaffirms in writing any such Guarantor’s material obligations under its Guaranty (other than as a result of repayment in full of the Obligations and terminations of the Commitments); or
(l)    Change of Control. There occurs any Change of Control.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing:
(a)    if such Event of Default is an Event of Default specified in Section 8.01(b) above as a result of any Loan Party’s failure to perform or observe Section 7.11, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Pro Rata Facilities Lenders, take any or all of the following actions:
(i)    declare the commitment of each Revolving Lender to make Revolving Loans, the commitment of each Lender in respect of any unfunded Term A Loan, any obligation of the Swing Line Lender to make Swing Line Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated;

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(ii)    declare the unpaid principal amount of all outstanding Revolving Loans, Swing Line Loans, the Term A Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document in respect of the Revolving Commitments and the Term A Loans to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower; and
(iii)    require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); or
(b)    if such Event of Default is any Event of Default other than an Event of Default specified in Section 8.01(b) above as a result of any Loan Party’s failure to perform or observe Section 7.11 (or, if (x) such Event of Default is an Event of Default specified in Section 8.01(b) above as a result of any Loan Party’s failure to perform or observe Section 7.11 and (y) the Administrative Agent has taken any of the actions described in the immediately preceding clause (a)), the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(i)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(ii)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(iii)    require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(iv)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law or equity;
provided, however, that upon the occurrence of an event described in Section 8.01(f) or an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code (or any similar occurrence in any other Debtor Relief Laws), the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section
8.02 (or after the Loans have automatically become immediately due and payable and the L/C

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Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18 and any Acceptable Intercreditor Agreement, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers pursuant to the Loan Documents (including fees, charges and disbursements of counsel to the respective Lenders and applicable L/C Issuers payable in accordance with the terms of this Agreement and any of the other Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and L/C Borrowings all ratably among Bank of America, the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting (i) unpaid principal of the Loans and L/C Borrowings, (ii) Swap Termination Values under any Secured Swap Contract (to the extent such Secured Swap Contract shall have been terminated and as to which the Administrative Agent shall have received notice of such termination and the Swap Termination Value thereof), (iii) amounts owing under any Secured Cash Management Agreements, and (iv) obligations to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, all ratably among Bank of America, the Lenders (and in the case of Secured Swap Contracts, any Affiliate of a Lender) and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of each L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit issued by it to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.03 and 2.17; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full (other than contingent indemnification obligations for which no claim or demand has been made), to the applicable Loan Party or Loan Parties or as otherwise required by Law.
Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy

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drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding the foregoing, payments and Cash Collateral provided by a Designated Borrower shall only be applied to the Obligations of such Designated Borrower. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or such Loan Party’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.03.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Swap Contracts shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate thereof, as the case may be (unless such Lender or Affiliate is the Administrative Agent or an Affiliate thereof, in which case no Secured Party Designation Notice is required). Each Affiliate of a Lender that is not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or such Loan Party’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.03.
ARTICLE IX. ADMINISTRATIVE AGENT
9.01    Appointment and Authority. Each of the Lenders and each of the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), party to any Secured Swap Contract and party to any Secured Cash Management Agreement) and each of the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of

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acquiring, holding and enforcing any and all Liens on Collateral, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. Neither the Administrative Agent nor any Arranger, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and their duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or each Arranger, as applicable, and their Related Parties:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained by or in the possession of, the Administrative Agent, an Arranger or any of their Related Parties in any capacity, except for notices, reports and

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other documents expressly required to be furnished to the Lenders by the Administrative Agent; and
(d)    shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions; provided that, without limiting the generality of the foregoing, neither the Administrative Agent nor any Arranger and their respective Related Parties shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or
(y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or an L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument, document or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value of the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts

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selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, and at all times other than during the existence of an Event of Default, with the Company’s consent (such consent not to be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, and at all times other than during the existence of an Event of Default, with the Company’s consent (such consent not to be unreasonably withheld, conditioned or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its

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duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and Section 9.14 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including
(1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (2) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)    Any resignation by or removal of Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as an L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender) and the consent thereto by such successor, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C

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Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent, Arrangers and Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent or any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or any L/C Issuer as to any matter, including whether the Administrative Agent or any Arranger has disclosed material information in its (or its Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent and each Arranger that it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the bookrunners, Arrangers, co-syndication agents or co-documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, an Arranger, a Lender or an L/C Issuer hereunder.

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9.09    Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, provisional liquidator, restructuring officer, sequestrator, administrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Debtor Relief Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the

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acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a)(i) through (a)(x) of Section 10.01 of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10    Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a party to any Secured Cash Management Agreement and a party to any Secured Swap Contract) and each of the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion:
(a)    to release or authorize the release of any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes Excluded Property, or (iv) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;
(b)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i);
(c)    to release any Guarantor from its obligations under any Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Loan Documents;
(d)    to release any Lien granted to or held by the Administrative Agent under any Loan Document on the Equity Interests of any Unrestricted Subsidiary;
(e)    at any time any Permitted Securitization Facility is outstanding, release any Lien granted to or held by the Administrative Agent under any Loan Document on (i) any Related Asset that is subject thereto and (ii) the Equity Interests of any Securitization

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Subsidiary for such Permitted Securitization Facility;
(f)    to subordinate or release any Lien granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(dd); and
(g)    to enter into and perform each intercreditor agreement or subordination agreement contemplated hereby.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor (other than, for the avoidance of doubt, any Borrower) from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Company’s expense, execute and deliver to the applicable Loan Party such documents, releases, financing statement amendments or terminations, and other items as such Loan Party may reasonably request to evidence the release of such items of Collateral from the security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case, in accordance with the terms of the Loan Documents and this Section 9.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11    Secured Cash Management Agreements and Secured Swap Contracts. No Cash Management Bank or Hedge Bank that obtains the benefit of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guaranty or any Collateral Document (including any release or impairment with respect to any Guarantor) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Swap Contracts and unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender or Affiliate thereof, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Swap Contracts in the case of the date that (a) all Commitments have terminated, (b) all Obligations arising under the Loan Documents have been

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paid in full (other than contingent indemnification obligations for which no claim or demand has yet been made), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit that have been Cash Collateralized).
9.12    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE
96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection
(a)    of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender

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further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each other Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that none of the Administrative Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent, each Arranger and their respective Affiliates, in each case under this Agreement, any Loan Document or any documents related hereto or thereto).
9.13    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.
9.14    Withholding Taxes. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within ten (10) days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties pursuant to Section
3.01 and without limiting or expanding the obligation of the Loan Parties to do so) from and against all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all

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amounts at any time owing to such Lender under this Agreement or any other Loan Document or from any other sources, against any amount due the Administrative Agent under this Section
9.14. The agreements in this Section 9.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document. For the avoidance of doubt, for purposes of this Section 9.14, the term “Lender” includes any L/C Issuer and the Swing Line Lender.
ARTICLE X. MISCELLANEOUS
10.01    Amendments, Etc.
(a)    Except as otherwise provided in this Section 10.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(i)    except as provided in Article IV, waive any condition set forth in Section 4.01(a) or 4.02(a) without the written consent of each Lender;
(ii)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender whose Commitment is being extended, increased or reinstated (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.03 or of any Default or of a mandatory reduction in Commitments or mandatory prepayment shall not be considered an extension, increase or reinstatement in Commitments of any Lender);
(iii)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(iv)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (b) of this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such amount (it being understood that neither of the following constitutes a reduction in the rate of interest on any Loan or L/C Borrowing or any fees or other amounts: (A) any amendment to the definition of “Default Rate” or waiver of any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (B) any amendment to or waiver of the definitions of any ratio used in the calculation of any rate of interest or fees (or any defined term or

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component defined term used therein) even if the effect of such amendment or waiver would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder); provided that (x) with respect to any protection of the MFN Provision for the benefit of the ~~Incremental~~2026 Term B-1 Loans, only the consent of the Lenders holding in the aggregate more than fifty percent (50%) of the outstanding amount of the ~~Incremental~~2026 Term B-1 Loans shall be necessary to waive the benefit of the MFN Provision for the ~~Incremental~~2026 Term B-1 Loans and (y) with respect to any protection of the MFN Provision for the benefit of any other then-outstanding Incremental Term B Facility, only the consent of the Lenders holding in the aggregate more than fifty percent (50%) of such Incremental Term B Facility shall be necessary to waive the benefit of the MFN Provision for such Incremental Term B Facility;
(v)    (A) change Section 2.07, Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of commitment reductions or payments required thereby or the order of application of payments required thereby without the written consent of each Lender directly affected thereby, (B) subordinate, or amend or make any other modification having the effect of subordinating, the Obligations in right of payment to any other Indebtedness for borrowed money, without the written consent of each Lender, or (C) except as permitted pursuant to Sections 9.10(b) and (f) (in each case, the references therein to Section 7.01 (and any associated reference in Section 7.01 to Section 7.03) shall be deemed to refer to Section 7.01 and Section 7.03 as in effect on the Signing Date, other than any changes to such referenced provisions which are immaterial or which relate to the amount of Liens or Indebtedness), subordinate, or amend or make any other modification having the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness for borrowed money (it being understood that this clause (C) shall not override the permission for Liens expressly permitted by Section 7.01(i) securing Indebtedness permitted by Section 7.03(e)), without the written consent of each Lender;
(vi)    change any provision of this Section 10.01 or the definition of “Required Lenders,” “Required Delayed Draw Lenders,” “Required Pro Rata Facilities Lenders” or “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(vii)    release any Borrower without the consent of each Lender, or release all or substantially all of the value of the Guaranty in any transaction or series of related transactions without the written consent of each Lender whose Obligations are guaranteed thereby, except to the extent any such release is permitted pursuant to Section
9.10 (as in effect on the Signing Date) (in which case, such release may be made by the Administrative Agent acting alone); provided that any transaction permitted under Section 7.04 or Section 7.05 (in each case, as in effect on the Signing Date) shall not be subject to this clause (vii);
(viii)    release or authorize the release of all or substantially all of the Collateral in any transaction or series of related transactions under the Collateral Documents

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without the written consent of each Lender whose Obligations hereunder are secured by such Collateral, except to the extent any such release is permitted pursuant to Section
9.10 (as in effect on the Signing Date) (in which case, such release may be made by the Administrative Agent acting alone); provided that any transaction permitted under Section 7.04 or Section 7.05 (in each case, as in effect on the Signing Date) shall not be subject to this clause (viii);
(ix)    amend Section 1.06 without the written consent of each Revolving Lender and L/C Issuer obligated to make Credit Extensions in Alternative Currencies;
(x)    change Section 2.20 in a manner that would alter the requirement that each of the Lenders obligated to make Credit Extensions to an Applicant Borrower approve the addition thereof as a Designated Borrower, without the written consent of each such Lender;
(xi)    prior to the termination of the Aggregate Revolving Commitments, unless also signed by the Required Revolving Lenders, no such amendment, waiver or consent shall (A) waive any Default or Event of Default for purposes of Section 4.03(b), (B) amend, change, waive, discharge or terminate Section 4.03 or 8.01 in a manner adverse to the Revolving Lenders or (C) amend, change, waive, discharge or terminate this clause (xi);
(xii)    unless also signed by Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the aggregate Outstanding Amount of the Term Loans entitled to receive prepayments pursuant to Section 2.06(b), no such amendment, waiver or consent shall (A) amend, change, waive, discharge or terminate Section 2.06(b)(vii) so as to alter the manner of application of proceeds of any mandatory prepayment required by Section 2.06(b)(ii), (iii), (iv), (v), (vi) or (vii) (other than to allow the proceeds of such mandatory prepayments to be applied ratably with other Term Loans under this Agreement) or (B) amend, change, waive, discharge or terminate this clause (xii) (other than to provide Lenders of other Term Loans with proportional rights under this clause (xii));
(xiii)    unless in writing and signed by each L/C Issuer in addition to the Lenders required above, no amendment, waiver or consent shall affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;
(xiv)    unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement;
(xv)    unless in writing and signed by the Administrative Agent in addition to the Lenders required above, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and
(xvi)    prior to the termination of all Delayed Draw Term A Commitments, unless

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also signed by the Required Delayed Draw Lenders, no such amendment, waiver or consent shall (A) waive any Default or Event of Default for purposes of Section 4.04(b),
(B) amend, change, waive, discharge or terminate Section 2.10 or 4.04 in a manner adverse to the Delayed Draw Term A Lenders, or (C) amend, change, waive, discharge or terminate this clause (xvi).
(b)    Notwithstanding anything to the contrary in this Section 10.01:
(i)    any amendment, waiver or consent with respect to (A) Section 7.11 (or any defined term or component defined term used therein) or any Default or Event of Default or exercise of remedies by the Required Pro Rata Facilities Lenders in respect or as a result thereof, (B) the second proviso in Section 8.01(b), (C) clause (a) of Section
8.02 or (D) the parenthetical provisions referencing Section 7.11 in Section 10.03 will not require the consent of the Required Lenders but shall be effective if, and only if, signed by the Required Pro Rata Facilities Lenders and the Loan Parties and acknowledged by the Administrative Agent;
(ii)    the Agency Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;
(iii)    any amendment, waiver or consent with respect to the definitions of “Alternative Currency Sublimit,” “Letter of Credit Sublimit” and “Swing Line Sublimit,” Section 1.06, Section 2.03 and Section 2.05 will not require the consent of the Required Lenders but shall be effective if, and only if, signed by the Required Revolving Lenders, the Loan Parties and any party whose consent is required pursuant to clause (a)(ix), (a)(x), (a)(xiii), (a)(xiv) or (a)(xv) above and acknowledged by the Administrative Agent;
(iv)    any waiver or modification of a condition (other than those set forth in Section 2.16) to an extension of credit under the Revolving Facility or any Incremental Facility (prior to funding thereof), as applicable, and any amendments and waivers that affect solely the applicable Lenders under a Class or Classes of the Revolving Facility, any Term Facility, the Pro Rata Facilities and/or any Incremental Facility (prior to funding thereof) and not any other Lender, will, if such amendment or waiver would otherwise require the consent of the Required Lenders, will only require the consent of the applicable Lenders holding more than 50% of the aggregate commitments under such Class or Classes (in the aggregate), and no other consents or approvals shall be required;
(v)    an Incremental Facility Amendment shall be effective if signed only by the Company (and any other applicable Borrower), the Administrative Agent and each Person that agrees to provide a portion of the applicable Incremental Facility;
(vi)    no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that
(A) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the

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consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender;
(vii)    each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein;
(viii)    the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders;
(ix)    this Agreement may be amended with the written consent of only the Company, the Administrative Agent, the L/C Issuers and the Revolving Lenders obligated to make Borrowings in Alternative Currencies to amend the definition of “Alternative Currency,” “Alternative Currency Daily Rate” or “Alternative Currency Term Rate” solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.06;
(x)    only the written consent of the Administrative Agent and, subject to the applicable provisions of Section 3.07, the Company shall be required to make amendments contemplated by Section 3.07;
(xi)    this Agreement may be amended and restated in accordance with this Section 10.01 but without the consent of a specific Lender if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts then owing to it or then accrued for its account under this Agreement;
(xii)    only the written consent of the Administrative Agent and the Company shall be required to amend, modify or supplement this Agreement or any other Loan Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes or to extend an existing Lien over additional property, and such amendment shall become effective without any further consent of any other party to such Loan Document so long as (A) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Obligations in any material respect and (B) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;

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(xiii)    only the written consent of the Administrative Agent and the Loan Parties shall be required to amend this Agreement solely to implement requirements reasonably deemed necessary by the Administrative Agent to add a Designated Borrower hereunder;
(xiv)    in connection with an amendment that addresses solely a repricing transaction in which any Class of Loans or Commitments is refinanced with a replacement class of loans or commitments under this Agreement bearing (or is modified in such a manner such that the resulting term loans bear) a lower “effective yield” (including one or more of upfront fees, interest rate spreads, interest rate benchmark floors, original issue discount and prepayment premiums, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such new or modified term loans) (a “Permitted Repricing Amendment”), such Permitted Repricing Amendment shall become effective if signed by the Loan Parties, the Administrative Agent and the Lenders holding such loans or commitments subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of loans or commitments or modified loans or commitments (without the consent of any other party to this Agreement or any other Loan Document).
(c)    Notwithstanding anything in this Section 10.01 or any Loan Document to the contrary, technical and conforming modifications to the Loan Documents may be made with only the consent of the Company and the Administrative Agent to the extent necessary to integrate any Incremental Facilities, Refinancing Revolving Commitments, Refinancing Term Loans, Extended Term Loans or Extended Revolving Commitments.
10.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Company or any other Loan Party, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except

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that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause
(b)    below, shall be effective as provided in such clause (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including email, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent, the Swing Line Lender, any L/C Issuer or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause
(i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY
MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, the Arrangers or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Loan Party’s or the Administrative Agent’s transmission of Company Materials or notices through the platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent such losses, claims, damages, liabilities or

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expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to the Company or any Subsidiary, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Borrowers, the Administrative Agent, each L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Company Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Loan Party, except to the extent that such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement or any other Loan Document by, the Administrative Agent, such L/C Issuer or such Lender, or, in each case, any of its Related Parties, or, such Related Party, as applicable. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right,

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remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and all the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 (or, in the case of any Event of Default arising from a breach of Section 7.11, the Required Pro Rata Facilities Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 with respect to the Aggregate Revolving Commitments, the Term A Loans and the Obligations in respect thereof) and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders (or, in the case of any Event of Default arising from a breach of Section 7.11, any Lender with a Revolving Commitment, Revolving Credit Exposure or portion of the Term A Loans may, with the consent of the Required Pro Rata Facilities Lenders, enforce any rights and remedies available to it with respect to the Aggregate Revolving Commitments, the Term A Loan and the Obligations in respect thereof and as authorized by the Required Pro Rata Facilities Lenders).
10.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Company shall pay (i) all reasonable and documented out-of-pocket fees and expenses incurred by the Administrative Agent, each Arranger, each L/C Issuer and their respective Affiliates (but limited, in the case of legal fees and expenses, to the reasonable and documented and invoiced fees and expenses of one firm of counsel to the Administrative Agent, the Arrangers, the L/C Issuers and their respective Affiliates, taken as a whole, and, if necessary, one firm of regulatory counsel and one firm of local counsel in each applicable jurisdiction (which may be a single firm for multiple jurisdictions) to all such Persons, taken as a whole (and in no event shall the Company pay for any allocated costs of in-house counsel) (and, in the case of an actual or perceived conflict of interest between or among such Persons, of another firm of counsel, another firm of regulatory counsel and another firm of local counsel in each applicable jurisdiction for all such affected Persons taken as a whole, repeated

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until no such actual or perceived conflict exists among such Persons taken as a whole)), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (but limited, in the case of legal fees and expenses, to the reasonable and documented and invoiced fees and expenses of one firm of counsel to the Administrative Agent, the Arrangers, the Lenders, the L/C Issuers and their respective Affiliates, taken as a whole, and, if necessary, one firm of regulatory counsel and one firm of local counsel in each applicable jurisdiction (which may be a single firm for multiple jurisdictions) to all such Persons, taken as a whole (and in no event shall the Company pay for any allocated costs of in-house counsel) (and, in the case of an actual or perceived conflict of interest between or among such Persons, of another firm of counsel, another firm of regulatory counsel and another firm of local counsel in each applicable jurisdiction for all such affected Persons taken as a whole, repeated until no such actual or perceived conflict exists among such Persons taken as a whole)) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any subagent thereof or delegate, administrator or receiver appointed by the Administrative Agent pursuant to the terms of the Loan Documents), each Arranger, each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable, documented and invoiced out-of-pocket expenses (limited, in the case of legal fees and expenses, to one firm of counsel for all Indemnitees taken as a whole and, if necessary, one firm of regulatory counsel and one firm of local counsel in each applicable jurisdiction (which may be a single firm for multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, of another firm of counsel, another firm of regulatory counsel and another firm of local counsel in each applicable jurisdiction for all such affected Indemnitees taken as a whole) (and in no event shall such indemnification include any allocated costs of in-house counsel)), incurred by any Indemnitee or asserted or awarded against any Indemnitee by any Person (including the Company or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01),

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(ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related reasonable, documented and invoiced out-of-pocket expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (a) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Specified Parties or (b) a material breach of such Indemnitee’s obligations (or any of its Related Specified Parties’ obligations) hereunder or under any other Loan Document, (y) arise solely out of, or result from, a claim, litigation, investigation or proceeding brought by one Indemnitee against another Indemnitee except to the extent such claim (1) involves any action or inaction by the Company or any Subsidiary or (2) relates to any action or inaction of such Indemnitee in its capacity as Administrative Agent (or any sub-agent thereof) or Arranger or similar title (including, without limitation, arranger, bookrunner, syndication agent and documentation agent), or (z) relates to any settlement entered into by such Indemnitee without the Company’s written consent (such consent not to be unreasonably withheld or delayed); provided that if such settlement is reached with the Company’s written consent, or if there is a final and non-appealable judgment by a court of competent jurisdiction in any related proceeding, the Company agrees to indemnify and hold harmless each Indemnitee in the manner and to the extent set forth above; provided, further, that the Company shall be deemed to have consented to any such settlement unless the Company shall object thereto by written notice to the applicable Indemnitee within ten (10) Business Days after having received notice thereof. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or such L/C Issuer or the Swing Line Lender in its capacity as such, or against any

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Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.13(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this clause (d) shall limit the Company’s indemnification obligations set forth above to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section 10.04 shall be payable not later than ten (10) Business Days after demand therefor.
(f)    Survival. The agreements in this Section 10.04 and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, an L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments, the repayment, satisfaction or discharge of all the other Obligations and the Facility Termination Date.
10.05    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver, administrator or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the

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termination of this Agreement.
10.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder (other than to the extent expressly permitted under Section 2.16(e) or, in the case of the Company or any other Loan Party, Section 7.04) except (i) to an assignee in accordance with the provisions of clause (b) of this Section 10.06, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 10.06, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section 10.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any credit facility hereunder) any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it (in each case with respect to any credit facility provided hereunder) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 10.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (b)(i)(A) of this Section 10.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall

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not be less than $5,000,000 in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among the revolving credit facility or term loan facility provided hereunder on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 10.06 and, in addition:
(A)    (I) with respect to the Revolving Facility, the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Revolving Lender or an Affiliate of a Revolving Lender, and
(II) with respect to any Term Facility, the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund of Lender; provided that, in each case of clauses
(I) and (II) above, the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of
(1) any Revolving Loan or Revolving Commitment if such assignment is to a Person that is not a Revolving Lender with a Commitment in respect of such Class of Revolving Loans or Commitments or an Affiliate thereof, (2) any unfunded commitment to a term loan facility provided hereunder if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable credit facility subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (3) any Term Loans to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;
(C)    the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

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(D)    the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans and Revolving Commitments.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    [Reserved].
(vi)    No Assignment to Certain Persons. No such assignment shall be made
(A) to the Company or any of the Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries or to any Disqualified Institution, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vii)    No Assignment Resulting in Additional Mandatory Costs, etc. Without the written consent of the Company, no such assignment shall be made to any Person that, on the effective date of such assignment, through its Lending Offices, (A) is not capable of lending to the Borrowers without the imposition of any additional Mandatory Costs that would require indemnification payments by any of the Borrowers under this Agreement or (B) is not capable of lending in the Alternative Currencies or at the applicable interest rates.
(viii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such

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compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 10.06.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender (solely with respect to its own Commitments and Loans), at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender, a Disqualified Institution or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

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For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Sections 10.01(a)(ii) through 10.01(a)(viii) that directly affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.06 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered solely to the Lender who sells the participation)); provided that such Participant (A) shall be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under clause (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant shall be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    [Reserved].
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender without requiring any additional formalities not required pursuant to this Section 10.06, including any pledge or assignment to secure obligations to a Federal Reserve

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Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any Lender acting as an L/C Issuer or Swing Line Lender assigns all of its Revolving Commitment and Revolving Loans pursuant to clause (b) above, such L/C Issuer or Swing Line Lender may, (i) upon thirty (30) days’ prior written notice to the Company and the Lenders, resign as an L/C Issuer and/or (ii) upon thirty (30) days’ prior written notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of such lender as L/C Issuer or Swing Line Lender, as the case may be. If any Lender resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If any Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender and the consent thereto by such successor, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (2) the successor L/C Issuer shall issue letters of credit in substitution for the applicable Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to such resigning L/C Issuer to effectively assume the obligations of such resigning L/C Issuer with respect to such Letters of Credit.
(h)    Disqualified Institutions.
(i)    Notwithstanding anything to the contrary set forth in this Section 10.06, no assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment as otherwise contemplated by this Section 10.06, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), such assignee shall not retroactively be considered a Disqualified Institution. Any assignment in violation of this clause (h)(i)

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shall not be void, but the other provisions of this clause (h) shall apply.
(ii)    If any assignment or participation is made to any Disqualified Institution without the Company’s prior consent in violation of clause (i) above, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay (or cause the other Borrowers to repay) all obligations of the Borrowers owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or
(C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided that (i) the Company or the assigning Disqualified Institution shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b), (ii) such assignment does not conflict with applicable Laws and (iii) in the case of clause (B), the Borrowers shall not use the proceeds from any Loans to prepay Term Loans held by Disqualified Institutions.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of

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the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by any applicable court of competent jurisdiction effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) to each Lender requesting the same.
(v)    Neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institution; provided that, without limiting the generality of the foregoing, neither the Administrative Agent nor any of its Related Parties shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
(i)    Borrower Assignments. Any Lender may at any time, assign all or a portion of its rights and obligations with respect to Term B Loans under this Agreement to the Company or any Subsidiary of the Company through (a) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in
Section 2.06(a)(iv) or (b) open market or other privately negotiated purchases on a non-pro rata basis; provided that:
(i)    (I) if the assignee is a Subsidiary of the Company, upon such assignment, transfer or contribution, the applicable assignee shall automatically be deemed to have contributed or transferred the principal amount of such Term B Loans, plus all accrued and unpaid interest thereon, to the Company; or (II) if the assignee is the Company (including through contribution or transfers set forth in clause (I)), (A) the principal amount of such Term B Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Company shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate outstanding principal amount of Term B Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Term B Loans then held by the Company and (C) the Company shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term B Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term B Loans in the Register;
(ii)    each Lender (other than the Company or any of its Affiliates) that assigns any Loans to the Company or any Subsidiary of the Company pursuant to clause (b) above shall deliver to the Administrative Agent and the Company a customary Big Boy Letter;
(iii)    no assignment of Term B Loans to the Company or any Subsidiary may

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occur while an Event of Default specified in Section 8.01(a), 8.01(f) or 8.01(g) has occurred and is continuing hereunder; and
(iv)    purchases of Term B Loans pursuant to this Section 10.06(i) may not be funded with the proceeds of Revolving Loans.
10.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its and its Affiliates’ respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case the Administrative Agent, such Lender or such L/C Issuer shall
(i) except with respect to any audit or examination conducted by accountants or any governmental, regulatory, or self-regulatory authority exercising examination or regulatory authority, to the extent practicable and permitted by Law, notify the Company promptly in advance thereof and
(ii) use commercially reasonable efforts to ensure that any such Information disclosed is accorded confidential treatment, (c) to the extent required by applicable laws or regulations, by any compulsory legal process or pursuant to the order of any court or administrative agency in any pending legal, judicial or administrative proceeding, in which case the Administrative Agent, such Lender or such L/C Issuer shall (i) notify the Company of the proposed disclosure in advance to the extent not prohibited by Law, compulsory legal process or the applicable administrative agency, provided if the Administrative Agent, such Lender or such L/C Issuer is unable to notify the Company in advance of such disclosure, such notice shall be delivered promptly thereafter to the extent practicable and permitted by Law and (ii) use commercially reasonable efforts to ensure that any such Information disclosed is accorded confidential treatment, (d) to any other party hereto, provided that no material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, may be disclosed to any Public Lender, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07 (it being understood and agreed that any “click through” confidentiality agreement used on SyndTrak is acceptable to the parties hereto for purposes of satisfying the requirements of the exception contemplated in this clause (f)), to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrowers and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance

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and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder or (iii) any insurance broker or provider of credit insurance to such Person, (h) with the prior written consent of the Company, or (i) to the extent

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such Information (x) becomes publicly available other than as a result of a breach of this Section
10.07 or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company; provided that in no event shall any disclosure of Information be made to any Disqualified Institution. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section 10.07, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.
For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any person.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the

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Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder (other than contingent indemnification obligations for which no claim or demand has been made) shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or

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impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the applicable L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders. If the Company is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender, a Non-Consenting Lender or a Non-Extending Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05 and, if applicable, under Section 2.05(d)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts, including any amounts payable under Section 2.05(d));
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender or a Non-Extending Lender, as the case may be, the applicable assignee shall have consented to the applicable amendment, waiver or consent; provided that the failure by such Non-Consenting Lender or Non-Extending Lender, as applicable, to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s or Non-Extending Lender’s, as the case may be, Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 10.13 shall nevertheless be effective without the execution by such Non-

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Consenting Lender or Non-Extending Lender, as the case may be, of an Assignment and Assumption.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
10.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).
(b)    SUBMISSION TO JURISDICTION. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(c)    WAIVER OF VENUE. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 10.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under applicable law).
10.16    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

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ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.16.
10.17    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Company, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of the Company and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any of the Arrangers nor any Lender has any obligation to the Company, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, any of the Arrangers nor any Lender has any obligation to disclose any of such interests to the Company, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Company and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.18    Electronic Execution; Electronic Records; Counterparts.
(a)    This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Loan Party, the Administrative Agent and each Loan Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms

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thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each Loan Party may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, nor any L/C Issuer, nor the Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided that, without limiting the foregoing, (i) to the extent the Administrative Agent, any L/C Issuer and/or the Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Loan Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Loan Party without further verification and regardless of the appearance or form of such Electronic Signature, and (ii) upon the request of the Administrative Agent or any Loan Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.
(b)    Neither the Administrative Agent, nor any L/C Issuer, nor the Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, such L/C Issuer’s or the Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, each L/C Issuer and the Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof), except to the extent that such liabilities are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent, such L/C Issuer or the Swing Line Lender, or, in each case, any of its Related Specified Parties, or, such Related Specified Party, as applicable.
(c)    Each Loan Party, the Administrative Agent and each Loan Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii) any claim against the Administrative Agent, each Loan Party and each Related Party thereof for any liabilities arising solely from the Administrative Agent’s and/or any Loan Party’s

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reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, except to the extent that such liabilities are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent, such Loan Party, or, in each case, any of its Related Specified Parties, or, such Related Specified Party, as applicable.
(d)    Each of the parties hereto represents and warrants to the other parties that it has the corporate or other applicable capacity and authority to execute this Agreement and any other Communication through electronic means and there are no restrictions on doing so in that party’s constitutive documents.
10.19    USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party, information concerning its direct and indirect holders of Equity Interests and other Persons exercising Control over it, and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
10.20    Intercreditor Agreements.
(a)    Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (i) the Liens granted to the Administrative Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of any Acceptable Intercreditor Agreement then in effect, (ii) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and an Acceptable Intercreditor Agreement, on the other hand, the terms and provisions of any such Acceptable Intercreditor Agreement, shall control, and (iii) each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder authorizes and instructs the Administrative Agent to execute any Acceptable Intercreditor Agreement from time to time on behalf of such Lender, and such Lender agrees to be bound by the terms thereof.
(b)    Each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder authorizes and instructs the Administrative Agent, as Administrative Agent and on behalf of such Lender or other Secured Party, to enter into one or more Acceptable Intercreditor Agreements from time to time and agrees that it will be bound by and will take no actions contrary to the provisions thereof.
(c)    Each of the Lenders hereby (a) agrees to be bound by the terms of any Acceptable

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Intercreditor Agreement entered into in connection with this Agreement, and (b) authorizes and directs the Administrative Agent to enter into any Acceptable Intercreditor Agreement on behalf of all the Lenders, to perform its obligations thereunder and to deliver and accept notices thereunder on behalf of the Lenders.
10.21    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or any L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.22    Appointment of Company as Agent. Each Loan Party hereby appoints the Company to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that
(a)    the Company may execute such documents and provide such authorizations on behalf of such Loan Party as the Company deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf,
(b)    any notice or communication delivered by the Administrative Agent, an L/C Issuer or a Lender to the Company shall be deemed delivered to each Loan Party and (c) the Administrative Agent, the L/C Issuers or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Company on behalf of each of the Loan Parties.
10.23    Acknowledgement Regarding Any Supported QFCs. To the extent that the

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Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 10.23, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE XI.

GUARANTY
11.01    Guaranty.
(a)    Each Guarantor hereby jointly and severally guarantees to each Secured Party and each other holder of Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Each Guarantor hereby further agrees that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), such Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
(b)    Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Obligations, the obligations of each Guarantor (in its capacity as such) under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.
11.02    Obligations Unconditional.
(a)    The obligations of the Guarantors under Section 11.01(a) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Obligations (other than contingent indemnification obligations for which no claim or demand has been made)), it being the intent of this Section 11.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor’s right of subrogation, indemnity, reimbursement or contribution against any Borrower or any other Loan Party for amounts paid under this Article XI shall be unconditionally postponed until such time as the Obligations have been paid in full (other than contingent indemnification obligations for which no claim or demand has been made) and the Commitments have expired or terminated.
(b)    Without limiting the generality of the foregoing subsections (a) and (b), it is

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agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:
(i)    at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(ii)    any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations or any other agreement or instrument referred to therein shall be done or omitted;
(iii)    the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(iv)    any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or
(v)    any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor).
(c)    With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.
11.03    Reinstatement. Neither the Guarantors’ obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrowers, by reason of any Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Obligations. In addition, the obligations of each Guarantor under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each such Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Obligations on demand for all reasonable costs and expenses (including the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Obligations in connection with such rescission or

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restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.
11.04    Certain Additional Waivers. Each Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrowers hereunder or against any collateral securing the Obligations or otherwise, and (b) it will not assert any right to require the action first be taken against the Borrowers or any other Person (including any co-guarantor) or pursuit of any other remedy or enforcement any other right, and (c) nothing contained herein shall prevent or limit action being taken against the Borrowers hereunder, under the other Loan Documents or the other documents and agreements relating to the Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrowers nor the Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantors’ obligations hereunder unless as a result thereof, the Obligations shall have been paid in full (other than contingent indemnification obligations for which no claim or demand has been made) and the commitments relating thereto shall have expired or terminated, it being the purpose and intent that the Guarantors’ obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 11.02 and through the exercise of rights of contribution pursuant to Section 11.06.
11.05    Remedies. The Guarantors agree that, to the fullest extent permitted by Law, as between such Guarantors, on the one hand, and the Administrative Agent and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 8.02) for purposes of Section 11.01(a) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents to which they are parties and that the holders of the Obligations may exercise their remedies thereunder in accordance with the terms thereof.
11.06    Rights of Contribution. The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been irrevocably paid in full (other than contingent indemnification obligations for which no claim or demand has been made) and the commitments relating thereto shall have expired or

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been terminated, and none of the Guarantors shall exercise any such contribution rights until the Obligations have been irrevocably paid in full (other than contingent indemnification obligations for which no claim or demand has been made) and the commitments relating thereto shall have expired or been terminated.
11.07    Guarantee of Payment; Continuing Guarantee. The guarantee given by the Guarantors in this Article XI is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.
11.08    Keepwell.
(a)    Each Guarantor that is a Qualified ECP Guarantor at the time the Guaranty in this Article XI by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article XI voidable under applicable Debtor Relief Laws, and not for any greater amount).
(b)    The obligations and undertakings of each Qualified ECP Guarantor under this Section 11.08 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 11.08 to constitute, and this Section 11.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.
[SIGNATURE INTENTIONALLY OMITTED]

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